UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party Other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under §240.14a-12

NETEZZA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

Common stock, par value $.001 per share, of Netezza Corporation

2.	Aggregate number of securities to which transaction applies:

63,432,868 shares of Netezza common stock, 9,144,677 shares of Netezza common stock underlying outstanding stock options and 791,375 shares of Netezza common stock subject to settlement of restricted stock units, each outstanding as of September 27, 2010

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

The filing fee was determined based on the sum of (a) 63,432,868 shares of Netezza common stock multiplied by $27.00 per share; (b) 9,144,677 shares of Netezza common stock underlying outstanding stock options with exercise prices less than $27.00 per share multiplied by $20.7972 (which is the difference between $27.00 per share and the weighted average exercise price per share); and (c) 791,375 shares of Netezza common stock subject to settlement of restricted stock units multiplied by $27.00 per share. The filing fee was determined by multiplying $0.00007130 by the sum of the preceding sentence.

4.	Proposed maximum aggregate value of transaction:
$1,924,238,238

5.	Total fee paid:
$137,198

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing

Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

NETEZZA CORPORATION
26 Forest Street
Marlborough, Massachusetts 01752

October 12, 2010

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Netezza Corporation (“Netezza”) to be held on November 10, 2010, at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 19, 2010, by and among International Business Machines Corporation (“IBM”), Onyx Acquisition Corp., a wholly owned subsidiary of IBM, and Netezza, as such agreement may be amended from time to time. Pursuant to the merger agreement, Onyx Acquisition Corp. will merge with and into Netezza and as a result, under Delaware law, Netezza will become a wholly owned subsidiary of IBM. We are also asking that you grant the authority to vote your shares to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

If the merger is completed, Netezza stockholders will be entitled to receive $27.00 in cash, without interest and less any applicable withholding taxes, for each share of Netezza common stock owned by them as of the date of the merger.

Our board of directors unanimously determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to and advisable and in the best interests of Netezza and its stockholders. Our board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated thereby. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement at the special meeting.

Our board of directors considered a number of factors in evaluating the transaction and consulted with our legal and financial advisors. The enclosed proxy statement provides detailed information about the merger agreement and the merger. We encourage you to read this proxy statement carefully in its entirety.

Your vote is very important, regardless of the number of shares you own.  The proposal to adopt the merger agreement must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card in the mail, submit a proxy via the Internet or telephone or attend the special meeting and vote in person, then your decision not to respond will have the same effect as if you voted “AGAINST” adoption of the merger agreement. Only stockholders who owned shares of Netezza common stock at the close of business on October 6, 2010, the record date for the special meeting, will be entitled to vote at the special meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person, whichever is more convenient for you. Even if you plan to attend the meeting, we urge you to promptly submit a proxy for your shares via the Internet or telephone or by completing, signing, dating and returning the enclosed proxy card.

If you sign, date and return your proxy card or submit a proxy via the Internet or telephone without indicating how you wish to vote, your proxy will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting. If you fail to submit a proxy and are not present at the meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting

Thank you for your continued support of Netezza.

Sincerely,

James Baum
President and Chief Executive Officer

This proxy statement is dated October 12, 2010 and is first being mailed to stockholders of Netezza on or about October 12, 2010.

NETEZZA CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of Netezza Corporation:

Netezza Corporation, a Delaware corporation (“Netezza”), will hold a special meeting of stockholders at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, on November 10, 2010, for the following purposes:

•	To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of September 19, 2010, by and among International Business Machines Corporation, a New York corporation (“IBM”), Onyx Acquisition Corp., a Delaware corporation and wholly owned subsidiary of IBM, and Netezza, as such agreement may be amended from time to time; and

•	To consider and vote upon the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Netezza may also conduct such other business as may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors. Only record holders of Netezza common stock at the close of business on October 6, 2010 are entitled to receive notice of, and will be entitled to vote at, the special meeting, including any adjournments or postponements of the special meeting. Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to adopt the merger agreement. The affirmative vote of the holders of a majority in voting power of the shares of our common stock present or represented by proxy at the special meeting and voting on such matter is required to approve the proposal to adjourn the special meeting, provided that a quorum is present. If a quorum is not present at the special meeting, then the special meeting may be adjourned with the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on such matter.

Under Delaware law, if the merger is completed, holders of Netezza common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares prior to the stockholder vote on the merger agreement, not vote in favor of adoption of the merger agreement and comply with other Delaware law procedures explained in the accompanying proxy statement. See “The Merger — Appraisal Rights” beginning on page 40 of the proxy statement and Annex C to the proxy statement.

We urge you to complete, sign, date and return your proxy card as promptly as possible by mail or by faxing the card to the attention of Corey C. DuFresne at (508) 302-4787 whether or not you expect to attend the special meeting. If you are unable to attend in person and you properly complete, sign and return your proxy card, your shares will be voted at the special meeting in accordance with your proxy. You may also submit a proxy by telephone by calling (800) 652-8683 in the United States, US territories and Canada and (781) 575-2300 from outside these areas or through the Internet at www.investorvote.com/NZ using the control number on your proxy card. If your shares are held in “street name” by your broker or other nominee, only such broker or other nominee can vote your shares unless you obtain a valid legal proxy from such broker or nominee. You should follow the directions provided by your broker or nominee regarding how to instruct such broker or nominee to vote your shares.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” adoption of the merger agreement and “FOR” adjournment of the special meeting to a later date, if necessary or appropriate, to permit solicitations of additional proxies. If you fail to return your proxy card and do not submit your proxy via the Internet or by telephone, your shares will effectively be counted as a vote against adoption of the merger agreement, will not be counted for purposes of determining whether a quorum is present at the special meeting and will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate. If you do attend the special meeting and wish to vote there in person, you may revoke a previously delivered proxy and vote in person. You may also revoke your proxy in the manner described in the enclosed proxy statement at any time before it has been voted at the special meeting.

Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement and “FOR” adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is attached as Annex A to the proxy statement.

By Order of the Board of Directors,

Corey C. DuFresne
Vice President, General Counsel & Secretary

Marlborough, Massachusetts
October 12, 2010

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided or by faxing it to the attention of Corey C. DuFresne at (508) 302-4787, or submit a proxy by telephone by calling (800) 652-8683 in the United States, US territories or Canada and (781) 575-2300 from outside these areas or through the Internet at www.investorvote.com/NZ. Submitting your proxy now will not affect your right to vote in person if you attend the special meeting.

NETEZZA CORPORATION
SPECIAL MEETING OF STOCKHOLDERS

Annexes

Annex A	—	Agreement and Plan of Merger	A-1
Annex B	—	Opinion of Qatalyst Partners LP	B-1
Annex C	—	Section 262 of the General Corporation Law of the State of Delaware	C-1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following Q&A is intended to address some commonly asked questions regarding the special meeting of stockholders and the merger. These questions and answers may not address all questions that may be important to you as a Netezza stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Netezza Corporation (with its subsidiaries). In addition, throughout this proxy statement, we refer to Netezza Corporation as “Netezza,” to Onyx Acquisition Corp. as “merger sub” and to International Business Machines Corporation as “IBM.”

The Special Meeting

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of our stockholders, or at any adjournments or postponements of the special meeting, at which our stockholders will be asked to vote to adopt the merger agreement that we describe in this document.

Q:	Where and when is the special meeting of stockholders?

A:	The special meeting of our stockholders will be held on November 10, 2010 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

Q:	What am I being asked to vote on?

A:	You are being asked to vote to adopt a merger agreement that provides for the acquisition of Netezza by IBM. The proposed acquisition will be accomplished through a merger of Onyx Acquisition Corp., a wholly owned subsidiary of IBM, which we refer to as merger sub, with and into Netezza. If approved, as a result of the merger, we will become a wholly owned subsidiary of IBM. Our common stock will cease to be listed on the New York Stock Exchange, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to in this proxy statement as the “Securities Exchange Act”).

In addition, you are being asked to grant to the proxies identified in the enclosed proxy card discretionary authority to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting. If we do not receive proxies from stockholders holding a sufficient number of shares to adopt the merger agreement and the vote to allow us to adjourn the meeting to a later date is approved, we could use the additional time to solicit additional proxies in favor of adoption of the merger agreement.

Q:	How does Netezza’s board recommend that I vote?

A:	At a meeting held on September 19, 2010, our board of directors unanimously adopted, approved and declared advisable the merger agreement, the merger and the other transactions contemplated thereby, determined that the merger is in the best interests of Netezza and its stockholders and determined that the consideration to be paid to Netezza’s stockholders in the merger is fair to such stockholders. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

The Proposed Merger

Q:	What will I be entitled to receive pursuant to the merger?

A:	As a result of the merger, our stockholders will be entitled to receive $27.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock they own as of the date of the completion of the merger. For example, if you own 100 shares of our common stock, upon the completion of the merger you will be entitled to receive $2,700.00 in cash, without interest, less any applicable withholding taxes, in exchange for your 100 shares.

Q:	What regulatory approvals and filings are needed to complete the merger?

A:	The merger is subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and clearance under the antitrust laws of various foreign jurisdictions. See “The Merger — Regulatory Matters” beginning on page 47.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the fourth quarter of calendar year 2010. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the receipt of regulatory approvals, as described in the question above.

Q:	What rights do I have if I oppose the merger?

A:	Stockholders of record as of October 6, 2010, the record date, are entitled to appraisal rights under Delaware law by following the procedures and satisfying the requirements specified in Section 262 of the General Corporation Law of the State of Delaware. A copy of Section 262 is attached as Annex C to this proxy statement. See “The Merger — Appraisal Rights” beginning on page 40.

Q:	Will the merger be taxable to me?

A:	The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a U.S. stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of our common stock converted into cash in the merger. If you are a non-U.S. holder, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. As individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 45.

Voting and Proxy Procedures

Q:	Who is entitled to vote at the special meeting?

A:	Only stockholders of record as of the close of business on October 6, 2010 are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:	What vote is required to adopt the merger agreement?

A:	Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

As of October 6, 2010, the record date for determining who is entitled to vote at the special meeting, there were 63,542,595 shares of our common stock issued and outstanding.

Q:	What vote is required to adjourn the special meeting to a later date, if necessary or appropriate, in order to solicit additional proxies from our stockholders in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting?

A:	Approval of the proposal to adjourn the special meeting to a later date, if necessary or appropriate, in order to solicit additional proxies from our stockholders in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present or represented by proxy at the special meeting and voting on such matter, provided that a quorum is present. If a quorum is not present at the special meeting, then the special meeting may be adjourned with the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on such matter.

Our by-laws provide that a quorum is present at the special meeting if the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me without action from me?

A:	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” the adoption of the merger agreement but will have no effect on the proposal to adjourn the special meeting to a later date, if necessary or appropriate.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or submit a proxy via the Internet or telephone, so that your shares can be voted at the special meeting of our stockholders. If you hold your shares of our common stock in “street name,” follow the instructions you receive from your broker or bank to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	May I vote in person?

A:	Yes. If your shares are registered in your name, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or submitting a proxy via the Internet or telephone. If your shares are held in “street name,” you must obtain a proxy from your broker or other nominee in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy or submit a proxy via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:	How do I vote my shares of common stock? May I submit a proxy via the Internet or telephone?

A:	If your shares are registered in your name, you may cause your shares to be voted by returning a signed proxy card or vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at www.investorvote.com/NZ or telephonically by calling (800) 652-8683 in the United States, US territories and Canada and (781) 575-2300 from outside these areas. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If your shares are held in “street name” through a broker or other nominee, you may provide voting instructions to your broker or nominee by completing and returning the voting form provided by your broker or nominee, or via the Internet or telephone through your broker or nominee, if such a service is provided. To provide voting instructions via the Internet or telephone through your broker or nominee, you should follow the instructions on the voting form provided by your broker or nominee.

v

Q:	What happens if I do not return my proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person?

A:	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, submit a proxy via the Internet or telephone, or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” the adoption of the merger agreement. If a quorum is present in person or represented by proxy at the special meeting, approval of the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present or represented by proxy at the special meeting and voting on such matter. As a result, if you do not vote in person or by proxy, it will have no effect on the outcome of such proposal to adjourn.

In the event that a quorum is not present in person or represented by proxy at the special meeting, it is expected that the special meeting will be adjourned to solicit additional proxies. If a quorum is not present, the special meeting may be adjourned with the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on such matter.

Q:	May I change my vote after I have mailed my signed proxy card or delivered a proxy via the Internet or telephone?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting.

If you have sent a proxy directly to Netezza, you may revoke your proxy by:

• delivering a written revocation of the proxy or a later dated, signed proxy card, to our corporate secretary at our corporate offices at Netezza Corporation, 26 Forest Street, Marlborough, Massachusetts 01752, or by fax to the attention of Corey C. DuFresne, Vice President, General Counsel & Secretary, at (508) 302-4787, on or before the business day prior to the special meeting;

• delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

• delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

• attending the special meeting and voting in person.

If you have instructed a broker or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

Revocation of a proxy will not affect any vote taken prior to revocation. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or submit via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	What happens if I sell or otherwise transfer my shares of Netezza common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the merger consideration and lose the right to seek appraisal. Even if you sell or otherwise transfer your shares of our common stock after the record date, we urge you to complete, sign, date and return the enclosed proxy or submit your proxy via the Internet or telephone.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $27.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock you hold.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Netezza Corporation
Attn: Investor Relations
26 Forest Street
Marlborough, Massachusetts 01752
(508) 382-8200
ir@netezza.com

or

Georgeson, Inc.
199 Water Street, 26th Floor
New York, NY 10038
Banks and Brokers Call (212) 440-9800
All others call Toll-Free (800) 509-0984

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “should” and similar expressions. Factors that may affect those forward-looking statements include, among other things:

•	the risk that the merger may not be consummated in a timely manner, if at all,

•	the risk that the merger agreement may be terminated in circumstances that require us to pay IBM a termination fee of $56 million in connection therewith,

•	risks regarding a loss of or a substantial decrease in purchases by our major customers,

•	risks related to diverting management’s attention from our ongoing business operations,

•	risks regarding employee retention, and

•	other risks detailed in our current filings with the Securities and Exchange Commission (which we also refer to in this proxy statement as the “SEC”), including our most recent filings on Form 10-K and Form 10-Q, which discuss these and other important risk factors concerning our operations.

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We assume no obligation to update the information in this proxy statement, except as otherwise required by law.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where You Can Find More Information” on page 67. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document governing the merger. Each item in this summary references another section of this proxy statement with more detailed disclosure about that item.

The Companies (page 15)

Netezza Corporation
26 Forest Street
Marlborough, Massachusetts 01752
Telephone: (508) 382-8200

Netezza Corporation is a global leader in data warehouse, analytic and monitoring appliances that dramatically simplify high-performance analytics across an extended enterprise. Netezza’s technology enables organizations to process enormous amounts of captured data at exceptional speed, providing a significant competitive and operational advantage in today’s data-intensive industries, including digital media, energy, financial services, government, health and life sciences, retail and telecommunications. Netezza is headquartered in Marlborough, Massachusetts and has offices in Northern Virginia, the United Kingdom, Germany, France, Poland, Japan, Korea, Australia and Singapore.

International Business Machines Corporation
New Orchard Road
Armonk, New York 10504
Telephone: (914) 499-1900

IBM, a New York corporation, creates business value for clients and solves business problems through integrated solutions that leverage information technology and deep knowledge of business processes. IBM solutions typically create value by reducing a client’s operational costs or by enabling new capabilities that generate revenue. These solutions draw from an industry leading portfolio of consulting, delivery and implementation services, enterprise software, systems and financing.

Onyx Acquisition Corp.
New Orchard Road
Armonk, New York 10504
Telephone: (914) 499-1900

Onyx Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of IBM, was organized solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Onyx Acquisition Corp. has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement. Upon consummation of the merger, Onyx Acquisition Corp. will cease to exist and Netezza will continue as the surviving corporation.

Merger Consideration (page 49)

If the merger is completed, you will be entitled to receive $27.00 in cash, without interest and less any applicable withholding taxes, in exchange for each share of Netezza common stock that you own immediately prior to the effective time of the merger and for which you have not properly exercised appraisal rights.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a Netezza stockholder as a result of the merger. Netezza stockholders will receive the merger consideration in exchange for their Netezza common stock in accordance with the instructions contained in the letter of transmittal to be sent to holders of Netezza common stock as soon as reasonably practicable after the closing of the merger, unless the Netezza stockholder has properly demanded appraisal of its shares.

Treatment of Stock Options, Restricted Stock Units and Restricted Stock (page 49)

Stock Options

Each outstanding option to acquire Netezza common stock granted under our 2000 stock incentive plan, granted under our 2007 stock incentive plan to the extent vested (or vesting in connection with the merger), or held by any of our or our subsidiaries’ non-employee directors, consultants or independent contractors immediately before the effective time of the merger will be canceled and converted at the effective time of the merger into the right to receive shortly after closing an amount, in cash, without interest and less any applicable withholding taxes, equal to the product of (a) the number of shares of Netezza common stock that are subject to the option and (b) the excess of $27.00 per share over the exercise price per share of the common stock subject to such option.

Each outstanding option to acquire Netezza common stock under our 2007 stock incentive plan not being canceled in the manner described in the prior paragraph will be converted at the effective time of the merger into an option to acquire shares of common stock of IBM. The converted option will be subject to substantially the same terms and conditions as the option prior to the conversion, with the vesting period shortened by one year or six months in connection with the merger and other than with respect to exercisability prior to vesting or the ability to pay the exercise price by tendering previously owned shares of Netezza common stock. The number of shares of IBM common stock subject to the converted option and the converted option’s exercise price per share will be determined as follows: the number of shares of IBM common stock subject to the option will be equal to the product of (a) the number of shares of Netezza common stock subject to the option and (b) the exchange ratio determined in accordance with the merger agreement, rounded down to the nearest whole IBM share. The exercise price per share of the converted option will be equal to the quotient of (a) the per share exercise price for the shares of Netezza common stock purchasable pursuant to such option prior to conversion and (b) the exchange ratio, rounded up to the nearest whole cent.

The option award agreements granted under our 2000 stock incentive plan and 2007 stock incentive plan provide for specified accelerated vesting (in most cases, one year’s acceleration) in the event of an acquisition of Netezza. The merger will constitute an acquisition for this purpose. In addition, under the merger agreement, all options granted under the 2000 stock incentive plan will accelerate in full as of the effective time of the merger.

Restricted Stock Units

Each outstanding restricted stock unit (or “RSU”) to the extent vested (or vesting in connection with the merger) or held by any of our or our subsidiaries’ non-employee directors, consultants or independent contractors immediately before the effective time of the merger, will be canceled and converted at the effective time of the merger into the right to receive shortly after the closing an amount in cash equal to the product of (a) the number of shares of Netezza common stock subject to such RSU and (b) $27.00. Any outstanding RSU not canceled as described above will be converted at the effective time of the merger into an RSU with respect to shares of IBM common stock, subject to substantially the same terms and conditions as were applicable to the RSU prior to the conversion, with the vesting period shortened by one year or six months in connection with the merger. The number of shares of IBM common stock subject to the converted RSU will be equal to the product of (a) the number of shares of Netezza common stock subject to the RSU prior to the conversion and (b) the exchange ratio, rounded down to the nearest whole share. The number of performance-based RSUs, which were granted in the fiscal year ending January 31, 2011, to be converted into RSUs with respect to shares of IBM common stock will be determined using an assumed adjusted operating income result of 143% of target and an assumed revenue result (for the full fiscal year) of 150% of target, but the converted performance-based RSUs will provide that the revenue component (and the resulting number of converted

RSUs) can be adjusted downward after January 31, 2011 based on actual revenue for the full fiscal year but not below the number due at 100% of target.

The RSU award agreements, except for the RSU award agreements with performance-based vesting criteria, granted under our 2007 stock incentive plan provide for specified accelerated vesting (in most cases, one year’s acceleration) in the event of an acquisition of Netezza. The merger will constitute an acquisition for this purpose. The RSU award agreements with performance-based vesting criteria do not provide for acceleration upon the closing of the merger.

Restricted Stock

Each share of Netezza restricted stock will be converted at the effective time of the merger into the right to receive $27.00.

Arrangements with Netezza’s Executive Officers

Each of our executive officers has entered into an employment or transition agreement with IBM, described in the section “Interests of Netezza’s Executive Officers and Directors in the Merger” on page 33, which, in some cases, provides for different treatment of the officer’s equity awards.

Market Prices and Dividend Data (page 11)

Our common stock is listed on the New York Stock Exchange under the symbol “NZ.” On September 17, 2010, the last full trading day before the public announcement of the merger, the closing price for our common stock was $24.60 per share and on October 8, 2010, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $26.96 per share.

We did not declare or pay any cash dividends on our common stock during the three most recent fiscal years.

Material United States Federal Income Tax Consequences of the Merger (page 45)

The conversion of shares of our common stock into the right to receive $27.00 per share of cash merger consideration will be a taxable transaction to our stockholders for U.S. federal income tax purposes. See “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 45.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We strongly recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

Recommendation of Netezza’s Board of Directors and Reasons for the Merger (page 23)

Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting. At a meeting of our board of directors on September 19, 2010, after consultation with our financial and legal advisors, our board of directors unanimously determined that the merger agreement and the merger are fair to and advisable and in the best interests of Netezza and its stockholders and unanimously approved the merger agreement.

In the course of reaching its decision, our board of directors consulted with our senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors. For a discussion of the factors considered by our board of directors in reaching its decision to approve the merger agreement and recommend that our stockholders adopt the merger agreement, see “The Merger — Recommendation of Netezza’s Board of Directors and Reasons for the Merger” beginning on page 23.

Opinion of Netezza’s Financial Advisor (page 26)

Netezza retained Qatalyst Partners LP, which we refer to as Qatalyst, to act as its financial advisor in connection with the merger. On September 19, 2010, Qatalyst rendered to our board of directors its written opinion that, as of that date and based upon and subject to the various assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by the holders of shares of Netezza common stock, other than IBM or any affiliate of IBM, pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Qatalyst, dated September 19, 2010, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst’s opinion was provided to our board of directors and addressed only the fairness, as of the date of the opinion and from a financial point of view, of the consideration to be received by the holders of shares of Netezza common stock, other than IBM or any affiliate of IBM, pursuant to the merger agreement. It does not address any other aspect of the merger and does not constitute a recommendation to any stockholder of Netezza as to how to vote or act on any other matter with respect to the merger. For a further discussion of Qatalyst’s opinion, see “The Merger — Opinion of Netezza’s Financial Advisor” beginning on page 26.

The Special Meeting of Netezza’s Stockholders (page 12)

Date, Time and Place.  A special meeting of our stockholders will be held on November 10, 2010, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, to consider and vote on the:

•	adoption of the merger agreement, and

•	adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Record Date and Voting Power.  You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on October 6, 2010, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are 63,542,595 shares of our common stock outstanding and entitled to be voted at the special meeting.

Quorum.  A quorum of stockholders is necessary to hold a valid special meeting. Under our by-laws, a quorum is present at the special meeting if the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy.

Required Vote.  The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the close of business on the record date. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present or represented by proxy at the special meeting and voting on such matter, provided that a quorum is present. If a quorum is not present at the special meeting, then the special meeting may be adjourned with the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on such matter.

Interests of Netezza’s Executive Officers and Directors in the Merger (page 33)

When considering the recommendation of Netezza’s board of directors, you should be aware that members of Netezza’s board of directors and Netezza’s executive officers have interests in the merger in addition to their interests as Netezza stockholders generally, as described below. These interests may be different from, or in conflict with, your interests as Netezza stockholders. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement.

Each of Messrs. James Baum, David Flaxman, Ray Tacoma and Ms. Patricia Cotter has entered into an employment arrangement with IBM and Mr. Patrick J. Scannell, Jr. has entered into a transition arrangement with IBM, each effective upon the closing of the merger. These employment and transition arrangements will supersede and replace the executive retention agreements that they are currently party to with us and they will not be entitled to any of the benefits under their existing executive retention agreements. The employment and transition arrangements with IBM are conditioned upon the closing of the merger and the executive officer’s continued employment with Netezza through the closing of the merger, and will provide certain retention payments and equity compensation benefits to such individuals, as described below.

In addition, Messrs. Baum, Scannell, and Tacoma have entered into new non-competition and non-solicitation agreements that will supersede and replace the non-competition and non-solicitation arrangements with us by which they are currently bound , effective upon the closing of the merger. Mr. Flaxman and Ms. Cotter will continue to be bound by their current non-competition and non-solicitation arrangement, as well as by restrictive covenant obligations under IBM’s customary arrangements with all of its employees.

Pursuant to employment or transition arrangements between IBM and each of Messrs. Baum, Flaxman, Scannell and Tacoma and Ms. Cotter:

•	the initial annual starting salaries will be: Mr. Baum: $400,000; Ms. Cotter: $215,000; Mr. Flaxman: $285,000; Mr. Scannell: $300,000 (increasing to $480,000, as described below) and Mr. Tacoma: $275,000. Messrs. Baum, Flaxman and Tacoma and Ms. Cotter will initially receive the same annual base salary and cash incentives as he or she is currently entitled to receive from Netezza until they transition to the IBM payroll (their “IBM Hire Date”). The transition arrangement with Mr. Scannell provides for a specified salary upon his IBM Hire Date that is higher than his current salary to take into account his ceasing to participate in a current Netezza cash incentive program (under which he will be paid amounts accrued through the IBM Hire Date);

•	upon the closing of the merger, each executive officer will receive full vesting of such officer’s then unvested options granted under the 2000 stock incentive plan, in accordance with the terms of the merger agreement, and each executive officer other than Mr. Flaxman will receive an additional one year’s (20%) vesting of such officer’s then unvested options granted under the 2007 stock incentive plan, as is provided for under the terms of stock option agreements thereunder. The remaining portion of his or her then unvested options will be converted into options to acquire IBM stock and will continue to vest in accordance with their original vesting schedules, shortened by one year. Mr. Flaxman has waived this acceleration with respect to options granted under the 2007 stock incentive plan; his awards will continue to vest according to their regular vesting schedule;

•	upon the closing of the merger, each executive officer other than Mr. Flaxman will receive an additional one year’s (25%) vesting of such officer’s then unvested RSUs (except for performance-based RSUs), as is provided for by the terms of the RSU award agreements. The remaining portion of his or her then unvested RSUs will be converted into the right to receive shares of IBM common stock on each subsequent vesting date of the RSUs. Mr. Flaxman has waived such acceleration; accordingly, such awards will continue to vest according to their regular vesting schedule. The general treatment of options and RSUs in the merger, including such awards held by our executive officers, is described below under “— Treatment of Options Outstanding Under Our Stock Plans” and “— Treatment of Restricted Stock Units Outstanding Under Our Stock Plans” beginning on page 44;

•	subject to the execution of IBM’s standard release of claims, if an executive officer’s employment is terminated by IBM without “cause” (as such term is defined in the executive officer’s employment arrangement with IBM) or the executive officer resigns for “good reason” (as such term is defined in the executive officer’s employment arrangement with IBM), any options and RSUs held by such executive officer that are unvested as of such termination will vest in full as of such termination. If an executive officer’s employment terminates for any reason other than by IBM without “cause” or by the executive officer for “good reason,” such executive officer will forfeit any unvested options and RSUs. In addition, with respect to Mr. Scannell, as of the six-month anniversary of the closing of the merger and provided that the performance milestones specified in his transition arrangement are satisfied, any options and RSUs that remain unvested will vest in full as of such date;

•	each of Messrs. Baum, Flaxman and Tacoma and Ms. Cotter will be entitled to participate in a retention program providing for potential cash payments following each of four six-month milestone periods through the second anniversary of the closing of the merger (or, for Mr. Flaxman, six six-month milestones and the third anniversary), subject to continued employment through the applicable payment dates and the achievement of specified milestones set forth in the employment arrangements. The following are the maximum aggregate amounts payable pursuant to this retention program: Mr. Baum — $3,000,000; Ms. Cotter — $500,000; Mr. Flaxman — $875,000; and Mr. Tacoma — $2,000,000. Mr. Scannell is entitled to participate in a transition program providing a cash payment of up to $408,250 on the six-month anniversary of the closing of the merger, subject to continued employment through the applicable payment date and the achievement of specified milestones described in his transition agreement;

•	if any of the executive officers’ employment is terminated by IBM without “cause” (as each such term is defined in the executive officer’s employment arrangement with IBM) or as a result of the executive officer’s death or “disability” (as determined by IBM) prior to the second (or, for Mr. Flaxman, third) anniversary of the closing of the merger, the executive officer will be entitled to receive the retention payment described above for the then-applicable six-month milestone period, subject to the execution of IBM’s standard release of claims. If Mr. Scannell’s employment is terminated by IBM without “cause” (as such term is defined in Mr. Scannell’s employment arrangement with IBM) or as a result of Mr. Scannell’s death or “disability” (as determined by IBM) prior to the six-month anniversary of the closing of the merger, he will be entitled to the full amount of his cash payment under the transition program, subject to the execution of IBM’s standard release of claims.

Legal Proceedings Regarding the Merger (page 39)

Since the announcement of the merger, we and our directors were named as defendants in four putative class actions brought by Netezza stockholders. The first, which names IBM as an additional defendant, was filed on September 21, 2010, in the Court of Chancery of the State of Delaware and is captioned Anthony Kolton v. Netezza Corporation, et al., C.A. No, 5836. The second, which names us, certain of our directors, certain of our officers and IBM as defendants, was filed on September 22, 2010, in the Middlesex Superior Court of the Commonwealth of Massachusetts and is captioned Adam Walker v. Netezza Corporation, et al., C.A. No. 10-3583. The third, which names us, our directors and a former director as defendants, is captioned Oklahoma Law Enforcement Retirement System v. Netezza Corporation, et al., C.A. No., 1:10 cv 11644-JLT and was filed on September 27, 2010 in the United States District Court of the District of Massachusetts. The fourth, which names us, our directors and IBM as defendants, was filed on September 29, 2010, in the Court of Chancery of the State of Delaware and is captioned Erste-Sparinvest KAG v. Netezza Corporation, et al., C.A. No. 5858.

The four actions, purportedly brought on behalf of a class of our stockholders, generally allege that our directors purportedly breached their fiduciary duties in connection with the proposed merger by failing to maximize shareholder value and obtain the best financial terms. On October 5, 2010, the Erste-Sparinvest KAG plaintiff amended its complaint to further allege that we failed to disclose material information concerning the proposed merger, and on October 6, 2010, the Erste-Sparinvest KAG plaintiff filed a motion for expedited proceedings and a motion for preliminary injunction. All of the complaints include requests for declaratory, injunctive and other equitable relief, including to enjoin us and IBM from consummating the merger, in addition to fees and costs. We believe that the claims are without merit.

On October 1, 2010 and October 4, 2010, we filed motions to stay the proceedings in the United States District Court for the District of Massachusetts and the Middlesex Superior Court for the Commonwealth of Massachusetts, respectively, pending final judgment of the matters in the Court of Chancery of the State of Delaware. On October 8, 2010, the Kolton and Erste-Sparinvest KAG plaintiffs submitted to the Court a proposed order consolidating for all purposes their two actions in the Court of Chancery of the State of Delaware (and advised the Court that the defendants do not oppose consolidation).

Conditions to the Closing of the Merger (page 61)

Our, IBM’s and merger sub’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	the adoption of the merger agreement by our stockholders;

•	the expiration or termination of any waiting period applicable to the merger required under the HSR Act;

•	the receipt of any other approval or the termination or expiration of any waiting period under any other applicable competition, merger control, antitrust or similar law that is applicable to the merger; and

•	the absence of any temporary restraining order, preliminary or permanent injunction, or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the merger.

IBM’s and merger sub’s obligations to effect the merger are further subject to the satisfaction by us or waiver by them of the following conditions:

•	each of our representations and warranties contained in the merger agreement is true and correct, to the extent required under the merger agreement, as of the date of the merger agreement and as of the closing date of the merger, as described below under the heading “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page 61);

•	our performance, in all material respects, of all obligations required to be performed by us under the merger agreement at or prior to the closing date of the merger;

•	the absence of any claim, suit, action or proceeding brought or threatened by a governmental entity:

•	challenging or seeking to restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement;

•	seeking to prohibit or limit in any respect, or place conditions on, the ownership or operation by us, IBM or any of our or its respective affiliates of all or any portion of the business or assets or any product, or requiring any such party to dispose of, license or hold separate all or any portion of the business or assets or any product of us, IBM or any of our or its subsidiaries;

•	seeking to impose limitations on the ability of IBM or any of its affiliates to acquire or hold, or exercise full rights of ownership of, our common stock or the common stock of the surviving corporation or any of IBM’s subsidiaries;

•	seeking to prohibit IBM or any of its affiliates from effectively controlling any of the business or operations of us or our or IBM’s subsidiaries; or

•	seeking to prevent us or our or IBM’s subsidiaries from operating our or their respective businesses in substantially the same manner as operated by us or them prior to the date of the merger agreement;

•	the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction that is reasonably likely to result, directly or indirectly, in any of the effects described in the immediate preceding condition;

•	IBM shall have received evidence, in form and substance reasonably satisfactory to it, that IBM or we have obtained all material consents, approvals, authorizations, qualifications and orders of all governmental entities legally required to effect the merger; and

•	a material adverse effect has not occurred with respect to us since the date of the merger agreement.

Our obligations to effect the merger are subject to the further satisfaction by IBM and/or merger sub or waiver by us of the following conditions:

•	the representations and warranties of IBM and merger sub contained in the merger agreement, taken as a whole, are true and correct, to the extent required under the merger agreement, as of the date of the merger agreement and as of the closing date of the merger, as described below under the heading “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page 61; and

•	IBM’s and merger sub’s performance, in all material respects, of all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger.

No Solicitation of Acquisition Proposals by Netezza (page 57)

We have agreed that we will not, and will not authorize or permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries’ directors, officers or employees or any of our or their investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

•	solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any takeover proposal (as defined in the merger agreement and described below under the heading “The Merger Agreement — Covenants — Board Recommendation” beginning on page 58) or any inquiries or the making of any proposal that could reasonably be expected to lead to a takeover proposal; or

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (or its representatives) any information knowingly with respect to, or otherwise cooperate with any person knowingly with respect to, any takeover proposal.

Despite these general prohibitions, at any time prior to the adoption of the merger agreement by our stockholders and subject to the conditions described below under the heading “The Merger Agreement — Covenants — No Solicitation of Acquisition Proposals” beginning on page 57, in response to a bona fide written takeover proposal that our board determines in good faith is, or could reasonably be expected to lead to, a superior proposal (as defined in the merger agreement and described below under the heading “The Merger Agreement — Covenants — Board Recommendation”) and which did not result from our breach of the nonsolicitation covenants of the merger agreement, we may and may permit and authorize our subsidiaries and our and our subsidiaries’ representatives to:

•	furnish information to a person (and its representatives) making such a takeover proposal pursuant to a confidentiality agreement which contains confidentiality terms that are no less restrictive than those contained in the confidentiality agreement between us and IBM, provided that all such information has been provided, or is concurrently provided, to IBM; and

•	participate in discussions or negotiations with, and only with, the person (and its representatives) making such takeover proposal regarding the takeover proposal.

Termination of the Merger Agreement (page 62)

The merger agreement may be terminated under the following circumstances:

•	by our, IBM’s and merger sub’s mutual written consent;

•	by either IBM or us if:

•	the merger is not consummated by the date that is six months from the date of the merger agreement;

•	any temporary restraining order, preliminary or permanent injunction, or other judgment, injunction, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition having the effect of preventing the consummation of the merger is in effect and has become final and nonappealable; or

•	our stockholders do not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have called and held for such purpose;

•	by us if IBM breaches a representation or warranty or fails to perform a covenant or other agreement contained in the merger agreement so that the related closing conditions cannot be satisfied and the breach or failure to perform cannot be cured by IBM or merger sub within 30 business days after the breach or failure to perform, or if the breach or failure to perform is curable by that date, IBM or merger sub, as the case may be, does not commence to cure the breach or failure to perform within 10 business days after receipt of written notice from us and diligently pursue the cure thereafter; or

•	by IBM if:

•	we deliver a notice to IBM that our board of directors has withdrawn or modified its recommendation that the merger agreement or the merger or both are advisable in a manner adverse to IBM or merger sub, has publicly proposed to do so, or such an adverse recommendation change has occurred;

•	we breach a representation or warranty or fail to perform a covenant or other agreement contained in the merger agreement so that the related closing conditions cannot be satisfied and the breach or failure to perform cannot be cured by us within 30 business days after the breach or failure to perform, or if the breach or failure to perform is curable by that date, we do not commence to cure the breach or failure to perform within 10 business days after receipt of written notice from IBM and diligently pursue the cure thereafter; or

•	any legal restraint is in effect and has become final and nonappealable that has one of the effects set forth in the merger agreement and described below under the heading “The Merger Agreement — Termination of the Merger Agreement” beginning on page 62.

Termination Fee and Expenses (page 63)

Each party will generally pay its own fees and expenses in connection with the merger, whether or not the merger is consummated.

We will be required to pay a termination fee of $56 million to IBM if:

•	prior to the stockholders meeting, a takeover proposal has been made to us or our stockholders, or any person has announced an intention to make a takeover proposal, or a takeover proposal otherwise becomes known to us or generally known to our stockholders and thereafter:

•	the merger agreement is terminated by either us or IBM either because the merger has not been consummated by the date that is six months from the date of the merger agreement or because our stockholders did not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we called and held for such purpose; and

•	within 12 months after such termination of the merger agreement, either we or one of our subsidiaries enters into an acquisition agreement with respect to any takeover proposal or any takeover proposal is consummated (in which context, all references to 15% in the definition of “takeover proposal,” as described below under the heading “The Merger Agreement — Covenants — Board Recommendation” beginning on page 58 are deemed to be references to 40%); or

•	IBM terminates the merger agreement because we deliver a notice to IBM that our board of directors has withdrawn or modified its recommendation that the merger agreement or the merger or both are advisable in a manner adverse to IBM or merger sub, has publicly proposed to do so, or such an adverse recommendation change has occurred.

Regulatory Matters (page 47)

The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. The parties filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on September 30, 2010. The initial thirty-day waiting period will expire at 11:59 p.m. on November 1, 2010, unless the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission extends that period by requesting additional information from the parties or shortens the period by granting early termination. The merger is also subject to review by the governmental authorities of various other jurisdictions under the antitrust or competition laws of those jurisdictions. We have filed or will file the appropriate notifications in each such jurisdiction and are pursuing the approval of the transaction.

Appraisal Rights (page 40)

Record holders of our common stock as of the record date who do not vote in favor of the merger may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see “The Merger — Appraisal Rights” beginning on page 40. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the General Corporation Law of the State of Delaware, or DGCL, is included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY NETEZZA STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, AS FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

MARKET PRICES AND DIVIDEND DATA

Our common stock has been listed on the New York Stock Exchange, or NYSE, under the symbol “NZ” since April 9, 2009. Prior to April 9, 2009, our common stock was traded on NYSE Arca under the symbol “NZ” since our initial public offering on July 19, 2007. This table shows, for the periods indicated, the range of intraday high and low per share sales prices for our common stock as reported by the NYSE Arca with respect to the period February 1, 2008 through April 8, 2009 and by the NYSE since April 9, 2009.

	Fiscal Quarters
	First	Second	Third	Fourth

Fiscal Year 2011 (Through October 8, 2010)
High	$14.25	$16.31	$28.94
Low	$8.49	$11.61	$13.76
Fiscal Year 2010
High	$8.34	$9.50	$11.78	$11.15
Low	$4.78	$6.26	$8.59	$8.87
Fiscal Year 2009
High	$11.00	$13.98	$14.10	$9.72
Low	$7.02	$9.95	$7.01	$4.91

The following table sets forth the closing price per share of our common stock, as reported by the NYSE on September 17, 2010, the last full trading day before the public announcement of the merger, and on October 8, 2010, the latest practicable trading day before the printing of this proxy statement:

Common Stock
Closing Price

September 17, 2010	$24.60
October 8, 2010	$26.96

You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock. If the merger is consummated, there will be no further market for our common stock and our common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act.

Dividends

We did not declare or pay any cash dividends on our common stock during the three most recent fiscal years. In the event that the merger is not consummated, we would expect to retain earnings, if any, to fund the development and growth of our business and would not anticipate paying cash dividends on our common stock in the foreseeable future. In such event, our payment of any future dividends would be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the board of directors of Netezza for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the special meeting at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, on November 10, 2010.

Purpose of the Special Meeting

At the special meeting, we will ask the holders of our common stock to adopt the merger agreement, as it may be amended from time to time, and, if there are not sufficient votes in favor of adoption of the merger agreement, to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on October 6, 2010, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, 63,542,595 shares of our common stock were issued and outstanding and held by approximately 139 holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement and the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies.

A quorum of stockholders is necessary to hold a valid special meeting. Under our by-laws, a quorum is present at a meeting if the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned to solicit additional proxies. For purposes of determining the presence of a quorum, abstentions will be counted as shares present and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will also be counted as shares present. If a quorum is not present at the special meeting, then the special meeting may be adjourned with the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on such matter. For purposes of a vote with respect to adjournment, abstentions and broker non-votes will have no effect on the matter.

Vote Required

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Adoption of the merger agreement is a condition to the closing of the merger.

Provided that a quorum is present, approval of the proposal to adjourn the special meeting to a later date, if necessary or appropriate, in order to solicit additional proxies from our stockholders requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present or represented by proxy at the special meeting and voting on such matter.

Voting by Netezza Directors and Executive Officers

At the close of business on the record date, our directors and executive officers and their affiliates owned and were entitled to vote 1,931,675 shares of our common stock, which represented approximately 3.04% of the shares of our outstanding common stock on that date. We expect that these directors and executive officers will vote all of their shares of our common stock “FOR” adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies.

Voting of Proxies

If your shares are registered in your name, you may cause your shares to be voted at the special meeting by returning a signed proxy card or voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at www.investorvote.com/NZ or by telephone by calling (800) 652-8683 in the United States, US territories or Canada and (781) 575-2300 from outside these areas. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If your shares are registered in your name and you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to submit a proxy even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement will be voted “FOR” the adjournment proposal unless it is specifically marked “FOR” the adjournment proposal.

If your shares are held in “street name” through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee or if such a service is provided, via the Internet or by telephone through your broker or nominee. To provide voting instructions via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or nominee. If you plan to attend the special meeting, you will need a proxy from your broker or nominee in order to be given a ballot to vote the shares at the meeting. If you do not return your broker’s or nominee’s voting form, provide voting instructions via the Internet or telephone through your broker or nominee, if possible, or attend the special meeting and vote in person with a proxy from your broker or nominee, it will have the same effect as if you voted “AGAINST” the adoption of the merger agreement.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked as follows:

If you have sent a proxy directly to Netezza, you may revoke it by:

•	delivering to our corporate secretary at our corporate offices at Netezza Corporation, 26 Forest Street, Marlborough, Massachusetts 01752, or by fax to the attention of Corey C. DuFresne, Vice President, General Counsel & Secretary, at (508) 302-4787, on or before the business day prior to the special meeting, a written revocation of the proxy or a later dated, signed proxy card;

•	delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

•	delivering a written revocation or a later dated, signed proxy card to us in person at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•	attending the special meeting and voting in person.

If you have instructed a broker or nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

Revocation of a proxy will not affect any vote taken prior to revocation. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Board of Directors’ Recommendations

Our board of directors has unanimously adopted, approved and declared advisable the merger agreement, the merger and the other transactions contemplated thereby, determined that the merger is in the best interests of Netezza and its stockholders and determined that the consideration to be paid to Netezza’s stockholders in the merger is fair to such stockholders. Our board of directors unanimously recommends that Netezza stockholders vote “FOR” the proposal to adopt the merger agreement and also unanimously recommends that stockholders vote “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to permit the solicitation of additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Abstentions and Broker Non-Votes

Stockholders that abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have (or choose not to exercise) discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter. For purposes of determining the presence of a quorum, abstentions will be counted as shares present and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will also be counted as shares present. Abstentions and broker non-votes will have the same effect as votes against the adoption of the merger agreement and will have no effect on the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting, provided that a quorum is present.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Netezza. We have retained Georgeson Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $9,000 plus expenses. We may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any Netezza stockholder at the special meeting. For ten days prior to the special meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the special meeting during ordinary business hours at our corporate offices located at 26 Forest Street, Marlborough, Massachusetts 01752.

THE COMPANIES

Netezza Corporation

Netezza Corporation is a global leader in data warehouse, analytic and monitoring appliances that dramatically simplify high-performance analytics across an extended enterprise. Netezza’s technology enables organizations to process enormous amounts of captured data at exceptional speed, providing a significant competitive and operational advantage in today’s data-intensive industries, including digital media, energy, financial services, government, health and life sciences, retail and telecommunications. Netezza is headquartered in Marlborough, Massachusetts and has offices in Northern Virginia, the United Kingdom, Germany, France, Poland, Japan, Korea, Australia and Singapore.

Netezza was incorporated in Delaware in 2000 and our principal executive offices are located at 26 Forest Street, Marlborough, Massachusetts 01752. Netezza’s website is located at http://www.netezza.com. Additional information regarding Netezza is contained in our filings with the Securities and Exchange Commission. See “Where You Can Find More Information” beginning on page 67.

International Business Machines Corporation

IBM, a New York corporation, creates business value for clients and solves business problems through integrated solutions that leverage information technology and deep knowledge of business processes. IBM solutions typically create value by reducing a client’s operational costs or by enabling new capabilities that generate revenue. These solutions draw from an industry leading portfolio of consulting, delivery and implementation services, enterprise software, systems and financing.

IBM’s principal executive offices are located at New Orchard Road, Armonk, New York 10504 and its telephone number is (914) 499-1900. Additional information regarding IBM is contained in IBM’s filings with the Securities and Exchange Commission. See “Where You Can Find More Information” beginning on page 67.

Onyx Acquisition Corp.

Onyx Acquisition Corp., a Delaware corporation and wholly owned subsidiary of IBM, was organized solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Merger sub’s principal executive offices are located at New Orchard Road, Armonk, New York, 10504 and its telephone number is (914) 499-1900. Merger sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement.

Upon consummation of the merger, merger sub will cease to exist and Netezza will continue as the surviving corporation.

THE MERGER

The following discussion summarizes the material terms of the merger. We urge you to read carefully the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

IBM has been one of our strategic partners for several years. IBM is currently our primary supplier with the current versions of our data warehouse appliances based on IBM blade hardware, and also provides support and warranty services to us and our customers. From time to time in the past, we and IBM had conversations with respect to strengthening our strategic partnership, including the possibility of establishing a reseller relationship.

On April 1, 2010, James Baum, our President and Chief Executive Officer, had dinner in North Salem, New York with Arvind Krishna, General Manager, Information Management, of the IBM Software Group. Messrs. Baum and Krishna discussed the market for data warehouse appliances, the synergies between Netezza’s and IBM’s products, and the possibility of Netezza and IBM entering into a reseller relationship. In the following weeks, Messrs. Baum and Krishna exchanged several emails regarding these topics.

On May 26, 2010, Mr. Baum held a follow-up meeting with Mr. Krishna at an IBM facility in Somers, New York. In the following weeks, Messrs. Baum and Krishna exchanged additional emails regarding partnership opportunities.

On June 12, 2010, Mr. Krishna contacted Mr. Baum to request a telephone call. During the call held later that day, Mr. Krishna expressed IBM’s interest in acquiring Netezza and provided a high-level explanation of the IBM acquisition process. Messrs. Baum and Krishna did not discuss Netezza’s valuation or a potential price at which IBM might be willing to acquire Netezza.

On June 21, 2010, Mr. Krishna introduced Mr. Baum to Archie Colburn, Managing Director of Corporate Development for IBM, and suggested that Messrs. Baum and Colburn proceed with discussions relating to IBM’s interest in acquiring Netezza. Later that day, Mr. Baum informed representatives of our outside legal counsel, Wilmer Cutler Pickering Hale and Dorr LLP, or WilmerHale, of IBM’s expression of interest and sought advice regarding the appropriate process to follow.

On June 23, 2010, Messrs. Baum and Colburn, along with Patrick J. Scannell, Jr., our Senior Vice President and Chief Financial Officer, met at our offices in Marlborough, Massachusetts. Messrs. Baum, Colburn and Scannell discussed the possible business combination of IBM and Netezza, including a discussion of IBM’s strategic interest in acquiring Netezza, IBM’s acquisition process and IBM’s need for an exclusivity period in which to conduct due diligence. These discussions were subject to a pre-existing confidentiality agreement between Netezza and IBM relating to the commercial relationship between the companies. At this meeting, the parties did not discuss Netezza’s valuation or a potential price at which IBM might be willing to acquire Netezza. Following the meeting, Mr. Baum informed Jitendra S. Saxena, the chairman of our board of directors, and several other directors of the possible interest of IBM in acquiring Netezza.

Later on June 23, 2010, IBM provided us with a proposed form of confidentiality agreement in anticipation of additional discussions and diligence regarding Netezza.

On June 25, 2010, our board of directors held a special meeting at which the directors discussed the possible interest of IBM in acquiring Netezza. Mr. Baum summarized recent discussions with IBM, including the meeting held on June 23, 2010 with Mr. Colburn, and reported that IBM had proposed that the companies enter into a new confidentiality agreement to permit acquisition discussions to proceed. Mr. Scannell led a discussion relating to the need for and identification of possible financial advisors in connection with discussions relating to a possible strategic transaction. Representatives of WilmerHale reviewed the fiduciary duties of the directors in connection with the consideration of a possible strategic transaction and related matters. Members of our management also reviewed Netezza’s business and prospects, including an analysis of the competitive landscape facing Netezza. Following discussion, our board of directors instructed management to continue to explore discussions with IBM regarding a possible strategic transaction.

On June 28, 2010, at a special meeting of our board of directors, Mr. Baum led a further discussion regarding a possible strategic transaction with IBM, and representatives of WilmerHale reviewed the fiduciary duties of the directors. Following discussion, our board of directors authorized management to negotiate and enter into a confidentiality agreement with IBM relating to discussions regarding a possible strategic transaction and instructed management to indicate to IBM that a substantial premium to the then current market price of our common stock would be required in light of Netezza’s recent and prospective financial results. After our directors and management identified and discussed a number of possible financial advisors to assist us in connection with discussions relating to a possible strategic transaction, our board of directors authorized management to engage Qatalyst as our financial advisor and to enter into an engagement letter with Qatalyst. The board selected Qatalyst based on Qatalyst’s qualifications, expertise, reputation and knowledge of our business and industry.

Following the June 28, 2010 board meeting, Mr. Scannell informed a representative of Qatalyst of Qatalyst’s selection as our financial advisor subject to the execution of a mutually agreeable engagement letter. On July 12, 2010, following negotiations with Qatalyst, an engagement letter was signed by Netezza and Qatalyst.

On July 1, 2010, following negotiations, Netezza and IBM entered into a confidentiality agreement containing suitable provisions for continued acquisition discussions.

Between July 1 and July 6, 2010, members of our management discussed with representatives of Qatalyst possible responses and approaches to IBM’s indication of interest in acquiring Netezza and the process for proceeding with discussions with IBM.

On July 6, 2010, our board of directors held a special meeting to discuss a possible strategic transaction with IBM and related matters. At the meeting, Mr. Scannell reviewed our historical financial results and management’s preliminary forecasts, and the board instructed management to revise the forecasts to address the questions and issues discussed during the meeting. Representatives of Qatalyst reviewed with the board Netezza’s strategic landscape, information regarding trading in our common stock, preliminary financial analyses for Netezza, IBM’s acquisition history, a summary of our stockholder and takeover defense profile, trading and operating statistics of selected comparable companies, and additional information regarding recent acquisition activity in the technology sector. Our board of directors then discussed, with input from representatives of Qatalyst and WilmerHale, the process of engaging IBM in discussions relating to a possible strategic transaction.

On July 8, 2010, our board of directors held a special meeting to discuss a possible strategic transaction with IBM and related matters. At the meeting, our board of directors reviewed management’s revised financial forecasts and indicated that they were satisfied with them. Mr. Baum provided an update on discussions with Mr. Colburn. Following discussion of the advisability of establishing a special committee to facilitate the evaluation and consideration of a possible strategic transaction, including input from representatives of WilmerHale, the board determined that establishing a special committee would be desirable and requested that Mr. Saxena canvass the members of the board and recommend the composition of such a special committee at the board’s next meeting.

Between July 8 and July 15, 2010, Mr. Saxena spoke with each member of our board of directors to discuss each director’s interest and availability to serve on the special committee and elicited input from each director on the composition of the special committee.

Later on July 8, 2010, Mr. Colburn called Mr. Baum. In the call, Mr. Colburn indicated that IBM had retained UBS Investment Bank to undertake a valuation of Netezza based on our management’s financial forecasts, and that IBM planned to base its proposed acquisition price range on the UBS valuation and would not suggest an acquisition price to Netezza until UBS had completed its valuation.

On July 9, 2010, Messrs. Baum and Scannell spoke with representatives of UBS Investment Bank regarding management’s financial forecasts for Netezza that had been reviewed with our board of directors on July 8, 2010.

On July 13, 2010, members of our management spoke further with representatives of UBS Investment Bank regarding financial diligence matters.

On July 13 and 14, 2010, members of our management discussed preparations for diligence review of Netezza by IBM or other potential acquirers, including the establishment of an electronic data room to facilitate the diligence process, and received input on diligence planning from representatives of Qatalyst and WilmerHale.

On July 15, 2010, our board of directors held a special meeting to discuss a possible strategic transaction with IBM and related matters. At the meeting, Messrs. Baum and Scannell reviewed their discussions with UBS Investment Bank regarding management’s financial forecasts for Netezza. Mr. Baum provided an update on his discussions with Mr. Colburn. Representatives of Qatalyst reviewed a number of considerations relating to continuing to engage in discussions with IBM, including the possible effect on our stock price of our fiscal second quarter earnings announcement scheduled for August 26, 2010; the advisability of determining the interest of other potential acquirers; alternatives for contacting other potential acquirers; IBM’s likely views regarding a potential competitive process relating to an acquisition of Netezza; and IBM’s desire to enter into exclusive negotiations with Netezza relating to a possible strategic transaction. The directors then discussed the characteristics of other companies that might potentially be interested in a strategic transaction with Netezza but did not identify specific companies to approach at that time. During the discussion, representatives of WilmerHale reviewed the fiduciary duties of the directors. Based on his conversations with the members of our board of directors, Mr. Saxena then recommended, and the board of directors authorized, the formation of a special committee, consisting of Jitendra S. Saxena (Chairman), Paul J. Ferri, Peter Gyenes and Edward J. Zander, to facilitate the evaluation and consideration of a possible strategic transaction, including a possible acquisition by IBM, with authority to approve any such transaction reserved to the full board of directors.

Later on July 15, 2010, Mr. Colburn called Mr. Baum and indicated that IBM was prepared to make a written offer to acquire Netezza for $20.00 to $21.00 per share in cash, subject to execution of an exclusivity agreement.

Also on July 15, 2010, Mr. Colburn called Mr. Gyenes, whom Mr. Colburn knew because Mr. Gyenes had been the Chief Executive Officer of Ascential Software when it was acquired by IBM in 2005. During the call, Mr. Colburn indicated that IBM was taking its potential acquisition of Netezza very seriously and that IBM had based its proposed acquisition price range on the valuation of Netezza performed by UBS Investment Bank with the intention of avoiding extended price negotiations with Netezza.

On July 16, 2010, the special committee held its first meeting. Representatives of Qatalyst reviewed Qatalyst’s preliminary financial analyses of Netezza based in part on our management’s financial forecasts for Netezza, after which the members of the special committee discussed, together with representatives of Qatalyst, Netezza’s potential valuation. Representatives of Qatalyst then reviewed a list of 12 potential acquirers (including IBM) of Netezza that Qatalyst believed may be likely to have an interest in a potential strategic transaction with Netezza based on the product scope and mix, potential strategic fit with Netezza, financial resources and acquisition history of each such potential acquirer. The special committee discussed the characteristics and likely possible interest in a strategic transaction with Netezza of each of these potential acquirers, including the reasons for Qatalyst’s assessment of each such company’s likelihood of interest. The members of the special committee then discussed strategy with respect to pricing discussions with IBM. Following discussion and WilmerHale’s review of the fiduciary duties of directors, the special committee determined to recommend to the full board of directors that it instruct Qatalyst to approach the three companies — Company A, Company B and Company C — that the special committee believed, after consultation with Qatalyst, had (along with IBM) the highest likelihood of interest in a potential strategic transaction with Netezza. The special committee also determined to recommend to the board that management be authorized to propose to IBM a cash acquisition price of $25.00 per share.

On July 17, 2010, our board of directors held a special meeting to consider and act upon the special committee’s recommendations. Mr. Saxena summarized the special committee’s discussions regarding valuation and the process and criteria used by the special committee to select Company A, Company B and Company C. Representatives of Qatalyst reviewed strategies for maximizing an acquisition price for Netezza and discussed with the board the characteristics and likely possible interest in a strategic transaction of Company A, Company B and Company C. Following discussion, the board of directors approved the special committee’s recommendations and instructed Qatalyst to approach Company A, Company B and Company C regarding possible interest in a potential strategic transaction with Netezza and authorized management to propose to IBM a cash acquisition price of $25.00 per share.

On July 19, 2010, as instructed by our board of directors, Qatalyst contacted Company B and Company C to solicit interest in a potential strategic transaction with Netezza. On July 22, 2010, Company B and Company C each informed Qatalyst that it was not interested in pursuing a strategic transaction with Netezza at that time.

On July 19 and July 20, 2010, as instructed by our board of directors, Qatalyst contacted Company A to solicit interest in a potential strategic transaction with Netezza. Company A expressed preliminary interest in a potential strategic transaction with Netezza and proposed that the companies enter into a confidentiality agreement. After negotiations, Netezza and Company A entered into a confidentiality agreement on July 24, 2010.

On July 20, 2010, Mr. Baum called Mr. Colburn to propose a cash acquisition price of $25.00 per share. In response, Mr. Colburn indicated that an acquisition price of $20.00 to $21.00 per share was a more appropriate range in light of the Netezza valuation performed for IBM by UBS Investment Bank and further indicated that any written offer from IBM would be conditioned on execution of an exclusivity agreement within a set time period.

On July 26, 2010, following receipt of a diligence request list from Company A, representatives of our management and Qatalyst held a diligence meeting with representatives of Company A at a hotel near Company A’s offices. In this meeting, the parties discussed technical, customer and market diligence but did not discuss Netezza’s valuation or a potential price at which Company A might be willing to acquire Netezza. On July 27, 2010, representatives of Qatalyst held a conference call with representatives of Company A to obtain an update from Company A on the status of its diligence.

On July 26 and July 27, 2010, Messrs. Baum and Colburn had further discussions regarding the proposed acquisition price and IBM’s related request for an exclusivity agreement. Following the discussion on July 27, 2010, IBM provided us with a proposed form of exclusivity agreement.

On July 27, 2010, the special committee held an update meeting. Mr. Baum summarized his recent discussions with Mr. Colburn and expressed his view, based on those discussions, that IBM was unlikely to agree to a cash acquisition price of $25.00 per share but may be willing to make a written offer to acquire Netezza for $23.00 per share, subject to the requirement that we enter into an exclusivity agreement with IBM. Mr. Baum provided a summary of management’s discussions and due diligence review with representatives of Company A and reported that Company A had indicated that it would inform Netezza within the next business day if it determined to proceed with discussions for a possible strategic transaction. Representatives of Qatalyst then discussed strategic considerations regarding discussions with IBM and Company A, including an assessment of the prospects of Company A continuing discussions with Netezza, and informed the special committee that each of Company B and Company C had informed Qatalyst that it was not interested in pursuing a strategic transaction with Netezza at that time. Mr. Baum then reviewed the terms of the exclusivity agreement proposed by IBM, and representatives of WilmerHale reviewed potential implications of entering into an exclusivity arrangement with IBM and the ability of the directors to satisfy their fiduciary duties relating to a strategic transaction. Following discussion, the special committee determined to convene a meeting of the full board of directors on July 29, 2010 to provide an update on discussions with Company A and to consider whether to authorize an exclusive negotiation process with IBM.

On July 28, 2010, representatives of Company A informed Qatalyst that it had not determined whether it wished to proceed with discussions for a possible strategic transaction with Netezza and that it would be difficult for Company A to obtain sufficient internal support to proceed with any such discussions.

Also on July 28, 2010, Mr. Baum called Mr. Colburn to further discuss a possible acquisition price. Messrs. Baum and Colburn also discussed the key terms of the proposed exclusivity agreement, and Mr. Baum indicated that the duration requested by IBM was unacceptable.

On July 29, 2010, our board of directors held a special meeting to discuss a possible strategic transaction with IBM and related matters. Mr. Baum updated the board on the status of discussions with IBM. Representatives of Qatalyst and Mr. Baum expressed their shared view that IBM was unlikely to agree to an acquisition price of $25.00 per share but may be willing to move forward with discussions to acquire Netezza for $23.00 per share. Representatives of Qatalyst also informed the board that each of Company B and Company C had informed Qatalyst that it was not interested in pursuing a strategic transaction with Netezza at that time. Following Mr. Baum’s summary of management’s discussions and due diligence review with representatives of Company A, the board discussed the likelihood that Company A would proceed with discussions for a possible strategic transaction with Netezza, including several factors that pointed towards hesitation on the part of Company A to move forward with such discussions, and determined that Company A was unlikely, or unable, to proceed at that time with a possible strategic transaction with Netezza. Representatives of Qatalyst and WilmerHale reviewed the terms of the exclusivity agreement proposed by IBM, including the restrictions on our ability to solicit or respond to competing proposals. Mr. Baum then led a discussion of the price at which Netezza would be prepared to proceed with exclusive discussions with IBM and the possibility that IBM would terminate discussions for the potential transaction in the absence of an exclusivity agreement. After further discussion, which included recognition that Qatalyst had already contacted, on behalf of Netezza, the parties that the board had determined were the most likely to be interested in pursuing a strategic transaction with Netezza and consideration of the possible effect on our stock price of our fiscal second quarter earnings announcement scheduled for August 26, 2010, the board authorized management to negotiate and enter into an exclusivity agreement with IBM regarding negotiations for a possible strategic transaction, provided that the acquisition price was at least $23.00 per share and the duration of the exclusivity period was acceptable. The board also authorized Qatalyst to contact Company A to attempt to determine whether Company A was interested in proceeding with a possible strategic transaction with Netezza at that time.

Between July 29 and August 3, 2010, we negotiated the acquisition price and other terms contained in the proposed exclusivity agreement with IBM.

On July 30, 2010, representatives of Qatalyst called a representative of Company A and left a voice message to obtain an update on whether Company A was interested in proceeding with discussions for a possible strategic transaction with Netezza. On August 2, 2010, a representative of Company A informed Qatalyst that it was not interested in proceeding with discussions for a possible strategic transaction with Netezza at that time. Later on August 2, 2010, Qatalyst informed Mr. Baum of Company A’s decision, and Mr. Baum informed the other members of our board of directors the next day.

On August 3, 2010, we and IBM entered into an agreement under which we agreed to negotiate exclusively with IBM with respect to a possible strategic transaction. This exclusivity was terminable by us on or after September 28, 2010 and subject to earlier termination if IBM were to reduce its offer below $23.00 per share. On August 2, 2010, the closing price of our common stock on the NYSE was $15.50 per share, and the average closing price of our common stock on the NYSE over the 90 and 60 trading day periods ending on August 2, 2010 was $13.76 per share and $13.87 per share, respectively.

Following receipt of a diligence request list from IBM on August 4, 2010, members of our management discussed the diligence process with representatives of IBM. Thereafter, and continuing until execution of the definitive merger agreement on September 19, 2010, IBM conducted legal, financial and business diligence on Netezza, including review of documents we placed in the electronic data room and in-person meetings between various representatives of Netezza and IBM held at a conference center in Waltham, Massachusetts on August 19, 20, 23 and 24, 2010.

From time to time between August 4 and September 1, 2010, Messrs. Baum and Colburn discussed the progress of due diligence and the issues that would need to be addressed before IBM would be willing to propose a definitive merger agreement for its possible acquisition of Netezza.

On August 25, 2010, at a regularly scheduled meeting of our board of directors, Mr. Baum updated the board on the status of IBM’s due diligence review of Netezza. Representatives of Qatalyst reported that Company A had informed Qatalyst on August 2, 2010 that it was not interested in pursuing a strategic transaction with Netezza at that time and confirmed that there had been no further communications from Company A, Company B or Company C regarding a possible strategic transaction with Netezza. Representatives of Qatalyst and WilmerHale then led a discussion of the timing and process for a possible strategic transaction with IBM, including due diligence, the negotiation of a merger agreement relating to the transaction and possible management retention discussions.

After the close of trading on August 26, 2010, we announced our financial results for our fiscal second quarter ended July 31, 2010 and updated our financial guidance for the full fiscal year. On August 27, 2010, the closing price of our common stock on the NYSE was $19.87 per share, compared to $14.92 per share on August 26, 2010.

On September 1, 2010, Cravath Swaine & Moore LLP, legal counsel to IBM, sent to WilmerHale an initial draft of a definitive merger agreement, and a representative of IBM called Mr. Baum to discuss executive employment and retention arrangements. Thereafter, we and IBM, and our respective legal counsel, negotiated the terms of the draft merger agreement and the executive employment and retention arrangements. On September 13, 2010, we authorized the retention, at our expense (not to exceed $20,000), of special employment counsel to advise our executives regarding the terms of the employment and retention arrangements offered to them by IBM.

On September 8, 2010, the special committee held a meeting to discuss the status of our potential acquisition by IBM. Mr. Baum provided an update on IBM’s continuing due diligence review. Representatives of WilmerHale reviewed the key terms of IBM’s draft merger agreement. Representatives of Qatalyst reviewed recent trading in our common stock, noting that it had traded above $20.00 per share for the past week and was now trading in the vicinity of $24.00 per share amid market speculation based on recent and anticipated takeover activity in our industry. Following discussions among the special committee members at the meeting and on the following day, the special committee instructed Mr. Baum to seek a price of $27.00 per share from IBM, reflecting the special committee’s assessment of Netezza’s prospects, intrinsic value and strategic value to IBM in the context of recent trading activity and acquisition activity in Netezza’s industry, and based on the expectation that IBM would address the remaining unresolved issues with the terms of the draft merger agreement.

On September 10, 2010, Mr. Baum called Mr. Colburn to communicate the special committee’s position. Mr. Colburn did not respond substantively during the call.

On September 13, 2010, Mr. Colburn called Mr. Baum to indicate that he was working toward an internal consensus within IBM on an acquisition price, on the assumption that negotiations would be concluded and the transaction announced by the morning of September 20, 2010.

On September 14, 2010, Messrs. Baum, Scannell and Colburn, together with legal counsel to Netezza and IBM, held a conference call to discuss certain unresolved issues with the terms of the draft merger agreement.

On September 15, 2010, Mr. Colburn called Mr. Baum to communicate that IBM would agree to a cash acquisition price of $27.00 per share.

On September 16, 2010, the special committee held a meeting to discuss the status of our potential acquisition by IBM. Mr. Baum provided an update on the status of negotiations with IBM. Representatives of WilmerHale summarized the significant unresolved issues in the current draft of the merger agreement and reviewed the fiduciary duties of the directors. The members of the special committee, along with representatives of WilmerHale and Qatalyst, then discussed IBM’s requirement of a provision that would obligate Netezza to submit the merger agreement for adoption by Netezza’s stockholders even if our board of directors had withdrawn its recommendation to our stockholders to adopt the merger agreement based upon receipt of a superior offer from a third party, and the amount of the termination fee payable by Netezza in the event that the merger agreement was terminated in specified circumstances. During this discussion, the representatives of Qatalyst expressed the view that these provisions would not, as a practical matter, prevent an interested third party from submitting an offer to acquire Netezza that could lead to a superior proposal. Qatalyst’s representatives then reported to the board that Qatalyst had recently received an unsolicited communication from Company A indicating that Company A remained uninterested in pursuing a strategic transaction with Netezza and noted that, despite widespread market speculation relating to the possible takeover of Netezza, no inquiries or other indications of interest had been received from Company B or Company C or from any other parties potentially interested in a strategic transaction with Netezza. Following further discussion, the special committee determined that Netezza should seek to enter into a definitive merger agreement with IBM rather than to terminate exclusivity with IBM on September 28, 2010 and thereafter to attempt to obtain a higher price from Company A, Company B, Company C or another party. The special committee then directed Mr. Gyenes, on behalf of the special committee, to inform Mr. Colburn that Netezza was unwilling to proceed with a transaction on the presently proposed terms and to seek a reduction in the termination fee and, if possible, an increase in the price per share and/or further modification of the provision obligating Netezza to submit the merger agreement for adoption by Netezza’s stockholders even if our board of directors had withdrawn its recommendation to our stockholders to adopt the merger agreement based upon receipt of a superior offer from a third party so as to permit Netezza to terminate the merger agreement in such circumstances upon payment of a termination fee.

Later on September 16, 2010, Mr. Gyenes called Mr. Colburn to communicate the special committee’s position to Mr. Colburn. In response, Mr. Colburn indicated that IBM would not increase the price above $27.00 per share and would not make the requested modifications to the termination provisions of the merger agreement, but would be willing to further reduce the amount of the termination fee. Mr. Colburn emphasized that IBM had gone to great lengths to satisfy Netezza on the price and other transaction terms and that a further increase in the price, and any further deviations from the proposed termination provisions, would not be possible.

On September 17, 2010, the special committee held a meeting to receive an update on the status of the remaining unresolved points in the proposed merger agreement. Mr. Gyenes summarized his discussion with Mr. Colburn. Representatives of WilmerHale summarized the operation of the proposed provision that would obligate Netezza to submit the merger agreement for adoption by Netezza’s stockholders even if our board of directors had withdrawn its recommendation to our stockholders to adopt the merger agreement based upon receipt of a superior offer from a third party, and summarized the advice provided by Delaware special counsel regarding this provision and the amount of the termination fee. Representatives of Qatalyst then provided an analysis of the termination fees contained in similar public company acquisitions previously completed by IBM and in other similar transactions involving other acquirers. After discussion, the special committee instructed a representative of Qatalyst, on behalf of the special committee, to inform Mr. Colburn that the special committee was prepared to recommend to our board of directors that Netezza proceed with the transaction on the then proposed terms if a lower termination fee could be agreed upon.

Later on September 17, 2010, a representative of Qatalyst called Mr. Colburn. After negotiations, the Qatalyst representative (acting on the authorization of the special committee) and Mr. Colburn agreed on a termination fee of $56 million.

On September 19, 2010, our board of directors held a special meeting to consider and vote upon the proposed merger agreement with IBM, which had been previously distributed to the directors. Our management made a presentation regarding Netezza’s prospects as an independent company and the reasons for the merger. Representatives of WilmerHale reviewed the fiduciary duties of the directors and the terms of the proposed merger agreement. Representatives of Qatalyst summarized the process undertaken, prior to entering into the exclusivity agreement with IBM, to identify and solicit indications of interest from the parties most likely to be interested in pursuing a strategic transaction with Netezza. Qatalyst’s representatives reported to the board that Qatalyst had recently received an unsolicited communication from Company A indicating that Company A remained uninterested in pursuing a strategic transaction with Netezza and noted that, despite widespread market speculation relating to the possible takeover of Netezza, no inquiries or other indications of interest had been received from Company B or Company C or from any other parties potentially interested in a strategic transaction with Netezza. Representatives of Qatalyst then presented its financial analyses of the proposed merger and rendered to the board of directors its oral opinion, subsequently confirmed in writing as of September 19, 2010 that, as of such date and based upon and subject to the various assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by the holders of shares of Netezza common stock, other than IBM or any affiliate of IBM, pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the opinion of Qatalyst, dated as of September 19, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst in rendering its opinion, is attached as Annex B to this proxy statement. Discussion of the proposed transaction then ensued, during which the board took into account the fact that Netezza had pressed IBM to increase the merger consideration above $27.00 per share but that IBM had been unwilling to do so; the possibility that IBM might terminate discussions if Netezza continued to insist on an increase in the acquisition price; and the possibility that, if Netezza were not to combine with IBM at this time, IBM would acquire another company in the industry and, in such event, there would be less likelihood that IBM would be an interested acquirer of Netezza in the future. After further review and discussion, the special committee then recommended that the full board of directors approve the merger agreement and related matters, and our board of directors then resolved to approve the merger agreement and related matters and resolved to recommend that our stockholders adopt the merger agreement, which is attached as Annex A to this proxy statement.

Following the adjournment of the meeting of our board of directors on September 19, 2010, the parties signed the merger agreement. The signing of the merger agreement was publicly announced on September 20, 2010, prior to the opening of trading of our common stock on the NYSE.

Recommendation of Netezza’s Board of Directors and Reasons for the Merger

At a meeting of our board of directors on September 19, 2010, our board of directors unanimously adopted, approved and declared advisable the merger agreement, the merger and the other transactions contemplated thereby, determined that the merger is in the best interests of Netezza and its stockholders and determined that the consideration to be paid to Netezza’s stockholders in the merger is fair to such stockholders. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

In the course of reaching its decision to approve the merger agreement, to declare the merger agreement and the merger advisable and in the best interests of Netezza and its stockholders, to declare the consideration to be paid to Netezza’s stockholders in the merger fair to such stockholders and to recommend that Netezza’s stockholders vote to adopt the merger agreement, our board of directors consulted with our senior management and our financial advisor, Qatalyst. Our board of directors also consulted with outside legal counsel regarding its fiduciary duties and the terms of the merger agreement and related matters. The following discussion includes the material reasons and factors considered by our board of directors in making its recommendation, but is not, and is not intended to be, exhaustive:

Merger Consideration.  Our board of directors considered the following information with respect to the merger consideration to be received by Netezza’s stockholders:

•	that stockholders will be entitled to receive merger consideration of $27.00 per share in cash upon the closing of the merger, providing liquidity and certainty of value as compared to the uncertain future long-term value to stockholders that might or might not be realized if we remained independent;

•	the fact that the $27.00 per share value of the cash merger consideration exceeds our highest historical trading price since our initial public offering in July 2007, exceeds the closing price of our common stock on the NYSE on August 2, 2010 (the last trading day prior to our execution of an exclusivity agreement with IBM) by 74.2%, represents a 74.4% and 63.7% premium, respectively, over the average closing price of our common stock on the NYSE over the 90 and 60 trading day periods ending on September 17, 2010 (the last trading day prior to our board of directors’ approval of the merger agreement) and represents a 9.8% premium over the closing price of our common stock on the NYSE on September 17, 2010;

•	the then current financial market conditions and the recent and historical market prices of our common stock, including the market price performance of our common stock relative to those of other industry participants since our initial public offering in July 2007 and over the last 12 months (see “Market Prices and Dividend Data” for information about our common stock prices since February 1, 2008); and

•	the determination, based on discussions with management and our financial advisor, that IBM was the party most likely to have the most interest in acquiring us at the highest price.

Prospects in Remaining Independent.  Our board of directors considered the possibility of continuing to operate Netezza as an independent public company, including the perceived risks and uncertainties of remaining an independent public company. In considering the alternative of pursuing growth as an independent company, our board of directors considered the following factors:

•	increased competition, especially from competitors with greater name recognition and substantially more financial, research and development, marketing and other resources than Netezza;

•	changing market conditions in our industry that are creating the need for a broader set of product offerings that can run applications and provide additional solutions;

•	Netezza’s need to expand its product offerings and distribution capabilities in order to remain competitive;

•	the difficulty for Netezza, as an independent company, to expand its product offerings and distribution capabilities; and

•	the risks associated with seeking to expand its product offerings through internal research and development and potential acquisitions and the risks associated with seeking to expand its distribution capabilities through third-party partnerships and internal hiring.

Potential Alternative Acquisition by IBM.  Our board of directors considered the possibility that, if we were not to combine with IBM at this time, IBM would acquire another company in the industry and, in such event, there would be less likelihood that IBM would be an interested acquirer of us in the future.

Absence of Other Acquisition Interest.  Following receipt of the initial proposed terms for the merger from IBM, our board of directors, with the assistance of Qatalyst, considered other potential acquirers and solicited interest from other parties that were considered those most likely to be interested in a possible business combination with Netezza. In approving the proposed merger with IBM, our board of directors considered the fact that these inquiries did not result in any other proposals to acquire Netezza and the fact that, despite widespread market speculation relating to the possible takeover of Netezza prior to the announcement of the merger, no inquiries or other indications of interest had been received from the other parties initially contacted by Qatalyst at the instruction of our board of directors or from any other parties potentially interested in acquiring Netezza.

Opinion of Qatalyst.  Our board of directors considered the financial analyses presented by representatives of Qatalyst, as well as the opinion of Qatalyst as of September 19, 2010 that, as of the date of the opinion, and subject to and based upon the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken in such opinion, the consideration to be received by the holders of shares of Netezza common stock, other than IBM or any affiliate of IBM, pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “— Opinion of Netezza’s Financial Advisor” beginning on page 26.

Financial Forecasts.  Our board of directors considered the financial forecasts prepared by our management and summarized below under “— Financial Forecasts” beginning on page 31. These financial forecasts, which form a part of the Netezza Projections described below in the section entitled “— Opinion of Netezza’s Financial Advisor” beginning on page 26, were also provided to Qatalyst for purposes of its analyses and the opinion described in the preceding paragraph.

Terms of the Merger Agreement.  Our board of directors considered the terms and conditions of the merger agreement and the course of negotiations thereof, including:

•	the conditions to IBM’s obligation to complete the merger, including the absence of a financing condition, the absence of a need for a vote of IBM’s stockholders, and the ability of IBM to terminate the merger agreement under certain specified circumstances;

•	the structure of the transaction as a merger, requiring approval by our stockholders, which would provide a period of time prior to the closing of the merger during which an unsolicited superior proposal could be made;

•	our ability, under certain circumstances, to furnish information to and conduct negotiations with a third party, if our board of directors determines in good faith that the third party has made a takeover proposal that is, or could reasonably be expected to lead to, a superior proposal;

•	the ability of our board of directors, in connection with a superior proposal and under certain other circumstances, to change its recommendation that our stockholders adopt the merger agreement if our board of directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so is reasonably likely to result in a breach of its fiduciary duties to our stockholders;

•	the provision that obligates Netezza to submit the merger agreement for adoption by Netezza’s stockholders even if our board of directors withdraws its recommendation to our stockholders to adopt the merger agreement based upon receipt of a superior offer from a third party;

•	the requirement that we pay to IBM a termination fee of $56 million, representing approximately 2.9% of the transaction value, if the merger agreement is terminated under certain specified circumstances;

•	the belief of our board of directors that, based upon information provided by Netezza’s legal counsel and financial advisor, the termination provisions and termination fee would not, as a practical matter, prevent an interested third party from submitting an offer to acquire Netezza that could lead to a superior proposal; and

•	that Netezza’s stockholders will be entitled to appraisal rights under Delaware law.

In the course of its deliberations, our board of directors also considered a variety of risks and factors weighing against the merger, including:

Risks of Announcement and Closing.  Our board of directors considered:

•	the risks and contingencies related to the announcement and pendency of the merger, including the impact on our employees and our relationships with existing and prospective customers, suppliers and business partners, as well as other third parties;

•	the conditions to IBM’s obligation to complete the merger and the right of IBM to terminate the merger agreement under certain specified circumstances;

•	the risks of a delay in receiving, or a failure to receive, the necessary antitrust approvals and clearances to complete the merger; and

•	the risks and costs to Netezza if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, the potential impact on our stock price and the effect on our business relationships.

Limitations on Netezza’s Business.  Our board of directors considered the potential limitations on Netezza’s pursuit of business opportunities due to pre-closing covenants in the merger agreement whereby Netezza agreed that it will carry on its business in the ordinary course of business consistent with past practice, and subject to specified exceptions, will not take certain actions related to the conduct of its business without the prior written consent of IBM.

Cash Transaction.  Our board of directors considered that the merger consideration is cash and, as a result, our stockholders will forego any potential future increase in our value that might result from our possible growth, and that income realized as a result of the merger generally will be taxable to our stockholders.

Possibility of Alternative Acquirers.  Our board of directors considered the possibility that the $56 million termination fee payable to IBM under the circumstances set forth in the merger agreement and the provision that would obligate Netezza to submit the merger agreement for adoption by Netezza’s stockholders even if our board of directors withdraws its recommendation to our stockholders to adopt the merger agreement based upon receipt of a superior offer from a third party might discourage a competing proposal to acquire Netezza or reduce the price of any such proposal, and concluded that they would not.

Interests of Directors and Officers.  Our board of directors considered the interests that certain of our directors and executive officers may have with respect to the merger in addition to their interests as Netezza stockholders generally, as are described in “— Interests of Netezza’s Executive Officers and Directors in the Merger” on page 33.

The foregoing discussion is not intended to be exhaustive, but we believe it addresses the material information and principal factors considered by our board of directors in its consideration of the merger.

In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, and individual directors may have given different weight to different factors. In addition, except as specifically noted above, our board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, our board of directors conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement and accordingly recommends that our stockholders vote “FOR” the adoption of the merger agreement.

Opinion of Netezza’s Financial Advisor

Netezza retained Qatalyst to act as its financial advisor in connection with a potential strategic transaction. Netezza selected Qatalyst based on Qatalyst’s qualifications, expertise, reputation and knowledge of the business and affairs of Netezza and the industry in which it operates. As financial advisor to Netezza, on September 19, 2010, Qatalyst rendered to our board of directors its written opinion that, as of that date and based upon and subject to the various assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by the holders of shares of Netezza common stock, other than IBM or any affiliate of IBM, pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Qatalyst’s written opinion, dated September 19, 2010, to our board of directors is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst in rendering its opinion. You should read the entire opinion carefully in its entirety. Qatalyst’s opinion was provided to our board of directors and addressed only the fairness, as of the date of the opinion and from a financial point of view, of the consideration to be received by the holders of shares of Netezza common stock, other than IBM or any affiliate of IBM, pursuant to the merger agreement. It does not address any other aspect of the merger and does not constitute a recommendation to any stockholder of Netezza as to how to vote or act on any other matter and does not in any manner address the prices at which Netezza common stock will trade at any time. The summary of Qatalyst’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Qatalyst reviewed the merger agreement and certain publicly available financial statements and other business and financial information of Netezza. Qatalyst also reviewed certain financial projections and operating data prepared by the management of Netezza for the fiscal years ending January 31,

2011, 2012 and 2013, and at the request of Qatalyst, management of Netezza provided certain financial projections for the fiscal years ending January 31, 2014, 2015 and 2016 of Netezza, all of which are collectively referred to as the “Netezza Projections.” Additionally, Qatalyst discussed the past and current operations and financial condition and the prospects of Netezza with senior executives of Netezza. Qatalyst also reviewed the historical market prices and trading activity for Netezza common stock and compared the financial performance of Netezza and the prices and trading activity of Netezza common stock with that of certain other publicly traded companies comparable with Netezza and its securities. In addition, Qatalyst reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as it deemed appropriate.

In arriving at its opinion, Qatalyst assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, it by Netezza. With respect to the Netezza Projections, Qatalyst was advised by the management of Netezza, and Qatalyst assumed, that the Netezza Projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Netezza of the future financial performance of Netezza and other matters covered thereby. Qatalyst assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement, without any modification or delay. In addition, Qatalyst assumed that in connection with the receipt of all the necessary approvals of the proposed merger, no delays, limitations, conditions or restrictions would be imposed that could have an adverse effect on Netezza or the contemplated benefits expected to be derived in the proposed merger. Qatalyst did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Netezza, nor was it furnished with any such evaluation or appraisal. In addition, Qatalyst relied, without independent verification, upon the assessments of the management of Netezza as to the existing and future technology and products of Netezza and the risks associated with such technology and products.

Qatalyst’s opinion was approved by its opinion committee in accordance with its customary practice. Qatalyst’s opinion does not constitute a recommendation as to how any holder of shares of Netezza common stock should vote with respect to the merger or any other matter and does not in any manner address the prices at which Netezza common stock will trade at any time.

Qatalyst’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date the opinion was rendered. Events occurring after the date of the opinion may affect Qatalyst’s opinion and the assumptions used in preparing it, and Qatalyst has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst’s opinion did not address the underlying business decision of Netezza to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may have been available to Netezza. Qatalyst’s opinion was limited to the fairness, from a financial point of view, of the consideration to be received by the holders of shares of Netezza common stock, other than IBM or any affiliate of IBM, pursuant to the merger agreement, and Qatalyst expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Netezza’s officers, directors or employees, or any class of such persons, relative to such consideration.

In accordance with customary investment banking practice, Qatalyst employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by Qatalyst in connection with rendering its opinion dated September 19, 2010. The analyses described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst’s opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst’s financial analyses.

In performing its analysis of Netezza, Qatalyst relied upon, among other things, certain publicly available Wall Street analyst estimates for Netezza (the “Street Projections,”) and the Netezza Projections, provided to Qatalyst by management, and reviewed and discussed with our board of directors for use in connection with its evaluation of the merger (and Qatalyst’s performance of its analysis and rendering of its opinion in connection with the merger). Netezza does not publicly disclose internal management projections of the type provided to our board of directors and Qatalyst in connection with our board of directors’ and Qatalyst’s analysis of the merger, and such projections were prepared in connection with the merger and were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

Illustrative Discounted Cash Flow Analysis.  Qatalyst performed an illustrative discounted cash flow analysis, which is designed to imply a potential value of a company by calculating the net present value of estimated future cash flows of the company. Qatalyst calculated ranges of implied equity values per share for Netezza based on discounted cash flow analyses utilizing the Netezza Projections for the second half of fiscal year 2011 through fiscal year 2016. Qatalyst calculated the net present value of unlevered free cash flows for Netezza for the second half of fiscal year 2011 through fiscal year 2015 and calculated the terminal value at the end of fiscal year 2015 by applying a range of multiples of 15.0x to 25.0x to Netezza’s estimated fiscal year 2016 net operating profits after taxes. These terminal values were then discounted to present values using weighted average costs of capital ranging from 10.0% to 14.0%. Qatalyst then applied a dilution factor of 8.8% to illustrate the net dilution to current stockholders due to the net effect of projected future equity compensation grants by Netezza. Based on the calculations set forth above, this analysis implied a range for Netezza common stock of approximately $14.95 to $25.28 per share.

Selected Companies Analysis.  Qatalyst compared selected financial information and public markets multiples for Netezza with publicly available information and public market multiples for selected high growth systems companies and data management companies. The companies used in this comparison included those companies listed below and were selected because they are publicly traded companies with operating or financial characteristics that, for purposes of this analysis, may have similarities with Netezza:

High Growth Systems Companies:

•	Aruba Networks, Inc.

•	F5 Networks, Inc.

•	Fortinet, Inc.

•	Isilon Systems, Inc.

•	Riverbed Technology, Inc.

Data Management Companies:

•	Autonomy Corporation plc

•	Informatica Corporation

•	MicroStrategy Incorporated

•	Progress Software Corporation

•	Teradata Corporation

•	TIBCO Software Inc.

Based upon equity research analyst consensus estimates for calendar year 2011 of $0.47 earnings per share and using the closing prices as of August 13, 2010 (the last trading day before the announcement that 3PAR Inc. had entered a definitive agreement to be acquired by Dell Inc. for $18.00 per share) and as of

September 17, 2010 for shares of the selected companies, Qatalyst calculated the price per share as a multiple of the estimated earnings per share for each of the selected companies (the “CY11E P/E Multiples”).

Below is a summary of the median CY11E P/E Multiples of the selected companies:

CY11E P/E Multiples
	Median based on	Median based on
	August 13, 2010	September 17, 2010
Selected Companies	Closing Prices	Closing Prices

High Growth Systems Companies	29.9x	35.7x
Data Management Companies	16.3x	19.0x

Based on the analysis of the CY11E P/E Multiples for selected companies noted above (giving greater weight to the companies Qatalyst deemed to be more relevant due to, among other things, their profitability and growth characteristics), Qatalyst selected a representative CY11E P/E Multiples range of 30.0x to 40.0x for the selected companies and applied this range to Netezza’s estimated calendar year 2011 earnings per share based on the Netezza Projections and the Street Projections. Based on the calculations set forth above, this analysis implied a range for Netezza common stock of approximately $17.70 to $23.60 based on the Netezza Projections, and approximately $13.99 to $18.65 based on the Street Projections.

No company included in the selected company analysis is identical to Netezza. In evaluating the selected companies, Qatalyst made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Netezza, such as the impact of competition on the business of Netezza and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Netezza or the industry or in the financial markets in general. Mathematical analysis, such as determining the arithmetic mean or median, or the high or low, is not in itself a meaningful method of using selected company data.

Selected Transaction Analysis.  Qatalyst compared the multiples paid in 17 transactions from March 2005 through September 2010 involving public and private data management companies and high growth systems companies with a transaction value in excess of $1.0 billion. These transactions are listed below:

Target	Acquiror

ArcSight, Inc.	Hewlett-Packard Company
3PAR Inc.	Hewlett-Packard Company
McAfee, Inc.	Intel Corporation
Sybase, Inc.	SAP AG
TANDBERG ASA	Cisco Systems, Inc.
Starent Networks, Corp.	Cisco Systems, Inc.
Omniture, Inc.	Adobe Incorporated
SPSS Inc.	International Business Machines Corporation
Data Domain, Inc.	EMC Corporation
BEA Systems, Inc.	Oracle Corporation
Fast Search & Transfer ASA	Microsoft Corporation
Cognos Incorporated	International Business Machines Corporation
EqualLogic, Inc.	Dell Inc.
Business Objects S.A.	SAP AG
Hyperion Solutions Corporation	Oracle Corporation
FileNet Corporation	International Business Machines Corporation
Ascential Software Corporation	International Business Machines Corporation

For each of the transactions listed above, where available, Qatalyst reviewed, among other things, the following ratios:

•	the price per share payable in such transaction as a multiple of estimated next twelve months earnings per share (the “Price/NTM EPS Multiples”); and

•	the enterprise value as a multiple of estimated next twelve months revenue (the “EV/NTM Revenue Multiples”).

Below is a summary of the mean and median of the multiples for the selected transactions:

Multiples	Median	Mean

Price/NTM EPS	26.4x	43.8x
EV/NTM Revenue	4.1x	4.4x

Based on the analysis of the relevant metrics for selected transactions noted above (giving greater weight to certain of the transactions noted above that Qatalyst considered to be more comparable to the proposed merger), Qatalyst selected a representative Price/NTM EPS Multiples range of 45.0x to 75.0x and a representative EV/NTM Revenue Multiples range of 5.0x to 6.0x for the transactions and applied these ranges of multiples to the relevant Netezza financial metric. Based on the calculations set forth above, this analysis implied a range for Netezza common stock of approximately $14.85 to $24.75 utilizing the Price/NTM EPS Multiples based on Street Projections of $0.33 per share, and approximately $20.86 to $24.46 utilizing the EV/NTM Revenue Multiples based on Street Projections of $263 million.

No company or transaction utilized in the selected transactions analysis is identical to Netezza or the Merger. In evaluating the selected transactions, Qatalyst made judgments and assumptions with regard to general business, market and financial conditions and other matters, many of which are beyond the control of Netezza, such as the impact of competition on the business of Netezza or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Netezza or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

  Miscellaneous

In connection with the review of the merger by our board of directors, Qatalyst performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Qatalyst considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst’s view of the actual value of Netezza. In performing its analyses, Qatalyst made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Netezza. Any estimates contained in Qatalyst’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the consideration to be received by the holders of shares of Netezza common stock, other than IBM or any affiliate of IBM, pursuant to the merger agreement, and in connection with the rendering of its opinion to our board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of Netezza common stock might actually trade.

Qatalyst’s opinion, including its presentation to our board of directors, was one of many factors taken into consideration by our board of directors in deciding to approve the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the merger consideration or of whether our board of directors would have been willing to agree to a different merger consideration. The merger consideration was determined through arm’s-length negotiations between Netezza and IBM and was approved by our board of directors. Qatalyst provided advice to Netezza during these negotiations. Qatalyst did not, however, recommend any specific merger consideration to Netezza or that any specific merger consideration constituted the only appropriate consideration for the merger.

Qatalyst provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of Netezza, IBM or their respective affiliates. During the two-year period prior to the date of Qatalyst’s opinion, no material relationship existed between Qatalyst and its affiliates and Netezza or IBM pursuant to which Netezza or IBM provided compensation to Qatalyst or its affiliates; however Qatalyst and its affiliates may in the future provide investment banking and other financial services to Netezza or IBM and their respective affiliates for which it would expect to receive compensation.

Under the terms of its engagement letter, Qatalyst provided Netezza with financial advisory services in connection with the transaction. Pursuant to the engagement letter, Netezza has agreed to pay Qatalyst, upon closing of the transaction, a transaction fee that is expected to be approximately $17.0 million based on the aggregate value of the transaction at announcement. The transaction fee is contingent upon the consummation of the proposed merger and is payable at the time of the closing of the merger. The engagement letter also provides that Qatalyst will receive a $2.25 million fee, of which $250,000 is payable upon execution of the engagement letter and the remainder is payable upon rendering its opinion to the Netezza board of directors and which is not contingent on the consummation of the proposed merger but will be fully credited against the transaction fee if the merger is completed. Netezza has also agreed to reimburse Qatalyst for its expenses incurred in performing its services. In addition, Netezza has agreed to indemnify Qatalyst and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst or any of its affiliates against certain liabilities and expenses related to or arising out of Qatalyst’s engagement.

Financial Forecasts

Our management made available to IBM certain non-public business and financial information about Netezza as a stand-alone company, including financial forecasts for the fiscal years ending January 31, 2011, 2012, and 2013. These forecasts did not give effect to the merger. The financial forecasts were based on numerous assumptions made by our management, including assumed annual growth rates with respect to product revenue, assumed annual renewal rates with respect to maintenance contracts and assumed rates of our product and service margins.

The adjustments to net income and diluted earnings per share in the forecasts excluded all stock-based compensation expense. Adjusted net income and adjusted diluted earnings per share are non-GAAP measures that are used by management as supplemental financial measurements to evaluate our operational trends and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are not defined under GAAP and, accordingly, they may not be comparable measurements to those used by other companies.

A summary of the financial forecasts for Netezza’s 2011 through 2013 fiscal years made available to IBM is as follows:

	Fiscal Years Ending January 31
	2011	2012	2013
	Dollars (in millions,
	except per share data)

Revenue	$253.2	$316.5	$395.6
Adjusted Net Income	$24.6	$39.4	$54.6
Adjusted Diluted Earnings Per Share	$0.37	$0.59	$0.81
Cash Flows from Operating Activities	$20.3	$32.0	$47.0

Netezza’s financial forecasts presented above were reviewed with our board of directors and were used by Qatalyst in connection with its financial analysis of the merger consideration.

In conjunction with its role as our financial advisor, Qatalyst reviewed and discussed with us our management’s financial forecasts summarized above for the fiscal years ending January 31, 2011, 2012 and 2013, including an update of our Adjusted Diluted Earnings Per Share for the fiscal year ending January 31, 2011 to $0.38, based on our actual second quarter financial results. At the request of Qatalyst, our management also provided unlevered free cash flow forecasts for the second half of the fiscal year ending January 31, 2011 and for the fiscal years ending January 31, 2012 and 2013, as well as certain financial forecasts for the fiscal years ending January 31, 2014, 2015 and 2016. These forecasts, which form a part of the Netezza Projections described below in the section entitled “— Opinion of Netezza’s Financial Advisor” beginning on page 26, were then used by Qatalyst in connection with its financial analysis of the merger consideration as described above but were not made available to IBM. A summary of the resulting financial forecasts for Netezza’s fiscal years ending January 31, 2014, 2015 and 2016 is as follows:

	Fiscal Years Ending January 31
	2014	2015	2016
	Dollars (in millions,
	except per share data)

Revenue	$485	$582	$683
Adjusted Net Income	$71	$87	$104
Adjusted Diluted Earnings Per Share	$1.02	$1.23	$1.45
Unlevered Free Cash Flow	$61	$78	$95

Forecasted unlevered free cash flows were negative $5 million for the second half of the fiscal year ending January 31, 2011, $26 million for the fiscal year ending January 31, 2012 and $41 million for the fiscal year ending January 31, 2013.

The financial forecasts shown above are included in this proxy statement to provide our stockholders access to certain nonpublic information considered by our board of directors during its evaluation of the merger, provided to Qatalyst in connection with its opinion to our board of directors, as more fully described in the section entitled ‘‘— Opinion of Netezza’s Financial Advisor” beginning on page 26, and provided to IBM for the purpose of allowing it to evaluate the merger. The inclusion of this information should not be regarded as an indication to any stockholder that our board of directors or any other recipient of this information considered, or now considers, it to be predictive of actual future results, and they should not be relied on as such. The forecasts reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. As a result, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than such forecasts. As the forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. Also, the economic and business environments can and do change quickly, which adds a significant level of unpredictability, unreliability and execution risk. These factors create significant doubt as to whether the forecasts for fiscal years 2011 and beyond are likely to be achieved. As a result, the forecasts are not necessarily indicative of future results. In addition, our management prepared the forecasts prior to the execution of the merger agreement and, accordingly, the forecasts do not reflect the effects of the merger, which may cause results to differ materially. Accordingly, readers of this proxy statement are cautioned not to place undue reliance on the financial forecasts.

The financial forecasts stated above were prepared for internal use in connection with the merger and not with a view toward public disclosure or toward complying with generally accepted accounting principles in the United States, or GAAP, the published guidelines of the Securities and Exchange Commission regarding forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The forecasts included in this proxy statement were prepared by, and are the responsibility of, our management. We do not assume any responsibility to update these forecasts. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such forecasts or their achievability, and assume no responsibility for, and disclaim any association with, the financial forecasts. Furthermore, the financial forecasts do not take into account any circumstances or events occurring after the date the forecasts were prepared that were unforeseen by our management at the time of preparation. We have made publicly available our actual results of operations for the quarter ended July 31, 2010. Our stockholders should review our Quarterly Report on Form 10-Q for the quarter ended July 31, 2010 to obtain this information. See “Where You Can Find More Information” on page 67.

None of Netezza or our affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of Netezza compared to the information contained in the forecasts or that forecasted results will be achieved.

BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL FORECASTS, NETEZZA UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FORECASTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL FORECASTS ARE SHOWN TO BE IN ERROR OR CHANGE.

Interests of Netezza’s Executive Officers and Directors in the Merger

When considering the recommendation of our board of directors, you should be aware that members of our board of directors and our executive officers have interests in the merger in addition to their interests as Netezza stockholders generally, pursuant to certain arrangements between such directors and executive officers and Netezza and, in the case of certain of our executive officers, pursuant to employment arrangements with IBM effective as of the closing of the merger. These interests are described below and may be different from, or in conflict with, your interests as a Netezza stockholder. The members of our board of directors were aware of the material facts as to these additional interests, and considered them, when they approved the merger agreement.

Overview

Prior to our entering into the merger agreement, each of our executive officers was party to an executive retention agreement with Netezza pursuant to which each executive officer would be entitled, subject to the execution of a release, to certain payments and benefits (as described below) in the event of a termination of such executive officer’s employment by Netezza or its successor without “cause” or by the executive officer for “good reason,” each following a “change in control” (each such term as defined in the executive retention agreements). The merger will constitute a change-in-control and IBM will constitute Netezza’s successor under each executive retention agreement.

Each of Messrs. James Baum, David Flaxman, Patrick J. Scannell, Jr., Ray Tacoma and Ms. Patricia Cotter have entered into employment arrangements with IBM, effective upon the closing of the merger. These employment arrangements will supersede and replace the executive retention agreements, and the executive officers will not be entitled to any of the benefits provided under such agreements.

The employment arrangements with IBM will be effective upon the closing of the merger and will provide certain retention or severance payments and equity compensation benefits to such executive officers. Mr. Scannell’s employment arrangement with IBM provides for certain transition compensation and preserves his acceleration of one year’s vesting of equity compensation as a result of the merger.

In addition, Messrs. Baum, Scannell and Tacoma have entered into new non-competition and non-solicitation agreements with IBM that, effective upon the closing of the merger, will supersede and replace the non-competition and non-solicitation arrangements with Netezza by which they are currently bound. Mr. Flaxman and Ms. Cotter will continue to be bound by their current non-competition and non-solicitation arrangements, as well as by restrictive covenant obligations under IBM’s customary arrangements with each of its employees.

Our non-employee directors and certain of our executive officers are entitled to certain other payments and benefits in connection with the merger, as described below in “Other Compensation and Benefit Arrangements.”

Under the terms of the merger agreement, all unvested options under the 2000 stock incentive plan will vest in full upon closing of the merger. Under the terms of the award agreements granted under the 2007 stock incentive plan, the executive officers other than Mr. Flaxman will receive one year’s accelerated vesting of any unvested options or time-based RSUs. Mr. Flaxman has waived his right to such acceleration of awards granted under the 2007 stock incentive plan; accordingly, such awards will continue to vest according to their original vesting schedule. The March 2010 performance-based RSUs received by Messrs. Baum, Flaxman, Scannell and Tacoma and Ms. Cotter will be converted as described below under “— Treatment of Restricted Stock Units Outstanding Under Our Stock Plans” beginning on page 44.

Netezza Executive Retention Agreements

Agreements with Executives

In March 2007, we entered into executive retention agreements with each of Messrs. Baum, Scannell and Tacoma and Ms. Cotter, and in November 2009, we entered into an executive retention agreement with Mr. Flaxman. Under these agreements, if the executive officer’s employment is terminated, and in the case of Mr. Flaxman his employment is terminated following a “change in control” (as defined in his agreement) of Netezza, by Netezza without “cause” or by the executive officer for “good reason,” then the executive officer would receive for a one-year period following termination of employment:

•	severance payments in an aggregate amount equal to the sum of (a) the executive officer’s highest annual base salary for the three years preceding the termination and (b) the bonus paid to the executive officer for the preceding fiscal year; and

•	continuation of heath care benefits.

In addition, under the executive retention agreements if, following a “change in control” (as defined in the agreements) of our company, the executive’s employment is terminated by the acquiring company without cause or by the executive for good reason, all outstanding stock options, restricted stock or similar equity awards held by him or her will become vested in full.

The merger will constitute a change in control and IBM will constitute our successor under the executive retention agreements.

IBM Employment Arrangements

Each of Messrs. Baum, Flaxman, Scannell and Tacoma and Ms. Patricia Cotter has entered into an employment arrangement with IBM that is conditioned upon the closing of the merger and the executive officer’s continued employment with Netezza through the closing of the merger. Upon closing of the merger and the effectiveness of these employment arrangements, the executive retention agreements entered into between Netezza and these executive officers will terminate, and the executive officers will no longer be entitled to any payments or benefits under such agreements. In addition, Mr. Flaxman will not be entitled to any extra acceleration of vesting of equity-based awards under the generally applicable terms of the option and RSU awards granted under our 2007 stock incentive plan as a result of the merger. Each executive officer’s employment by IBM will be “at will” and may be terminated at any time for any reason, subject to the obligations described below and applicable law.

Salary.  The employment arrangements between IBM and each of Messrs. Baum, Flaxman and Tacoma and Ms. Cotter provide that the base salary and cash incentives that each executive officer will be entitled to receive from IBM upon their transition to the IBM payroll (their “IBM Hire Date”) will be the same as the base salary and cash incentives that each was entitled to receive from Netezza prior to their IBM Hire Date. Upon the IBM Hire Date, their salaries and cash incentives will be determined under IBM’s normal procedures but will not be set below the current levels of base salary and target incentives during their respective two-year (three-year for Mr. Flaxman) retention periods established by the retention payments described in Retention Program below. The transition arrangement between IBM and Mr. Scannell provides for a cashout of certain incentives earned through the IBM Hire Date and an increased salary beginning on his IBM Hire Date to account for his ceasing to participate in a current cash incentive program. Under their employment arrangements with IBM, the executive officers initially will receive the following annual base salaries: Mr. Baum — $400,000; Ms. Cotter — $215,000; Mr. Flaxman — $285,000; Mr. Scannell — $300,000, increasing to $480,000 on his IBM Hire Date; and Mr. Tacoma — $275,000.

Treatment of Netezza Equity Awards.  The employment and transition arrangements between IBM and each of the executive officers provide for acceleration of equity-based awards that is no more favorable than the acceleration provided under the merger agreement, option and RSU award agreements and the executive retention agreements. Pursuant to such employment arrangements, upon the closing of the merger, each executive officer will receive full accelerated vesting of his or her then unvested options granted under the 2000 stock incentive plan, one year’s (20%) accelerated vesting of such executive officer’s then unvested options granted under the 2007 stock incentive plan, and the remaining portion of such executive officer’s then unvested options will be converted into options to acquire IBM stock and will continue to vest in accordance with such options’ original vesting schedules, shortened by one year. In addition, pursuant to these employment arrangements, upon the closing of the merger, each executive officer will receive one year’s (25%) accelerated vesting of his or her then unvested RSUs (other than performance-based RSUs), and the portions of his or her then unvested RSUs will be converted into the right to receive shares of IBM common stock on each subsequent vesting date of the RSUs. Mr. Flaxman has waived such acceleration with respect to his options and RSUs granted under the 2007 stock incentive plan; accordingly, these awards will continue on their regular vesting schedule. The general treatment of options and RSUs in the merger, including options and RSUs held by our executive officers, is described below under “— Treatment of Options Outstanding Under Our Stock Plans” and “— Treatment of Restricted Stock Units Outstanding Under Our Stock Plans” beginning on page 44.

Subject to the execution of IBM’s standard release of claims, if an executive officer’s employment is terminated by IBM without “cause” or resigns for “good reason” (each such term as defined in the executive officer’s employment arrangement with IBM) any options and RSUs held by such executive officer that are unvested as of such termination will vest in full as of such termination. If an executive officer’s employment terminates for any reason other than by IBM without “cause” or by the executive officer for “good reason,” such executive officer will forfeit any unvested options and RSUs. In addition, with respect to Mr. Scannell, any options or RSUs that remain unvested as of the six-month anniversary of the closing of the merger will vest or be paid in full as of such date, subject to the satisfaction of the performance milestones specified in his transition arrangement.

Retention Program.  Under the terms of the employment arrangements between IBM and each of Messrs. Baum, Flaxman and Tacoma and Ms. Cotter, each such executive officer will be entitled to participate in a retention program pursuant to which each such executive officer will be eligible to receive cash payments following each of four six-month milestone periods through the second anniversary (or, for Mr. Flaxman, six six-month milestones and the third anniversary) of the closing of the merger, subject to continued employment through the applicable payment dates and the achievement of specified milestones set forth in the employment arrangements. The following are the maximum aggregate amounts payable pursuant to this retention program:

Mr. Baum — $3,000,000; Ms. Cotter — $500,000; Mr. Flaxman — $875,000; and Mr. Tacoma — $2,000,000. If the employment of any of the executive officers is terminated by IBM without “cause” (as defined in the executive officer’s employment arrangement with IBM) or as a result of the executive officer’s death or “disability” (as determined by IBM) prior to the second (or, for Mr. Flaxman, third) anniversary of the closing of the merger, the executive officer will be entitled to receive the retention payment for the then-applicable six-month milestone period, subject to the execution of IBM’s standard release of claims.

Transition Program.  Under the terms of the transition arrangement between IBM and Mr. Scannell, Mr. Scannell will be entitled to participate in a transition program pursuant to which he will be entitled to receive a cash payment equal to up to $408,250 on the six-month anniversary of the closing of the merger, subject to continued employment through the applicable payment date and the achievement of specified performance milestones set forth in his transition arrangement. If Mr. Scannell’s employment is terminated by IBM without “cause” or as a result of his death or “disability” (as determined by IBM) prior to the six-month anniversary of the closing of the merger, he will be entitled to the full amount of his cash payment under the transition program, subject to the execution of IBM’s standard release of claims.

In each of these employment arrangements, “Good Reason” is defined as without the executive officer’s consent, (1) a material reduction (i.e., at least 15 percent) in his or her annual base salary as in effect on the date of the employment arrangements or (2) a relocation of the executive officer’s principal place of employment at least 30 miles farther away from his or her residence as of the effective date of the employment arrangements.

Non-Competition Agreements

Each of Messrs. Baum, Scannell and Tacoma has executed a related noncompetition agreement, which provides that following the closing of the merger and the executive officer’s termination of employment with IBM, the executive officer will be subject to lengthened restrictive covenants that generally prohibit the executive officer, in any capacity, directly or indirectly, from participating or engaging in business with respect to designing, developing, testing, integrating, distributing, delivering, providing, marketing, licensing or selling software, hardware, technology, or services (including but not limited to consulting services) to facilitate relational database, database acceleration, database compression, data warehousing, advanced analytics and/or analytic databases, in-database applications, integrated business appliances, geospatial database and/or analytics. The noncompetition periods run during each such executive officer’s employment with IBM or its subsidiaries or affiliates and for a specified time period thereafter. Each noncompetition agreement also includes restrictions on solicitation of clients, customers, employees and independent contractors and certain no-hire restrictions during the effectiveness of the noncompetition provisions. This agreement supplements and takes precedence over but does not supersede the restrictive covenants contained in the executive’s current arrangements with Netezza and IBM.

Each of Ms. Cotter and Mr. Flaxman will continue to be bound by the terms of his or her existing noncompetition agreement with Netezza, each of which provides for restrictions during the one-year period after his or her employment ends.

Each executive officer will also enter into IBM’s customary restrictive covenant agreements, effective upon each executive officer’s IBM Hire Date.

Other Compensation and Benefit Arrangements

Treatment of Certain Performance-Based Restricted Stock Units

Messrs. Baum, Flaxman, Scannell and Tacoma and Ms. Cotter received performance-based RSUs in March 2010. The merger agreement provides that the shares subject to such RSUs will be determined using an assumed adjusted operating income result at 143% of target and an assumed revenue result (for the full fiscal year) of 150% of target and then converted into RSUs with respect to IBM common stock; however, the converted RSUs will provide that the revenue component (and the resulting number of converted RSUs paid out) can be adjusted downwards after January 31, 2011 based on actual revenue for the full fiscal year but not below the number due at 100% of target.

Treatment of Equity Awards Held by Our Non-Employee Directors

The merger agreement provides that all stock options, RSUs and restricted stock, whether vested or unvested, held by our non-employee directors will be cashed out in the merger as though fully vested. The general treatment of options and RSUs in the merger, including such awards held by our directors, is described below under “— Treatment of Options Outstanding Under Our Stock Plans” and “— Treatment of Restricted Stock Units Outstanding Under Our Stock Plans” beginning on page 44.

Compensation Summary

The following table sets forth the following cash compensation for each of our executive officers:

•	the expected annual base salary each executive officer is expected to receive from IBM following the closing of the merger or, where known, after the IBM Hire Date; and

•	the aggregate cash retention or transition bonus each executive officer will be eligible to receive following the closing of the merger.

		Aggregate Cash
	Annual Base	Retention/Transition
Name of Executive Officer	Salary	Bonus

James Baum	$400,000	$3,000,000
Patricia Cotter	$215,000	$500,000
David Flaxman	$285,000	$875,000
Patrick J. Scannell, Jr.	$480,000	$408,250
Ray Tacoma	$275,000	$2,000,000

The table below sets forth, as of September 27, 2010, for each of our directors and executive officers, the number of stock options with vesting that will accelerate, pursuant to the terms of the executive officer’s award agreements and employment arrangement with IBM, in the case of persons listed below other than non-employee directors, at the closing of the merger and the dollar value of such accelerated stock options, as well as the number of all vested and unvested stock options held (including stock options with vesting that will accelerate at the closing of the merger) and the dollar value of all such vested and unvested stock options held. The table below does not take into account any additional acceleration of vesting of options that could occur upon termination of employment under specified circumstances pursuant to the employment arrangements with IBM.

	Total Number of
	Options with Vesting	Dollar Value of
	Accelerating at	Accelerated	Total Number of	Dollar Value of
Name	the Closing	Options(1)	All Options(2)	All Options(1)

Directors:
Francis A. Dramis, Jr.	—	$—	—	$—
Robert J. Dunst, Jr.(3)	—	$—	—	$—
Paul J. Ferri	6,250	$126,875	50,000	$1,015,000
Peter Gyenes	15,625	$203,125	50,000	$650,000
Charles F. Kane	—	$—	50,000	$1,300,000
Jitendra S. Saxena	130,000	$2,807,000	616,000	$13,832,000
J. Chris Scalet	—	$—	—	$—
Edward J. Zander	6,250	$126,875	130,000	$3,112,600
Executive Officers:
James Baum	328,500	$7,494,370	1,080,000	$23,795,600
Patricia Cotter	43,000	$844,700	90,501	$1,754,967
David Flaxman(4)	—	$—	150,000	$2,931,000
Patrick J. Scannell, Jr.	130,000	$2,256,500	360,291	$6,959,907
Ray Tacoma	123,000	$1,794,000	566,000	$11,552,800

(1)	The dollar value of options is calculated by subtracting the per share exercise price of the options from $27.00 per share and multiplying the amount of this difference by the number of shares subject to the options.

(2)	The number of all options includes options with vesting that will accelerate at the closing of the merger and options that remain unvested as of the closing of the merger, which will be converted into options for IBM common stock.

(3)	Mr. Dunst’s term as a director of Netezza ended in June 2010.

(4)	Mr. Flaxman waived the acceleration of his unvested options granted under the 2007 stock incentive plan.

The table below sets forth, as of September 27, 2010, for each of our directors and executive officers, the number of RSUs with vesting accelerating, pursuant to the terms of the executive officer’s employment arrangement with IBM, in the case of persons listed below other than non-employee directors, at the closing of the merger and the dollar value of such RSUs, as well as the number of all RSUs held (inclusive of those vesting at the closing of the merger) and the dollar value of all such RSUs held. The table below does not take into account any additional acceleration of vesting of RSUs that could occur upon termination of employment under certain specified circumstances pursuant to the employment arrangements with IBM nor the value of the performance-based RSUs from March 2010.

Total Number of
	RSUs with Vesting	Dollar Value of
	Accelerating at	Accelerated	Total Number of	Dollar Value of
Name	the Closing	RSUs(1)	All RSUs(2)	All RSUs(1)

Directors:
Francis A. Dramis, Jr.	—	$—	—	$—
Robert J. Dunst, Jr.	—	$—	—	$—
Paul J. Ferri	—	$—	—	$—
Peter Gyenes	—	$—	—	$—
Charles F. Kane	—	$—	—	$—
Jitendra S. Saxena	—	$—	—	$—
J. Chris Scalet	—	$—	—	$—
Edward J. Zander	—	$—	—	$—
Executive Officers:
James Baum	18,750	$506,250	150,000	$4,050,000
Patricia Cotter	6,250	$168,750	50,000	$1,350,000
David Flaxman(3)	—	$—	50,000	$1,350,000
Patrick J. Scannell, Jr.	9,375	$253,125	75,000	$2,025,000
Ray Tacoma	10,000	$270,000	80,000	$2,160,000

(1)	The dollar value of RSUs is calculated by multiplying the number of shares underlying the RSU by $27.00.

(2)	The total number of RSUs consists of the total number of RSUs prior to acceleration, including RSUs with vesting that accelerates at the closing of the merger and RSUs that will not be settled prior to the closing of the merger or converted into an RSU for shares of IBM common stock.

(3)	Mr. Flaxman waived the acceleration of his unvested RSUs.

The table below sets forth, as of September 27, 2010, for each of our directors, the number of shares of restricted stock whose vesting will accelerate at the closing of the merger and the dollar value of such shares. No executive officers hold unvested shares of restricted stock.

	Total Number of	Dollar Value of
	Shares of Restricted Stock with Vesting	Accelerated
Name	Accelerating at the Closing	Shares of Restricted Stock(1)

Directors:
Francis A. Dramis, Jr.	6,024	$162,648
Robert J. Dunst, Jr.	—	$—
Paul J. Ferri	6,024	$162,648
Peter Gyenes	6,024	$162,648
Charles F. Kane	6,024	$162,648
Jitendra S. Saxena	6,024	$162,648
J. Chris Scalet	6,024	$162,648
Edward J. Zander	6,024	$162,648

(1)	The dollar value of restricted stock is calculated by multiplying the number of shares of restricted stock by $27.00.

Legal Proceedings Regarding the Merger

Since the announcement of the merger, we and our directors were named as defendants in four putative class actions brought by Netezza stockholders. The first, which names IBM as an additional defendant, was filed on September 21, 2010, in the Court of Chancery of the State of Delaware and is captioned Anthony Kolton v. Netezza Corporation, et al., C.A. No, 5836. The second, which names us, certain of our directors, certain of our officers and IBM as defendants, was filed on September 22, 2010, in the Middlesex Superior Court of the

Commonwealth of Massachusetts and is captioned Adam Walker v. Netezza Corporation, et al., C.A. No. 10-3583. The third, which names us, our directors and a former director as defendants, is captioned Oklahoma Law Enforcement Retirement System v. Netezza Corporation, et al., C.A. No., 1:10 cv 11644-JLT and was filed on September 27, 2010 in the United States District Court of the District of Massachusetts. The fourth, which names us, our directors and IBM as defendants, was filed on September 29, 2010, in the Court of Chancery of the State of Delaware and is captioned Erste-Sparinvest KAG v. Netezza Corporation, et al., C.A. No. 5858.

The four actions, purportedly brought on behalf of a class of our stockholders, generally allege that our directors purportedly breached their fiduciary duties in connection with the proposed merger by failing to maximize shareholder value and obtain the best financial terms. On October 5, 2010, the Erste-Sparinvest KAG plaintiff amended its complaint to further allege that we failed to disclose material information concerning the proposed merger, and on October 6, 2010, the Erste-Sparinvest KAG plaintiff filed a motion for expedited proceedings and a motion for preliminary injunction. All of the complaints include requests for declaratory, injunctive and other equitable relief, including to enjoin us and IBM from consummating the merger, in addition to fees and costs. We believe that the claims are without merit.

On October 1, 2010 and October 4, 2010, we filed motions to stay the proceedings in the United States District Court for the District of Massachusetts and the Middlesex Superior Court for the Commonwealth of Massachusetts, respectively, pending final judgment of the matters in the Court of Chancery of the State of Delaware. On October 8, 2010, the Kolton and Erste-Sparinvest KAG plaintiffs submitted to the Court a proposed order consolidating for all purposes their two actions in the Court of Chancery of the State of Delaware (and advised the Court that the defendants do not oppose consolidation).

Appraisal Rights

If you do not vote for the adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of our common stock must follow the steps prescribed in Section 262 of the DGCL and summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of our common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

ANY NETEZZA STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, AS FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Under the DGCL, holders of our common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery, or the Delaware Court, and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of our common stock and Section 262 of the DGCL is attached to this proxy statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Annex C carefully and should consult his, her or its legal advisor, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to Netezza, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of our common stock. If you sign and return a proxy card or vote by submitting a proxy by telephone, through the Internet or by fax, without expressly directing that your shares of our common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person or by submitting a proxy by telephone, through the Internet or by fax, in favor of the proposal to adopt the merger agreement or check either the “against” or the “abstain” box next to the proposal on such card or vote in person or by submitting a proxy by telephone, through the Internet or by fax, against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

A demand for appraisal will be sufficient if it reasonably informs Netezza of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of our common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of our common stock on October 6, 2010, the record date for the special meeting, is entitled to assert appraisal rights for such shares of our common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of our common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares must be mailed or delivered to: Netezza Corporation, 26 Forest Street, Marlborough, Massachusetts 01752, Attention: Corey C. DuFresne, Secretary.

Within ten days after the effective time of the merger, we will notify each stockholder of the effective time of the merger who properly asserted appraisal rights under Section 262 and has not voted for the adoption of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days after such service, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of our shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court shall take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL.

The Delaware Court will direct the payment of the fair value of the shares of our common stock to those stockholders who have perfected appraisal rights, together with interest, if any. The Delaware Court will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the action (which do not include attorneys’ or expert fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the merger agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger.

If you properly demand appraisal of your shares of our common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL GOVERN.

Treatment of Options Outstanding Under Our Stock Plans

At the effective time of the merger, each outstanding option to acquire our common stock granted under our 2000 stock incentive plan, granted under our 2007 stock incentive plan to the extent vested (or vesting in connection with the merger), or held by any of our or our subsidiaries’ non-employee directors, consultants or independent contractors immediately before the effective time of the merger will be canceled and converted into the right to receive an amount, in cash, without interest and less any applicable withholding taxes, equal to the product of (a) the number of shares of our common stock that are subject to the option, and (b) the excess, if any, of $27.00 per share over the exercise price per share of the common stock subject to such option.

Each outstanding option to acquire our common stock under our 2007 stock incentive plan not being canceled in the manner described in the prior paragraph will be converted at the effective time of the merger into an option to acquire shares of common stock of IBM. The converted option will be subject to substantially the same terms and conditions as were applicable to the option prior to the conversion, with the vesting period shortened by one year or six months in connection with the merger and other than with respect to exercisability prior to vesting or the ability to pay the exercise price by tendering previously owned shares of Netezza common stock. The number of shares of IBM common stock subject to the converted option and the converted option’s exercise price per share will be determined as follows: the number of shares of IBM common stock subject to the option will be equal to the product of (a) the number of shares of Netezza common stock subject to the option and (b) the exchange ratio described below, rounded down to the nearest whole IBM share. The exercise price per share of the converted option will be equal to the quotient of (a) the per share exercise price for the shares of Netezza common stock otherwise purchasable pursuant to such option and (b) the exchange ratio, rounded up to the nearest whole cent. The exchange ratio is a fraction equal to $27.00 divided by the average closing price per share of IBM common stock on the NYSE Composite Transactions Tape on the 20 trading days immediately prior to the closing of the merger.

The option award agreements granted under our 2000 stock incentive plan and 2007 stock incentive plan provide for one year’s accelerated vesting in the event of an acquisition of Netezza, unless the optionholder has been employed by Netezza for less than one year as of the date of the acquisition, in which case the option will accelerate only with respect to six months. The merger will constitute an acquisition for this purpose. Options granted under the 2000 stock incentive plan have a four-year vesting cycle, so would, absent the terms of the merger agreement, accelerate with respect to 25% of the total number of shares subject to the option, or, for optionholders employed for less than one year, 12.5% of the total number of shares subject to the option. Under the merger agreement, options under the 2000 stock incentive plan will be canceled and paid out as provided above without regard to whether the options have vested. Options granted under the 2007 stock incentive plan have a five-year vesting cycle, so will accelerate with respect to 20% of the total number of shares subject to the option, or, for optionholders employed for less than one year, 10% of the total number of shares subject to the option.

Treatment of Restricted Stock Units Outstanding Under Our Stock Plans

At the effective time of the merger, each outstanding RSU to the extent vested (or vesting in connection with the merger) or held by any of our or our subsidiaries’ non-employee directors, consultants or independent contractors immediately before the effective time of the merger, will be canceled and converted at the effective time of the merger into the right to receive shortly after closing of the merger, an amount in cash equal to the product of (a) the number of shares of Netezza common stock subject to such RSU and $27.00 per share. Any outstanding RSU not canceled as described above will be converted at the effective time of the merger into an RSU, subject to substantially the same terms and conditions as were applicable to the RSU prior to conversion, with the vesting period shortened by one year or six months in connection with the merger. The number of shares of IBM common stock will be equal to the product of (a) the number of shares of Netezza common stock subject to the RSU and (b) the exchange ratio, rounded down to the nearest whole share.

The agreements for RSUs with time-based vesting criteria provide for one year’s accelerated vesting in the event of an acquisition of Netezza, unless the holder of the RSU has been employed by us for less than one year as of the date of the acquisition, in which case the option will accelerate only as to six months. RSUs have a four-year vesting cycle, so will accelerate with respect to 25% of the total number of shares subject to the RSU, or, for holders employed for less than one year, 12.5% of the total number of shares subject to the RSU. The merger will constitute an acquisition for this purpose.

Our named executive officers received performance-based RSUs in March 2010. These grants provided for payment of a number of shares, one half of which were to be determined based on the satisfaction of adjusted operating income targets for the fiscal year ending January 31, 2011 and the other half of which were to be determined based on the satisfaction of revenue targets for the same period. The parties agreed that it would be difficult to measure adjusted operating income separately for our operations after the closing of the merger and, accordingly, agreed to determine the first half of the performance-based RSUs using an assumed adjusted operating income at 143% of target. The parties further agreed to convert the other half of the RSUs using an initial assumption that the revenue for the fiscal year ending January 31, 2011 will be achieved at 150% of target, subject to reduction (but not below 100% of target) based on the actual revenue results for the operations through January 31, 2011. The agreements for RSUs with performance-based vesting do not provide for acceleration in the event of an acquisition of Netezza.

Treatment of Restricted Stock Outstanding Under Our Stock Plans

At the effective time of the merger, each share of Netezza restricted stock will be converted into the right to receive $27.00.

Arrangements with Netezza’s Executive Officers

Each of our executive officers has entered into an employment or transition agreement with IBM, described in the section “Interests of Netezza’s Executive Officers and Directors in the Merger” on page 33, which, in some cases, provide for a different treatment of the officers’ equity awards.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by IBM and us and specified in such certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the closing, which will take place on a date to be specified by IBM, merger sub and us and which will be no later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, unless IBM and we agree to hold the closing at a different time. We currently anticipate the merger to be completed in the fourth quarter of calendar year 2010.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act. Following the closing of the merger, we will no longer be an independent public company.

Material United States Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Netezza common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Netezza common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Netezza common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Netezza common stock through the exercise of options or otherwise as compensation, holders who hold their Netezza common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders whose functional currency is not the U.S. dollar, and holders who exercise appraisal rights. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a U.S. holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Netezza common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Netezza common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Netezza common stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Netezza common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Netezza common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Netezza common stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of Netezza common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Netezza common stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Netezza common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the

non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•	the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of Netezza’s outstanding common stock at any time during the five years preceding the merger, and Netezza is or has been a “United States real property holding corporation” for U.S. federal income tax purposes during such period. Although there can be no assurances in this regard, Netezza does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any.

Appraisal Rights

Under specified circumstances a holder may be entitled to appraisal rights in connection with the merger. If a holder of Netezza common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in such holder’s income as ordinary income for U.S. federal income tax purposes. Holders of Netezza common stock who exercise appraisal rights are urged to consult their own tax advisors.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO NETEZZA STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

Regulatory Matters

HSR Act

The closing of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. The HSR Act requires the parties to observe a 30-day waiting period (the “initial waiting period”), during which time the merger may not be consummated, unless that initial waiting period is terminated early. If, before the expiration of the initial waiting period, the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information, the parties may not consummate the transaction until 30 days after Netezza and IBM have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination). IBM and Netezza filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the

Department of Justice and the Federal Trade Commission on September 30, 2010, and each requested early termination of the waiting period.

At any time before the effective time of the merger, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, state attorneys general, or private parties can file suit under the antitrust laws to enjoin consummation of the merger or to impose conditions on the merger. There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.

Other Jurisdictions

The completion of the merger is also subject to comparable notifications and review under the antitrust laws of various foreign jurisdictions, including Italy. Netezza and/or IBM have filed or intend to file notifications with the appropriate governmental entities, including in Italy. Some of these jurisdictions do not require regulatory approval, consent or agreement prior to completing the merger. With respect to any jurisdiction that does require regulatory approval, consent or agreement prior to completing the merger, Netezza and IBM expect to observe the applicable waiting periods prior to completing the merger. It is possible that any of the governmental entities with which notifications are filed may seek, as conditions for granting approval of the merger, various regulatory concessions. There can be no assurance that Netezza and IBM will be able or willing to satisfy or comply with these conditions.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

The merger agreement and the following description have been included to provide you with information regarding the terms of the merger agreement. It is not intended to provide any other factual information about Netezza or IBM. Such information can be found elsewhere in this proxy statement and in the other public filings we and IBM make with the SEC, which are available, without charge, at http://www.sec.gov.

The representations and warranties described below and included in the merger agreement were made for the purposes of the merger agreement by Netezza and IBM to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by Netezza and IBM in connection with negotiating the terms of that agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been made for the purpose of allocating risk between Netezza and IBM rather than establishing the matters addressed by such representations and warranties as facts. The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Netezza and IBM or their respective businesses.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, merger sub, a wholly owned subsidiary of IBM and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly owned subsidiary of IBM and the separate corporate existence of merger sub will cease.

Effective Time; Closing

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by IBM and us and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the date of closing, which will take place on a date to be specified by IBM, merger sub and us and which will be no later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by IBM and us. Although we expect to complete the merger as soon as possible following the special meeting of our stockholders (if our stockholders adopt the merger agreement), we cannot specify when or assure that we and IBM will satisfy or waive all of the conditions to the closing of the merger. See “— Conditions to the Closing of the Merger” beginning on page 61.

Merger Consideration

The merger agreement provides that each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares held by us as treasury stock, IBM, merger sub or by holders properly exercising appraisal rights under Delaware law) will be converted at the effective time of the merger into the right to receive $27.00 in cash, without interest and less any applicable withholding taxes.

If any of our stockholders perfect appraisal rights with respect to any of our shares of common stock, then we will treat those shares as described under “The Merger — Appraisal Rights” beginning on page 40.

Treatment of Stock Options, Restricted Stock Units and Restricted Stock

Stock Options

At the effective time of the merger, each outstanding option to acquire Netezza common stock granted under our 2000 stock incentive plan, granted under our 2007 stock incentive plan to the extent vested (or vesting in connection with the merger), or held by any of our or our subsidiaries’ non-employee directors, consultants or independent contractors immediately before the effective time of the merger will be canceled and converted into the right to receive shortly after closing an amount, in cash, without interest and less any applicable withholding taxes, equal to the product of:

•	the number of shares of Netezza common stock that are subject to such option immediately prior to the effective time and

•	the excess of the merger consideration of $27.00 per share over the exercise price per share of Netezza common stock subject to such option.

Each outstanding option to acquire Netezza common stock under the 2007 stock incentive plan not being canceled in the manner described in the preceding paragraph will be converted into an option to acquire, subject to substantially the same terms and conditions applicable to that option prior to the effective time of the merger, a number of shares of IBM common stock equal to the product of the following, rounded down to the nearest whole share of IBM common stock:

•	the number of shares of Netezza common stock that are subject to such option and

•	the exchange ratio, as described below.

The exchange ratio is a fraction, the numerator of which is the merger consideration of $27.00 per share and the denominator of which is the average closing price per share of the common stock of IBM on the New York Stock Exchange Composite Transactions Tape on the 20 trading days immediately prior to the closing date of the merger. The exercise price per share of common stock of IBM as of immediately following such conversion will be equal to the quotient of (a) the per share exercise price for the shares of our common stock otherwise purchasable pursuant to such option and (b) the exchange ratio, rounded up to the nearest whole cent.

The option award agreements granted under our 2000 stock incentive plan and 2007 stock incentive plan provide for specified accelerated vesting (in most cases, one year’s acceleration) in the event of an acquisition of Netezza. The merger will constitute an acquisition for this purpose. Under the merger agreement, the vesting of all option awards under the 2000 stock incentive plan accelerates in full as of the effective time of the merger.

Restricted Stock Units

At the effective time of the merger, each outstanding RSU to the extent vested (or vesting in connection with the merger) or held by any of our or our subsidiaries’ non-employee directors, consultants or independent contractors immediately before the effective time of the merger, will be canceled and converted into the right to receive an amount in cash equal to the product of:

•	the number of shares of Netezza common stock subject to such RSU and

•	$27.00 per share.

Any outstanding RSU not canceled as described above will be converted at the effective time of the merger into an RSU, subject to substantially the same terms and conditions as were applicable to the RSU prior to the conversion, with respect to a number of shares of IBM common stock equal to the product of the following, rounded down to the nearest whole share:

•	the number of shares of our common stock subject to the RSU and

•	the exchange ratio.

The number of performance-based RSUs, which were granted in the fiscal year ending January 31, 2011, to be converted into RSUs with respect to shares of IBM common stock will be determined using an assumed adjusted operating income result of 143% of target and an assumed revenue result (for the full fiscal year) of 150% of target, but the converted performance-based RSUs will provide that the revenue component (and the resulting number of converted RSUs) can be adjusted downward after January 31, 2011 based on actual revenue for the full fiscal year but not below the number due at 100% of target.

The RSU award agreements, except for the RSU award agreements with performance-based vesting criteria, granted under our 2007 stock incentive plan provide for specified accelerated vesting (in most cases, one year’s acceleration) in the event of an acquisition of Netezza. The merger will constitute an acquisition for this purpose. The RSU award agreements with performance-based vesting criteria do not provide for acceleration upon the closing of the merger.

Restricted Stock

Each share of Netezza restricted stock will be converted at the effective time of the merger into the right to receive $27.00.

Arrangements with Netezza’s Executive Officers

Each of our executive officers has entered into an employment or transition agreement with IBM, described in the section “Interests of Netezza’s Executive Officers and Directors in the Merger” on page 33, which, in some cases, provide for a different treatment of the officer’s equity awards.

Surrender of Stock Certificates; Payment of Merger Consideration; Lost Certificates

Prior to the effective time of the merger, IBM will designate a paying agent and, from time to time after the effective time of the merger, IBM will make available to the paying agent funds in amounts as necessary for the payment of the merger consideration.

As soon as reasonably practicable after the effective time of the merger, the paying agent will mail to each person who was a holder of record of our common stock immediately prior to the effective time of the merger a letter of transmittal containing instructions for exchanging certificates representing such shares of our common stock. Such letter of transmittal will be accompanied by a substitute IRS Form W-9 or the applicable IRS Form W-8. After the effective time of the merger, each holder of a certificate previously representing such shares of our common stock will, upon surrender to the paying agent of a certificate, together with a properly completed letter of transmittal, be entitled to receive the merger consideration of $27.00 in cash, less any applicable withholding taxes, for each share of our common stock represented by such certificate.

No interest will be paid or shall accrue on the cash payable upon surrender of any such certificate. The cash paid upon surrender of any such certificate will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of our common stock formerly represented by such certificate.

If any such certificate has been lost, stolen, defaced or destroyed, the paying agent or the surviving corporation, as the case may be, will pay the merger consideration with respect to each share of our common stock formerly represented by such certificate upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, defaced or destroyed and, if required by the surviving corporation, the posting by such person of a bond in an amount as the surviving corporation may direct as indemnity against any claim that may be made against the surviving corporation with respect to such certificate.

At any time following the six-month anniversary of the closing date of the merger, the surviving corporation may require the paying agent to deliver to it any funds previously made available to the paying agent that have not been disbursed to holders of certificates that formerly represented shares of our common stock. After that time, stockholders will no longer be able to receive the merger consideration from the paying agent. Instead, they will be required to seek to obtain the merger consideration from IBM and the surviving corporation only, and in so doing will be treated as general creditors with respect to the payment of any such merger consideration, without any interest thereon.

Directors and Officers

The merger agreement provides that merger sub’s directors and officers immediately prior to the effective time of the merger will be the directors and officers, respectively, of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Representations and Warranties

We have made a number of representations and warranties to IBM and merger sub in the merger agreement regarding aspects of our business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	our and our subsidiaries’ organization, good standing and qualification and similar corporate matters;

•	our subsidiaries;

•	our and our subsidiaries’ capital structure;

•	our corporate power and authority to execute and deliver the merger agreement, to consummate the merger and the other transactions contemplated by the merger agreement and to comply with the terms of the merger agreement;

•	the enforceability of the merger agreement against us;

•	the approval of and adoption by our board of directors of the merger agreement;

•	the recommendation of our board of directors that our stockholders vote to adopt the merger agreement;

•	the absence of any violation of our charter documents, certain contracts, laws or judgments to which we are subject as a result of our execution and delivery of the merger agreement and our consummation of the merger;

•	the consents, approvals, notices and other similar actions with respect to governmental entities required as a result of our execution and delivery of the merger agreement and our consummation of the merger;

•	the filing of required reports and other documents by us with the SEC, the compliance of such reports and documents with the applicable requirements of the federal securities laws, rules and regulations, the compliance of our financial statements included in such reports and documents with applicable accounting requirements and the rules and regulations of the SEC, the absence of any outstanding or unresolved comments received by us from the SEC and the absence of certain types of undisclosed liabilities;

•	the preparation of our financial statements included in our reports and documents filed with the SEC in accordance with GAAP;

•	compliance with the Sarbanes-Oxley Act of 2002;

•	the absence of any joint venture, off-balance sheet partnership or other similar arrangement entered into for the purpose of, or with the intended or known result of, avoiding the disclosure of any material transaction or liability;

•	the maintenance by us of internal control over financial reporting and disclosure controls and procedures designed to ensure timely and adequate reporting;

•	the accuracy of the information supplied by us in connection with this proxy statement;

•	the conduct of our and our subsidiaries’ respective businesses in the ordinary course of business consistent in all material respects with past practice, in each case from January 31, 2010 to the date of the merger agreement;

•	the absence, in each case from January 31, 2010 to the date of the merger agreement, of:

•	any material adverse effect;

•	any dividends or other distributions on our or our subsidiaries’ capital stock (other than from one of our subsidiaries to us);

•	any splits, combinations or reclassifications of, or issuances of securities in respect of, our or our subsidiaries’ capital stock;

•	any grants by us or our subsidiaries to our or our subsidiaries’ personnel of any bonus or award opportunity, any loan or any increase in any type of compensation or benefits, except for grants of normal bonus opportunities and normal increases of base cash compensation, in each case, in the ordinary course of business consistent with past practice;

•	any payment by us or our subsidiaries to our or our subsidiaries’ personnel of any bonus or award except as paid prior to the date of the merger agreement in the ordinary course of business consistent with past practice;

•	any grant of any severance, separation, termination, change in control, retention or termination benefits;

•	any adoption or establishment of, or entry into, any amendment of, modification to or termination of, any employee benefit arrangement, including agreements securing payment therefor;

•	any grants or amendments of any award under any benefit plan or benefit agreement;

•	any action that is reasonably likely to result in the acceleration of vesting or payment of any rights, compensation, benefits or funding obligations under any benefit plan or benefit agreement or otherwise;

•	any material change in financial or tax accounting methods, principles or practices, except as required by GAAP or law;

•	any material tax election or change in any material tax election;

•	any settlement or compromise of material tax liabilities;

•	any material write-down of material assets; and

•	any licensing or other agreement with regard to the acquisition or disposition of any material intellectual property or rights to material intellectual property, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice;

•	the continuation of pricing, sales, receivables and payables practices in the ordinary course of business consistent with past practice and the absence of any promotional sales or discount activity, except in the ordinary course of business consistent with past practice, in each case since January 31, 2010;

•	certain pending and threatened litigation;

•	specified and material contracts;

•	our possession of all material permits necessary to operate our business;

•	our compliance with all applicable laws and judgments;

•	the absence, since January 31, 2010, of changes in our benefit plans;

•	the absence of collective bargaining agreements or other labor union agreements;

•	environmental matters;

•	employee benefits matters;

•	tax matters;

•	title to our material properties and tangible assets, the sufficiency of such material properties and tangible assets to operate our and our subsidiaries’ respective businesses and our rights to use our leased tangible properties and assets;

•	our intellectual property;

•	our receivables;

•	our insurance policies;

•	the absence of unlawful payments;

•	government contracts;

•	the inapplicability of any state takeover or similar statute or regulation to the merger agreement and the merger;

•	the required vote of our stockholders;

•	our engagement of, and payment of fees to, brokers, investment bankers and financial advisors, and fees payable by us to other advisors in connection with the merger agreement and the merger;

•	our receipt of a fairness opinion from Qatalyst; and

•	our relationship with our auditors.

Some of our representations and warranties are qualified by a material adverse effect standard. The merger agreement provides that a material adverse effect is any state of facts, change, development, event, effect, condition or occurrence that, individually or in the aggregate, is reasonably likely to result in a material adverse effect on the business, assets, properties, financial condition or results of operations of us and our subsidiaries, taken as a whole, provided that none of the following will be deemed either alone or in combination to constitute, and none of the following will be taken into account in determining whether there has been or would be, a material adverse effect:

•	general, legal, market, economic or political conditions affecting the industry in which we operate, provided that such conditions do not disproportionately affect us and our subsidiaries, taken as a whole, in relation to other companies in such industry;

•	changes affecting general worldwide economic or capital market conditions (including changes in interest or exchange rates), provided that such changes do not disproportionately affect us and our subsidiaries, taken as a whole, in relation to other companies in the industry in which we and our subsidiaries operate;

•	the pendency or announcement of the merger agreement or the anticipated consummation of the merger, including any reaction of any customer, employee, supplier, reseller, partner or other constituency to the identity of IBM or any of the transactions contemplated by the merger agreement;

•	any suit, claim, action or proceeding that does not have a reasonable likelihood of success on the merits, whether commenced or threatened, which asserts allegations of a breach of fiduciary duty relating to the merger agreement, violations of securities laws in connection with this proxy statement or otherwise in connection with any of the transactions contemplated by the merger agreement;

•	any decrease in the market price or trading volume of our common stock (provided that the underlying cause or causes of any such decrease may be deemed to constitute, in and of itself or themselves, a material adverse effect and may be taken into consideration when determining whether there has occurred a material adverse effect, unless the underlying cause is specifically excluded under the definition of material adverse effect in the merger agreement);

•	our failure to meet any internal or published projections, forecasts or other predictions or published industry analyst expectations of financial performance (provided that the underlying cause or causes of any such failure may be deemed to constitute, in and of itself or themselves, a material adverse effect and may be taken into consideration when determining whether there has occurred a material adverse effect, unless the underlying cause is specifically excluded under the definition of material adverse effect in the merger agreement);

•	any change in GAAP or applicable laws which occurs or becomes effective after the date of the merger agreement;

•	actions or omissions of us or any of our subsidiaries taken with the prior written consent of IBM; and

•	any natural disaster, any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world to the extent they do not disproportionately affect us and our subsidiaries, taken as a whole, in relation to other companies in the industry in which we operate.

IBM and merger sub have made a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	their organization and good standing;

•	their corporate power and authority to execute and deliver the merger agreement and consummate the merger;

•	the absence of any violation of their charter documents, certain contracts or laws and judgments applicable to them as a result of their execution and delivery of the merger agreement and the consummation of the merger;

•	the enforceability of the merger agreement against them;

•	the accuracy of information supplied by or on behalf of IBM and merger sub for inclusion in this proxy statement;

•	merger sub’s lack of prior operating activity;

•	having sufficient funds for payments under the merger agreement; and

•	that neither IBM nor merger sub is an “interested stockholder” under Delaware’s takeover statute.

The representations and warranties of each of the parties to the merger agreement will expire upon the consummation of the merger.

Covenants

Conduct of Our Business Prior to the Merger

In the merger agreement, we have agreed that before the effective time of the merger, subject to certain exceptions, we will, and will cause each of our subsidiaries to, carry on our and their respective businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to comply with all applicable laws and, to the extent consistent therewith, use commercially reasonable efforts to keep available the services of present officers, software developers and other employees, to preserve assets and technology and relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with us and our subsidiaries and to maintain franchises, rights and permits.

In addition, we have agreed, with specified exceptions, to various restrictions, including restrictions on our and our subsidiaries’ ability to:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, capital stock or other equity or voting interests;

•	split, combine or reclassify capital stock or other equity or voting interests, or issue or authorize any other securities in respect of, in lieu of or in substitution for, capital stock or other equity or voting interests;

•	purchase, redeem or otherwise acquire any capital stock, other equity or voting interests or any other of our or our subsidiaries’ securities, or any options, warrants, calls or rights to acquire any such capital stock or other securities;

•	take any action that would result in any amendment, modification or change of any of our or our subsidiaries’ indebtedness (as that term is defined in the merger agreement);

•	issue, deliver, sell, pledge or otherwise encumber any capital stock, other equity or voting interests or equity equivalents, subject to certain exceptions, or securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock, interests or equity equivalents;

•	amend or propose to amend our or our subsidiaries’ organizational documents;

•	acquire, or agree to acquire by any means, any business or division thereof, or any assets other than immaterial assets in the ordinary course of business consistent with past practice;

•	sell, lease, license or encumber any of our material properties or assets, subject to certain exceptions for actions in the ordinary course of business consistent with past practice;

•	repurchase, prepay or incur any indebtedness (as that term is defined in the merger agreement);

•	guarantee any debt of another person;

•	issue or sell debt securities or rights to acquire any debt securities of ours or our subsidiaries;

•	make any loans, advances or capital contributions to, or investments in, any person, other than us or any of our direct or indirect wholly owned subsidiaries and advances for travel and similar expenses to employees in the ordinary course of business consistent with past practice;

•	incur or commit to incur any capital expenditures that individually are in excess of $375,000 or in the aggregate are in excess of $750,000;

•	pay, discharge, settle or satisfy any claims (including any claims of stockholders or stockholder litigation relating to the merger agreement), liabilities or obligations, other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice, or as required by their terms, of claims, liabilities or obligations reserved against or included in our most recent audited financial statements or incurred after the date of such financial statements in the ordinary course of business consistent with past practice, or incurred in connection with the transactions contemplated by the merger agreement;

•	waive, relinquish, release, grant, transfer or assign any right of material value;

•	waive any material benefit of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matters to which our consent is required under, any confidentiality, standstill or similar contract to which we or our subsidiaries are a party or bound unless failure to waive, modify or consent would reasonably be likely to result in a breach of the fiduciary duties of our board of directors;

•	enter into, modify or amend in any material respect or exercise any right to renew, any lease or sublease of real property;

•	acquire any interest in real property;

•	other than in the ordinary course of business consistent with past practice, enter into, extend, terminate, materially amend or renew any material contract;

•	adopt, establish, enter into, terminate, amend or modify in any material respect any benefit plan or benefit agreement; increase the compensation or benefits of our personnel; make any payments not provided for under the benefit plans and benefit agreements in effect on the date of the merger agreement; grant or amend any award under any benefit plan or remove or modify existing restrictions in any benefit plan or benefit agreement or award made thereunder; grant or pay any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner such compensation or benefits of, any personnel; pay any severance, separation, change in control, termination, retention or similar compensation or benefits for any company personnel; enter into any trust, annuity or insurance contract or similar agreement or take any other action to fund or secure the payment of compensation or benefits under any benefit plan or benefit agreement; take any action to accelerate, or that could reasonably be expected to result in the acceleration of, the timing of payment or vesting of any rights, compensation, benefits or funding obligations under any benefit plan or benefit agreement or otherwise; or make any material determination under any benefit plan or benefit agreement that is inconsistent with the ordinary course of business or past practice;

•	form any subsidiary;

•	enter into any contract (other than contracts that, individually or in the aggregate, are not material) which would conflict with, or be violated by, the consummation of the merger or compliance with the merger agreement;

•	except as required by law, adopt or enter into any collective bargaining agreement or other labor union contract applicable to our employees or the employees of any of our subsidiaries;

•	write-down any of our material assets, including any intellectual property, or make any change in any financial or tax accounting principle, method or practice other than as required by GAAP or applicable law;

•	except in ordinary course consistent with past practice, engage in any of the following activities:

•	promotional sales or discount activities with any customers or distributors with the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) sales that would otherwise be expected to occur in subsequent fiscal quarters;

•	any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected to be made in subsequent fiscal quarters;

•	any practice which would have the effect of postponing to subsequent fiscal quarters payments by us that would otherwise be expected to be made in prior fiscal quarters (including the current fiscal quarter); or

•	any other promotional sales or discount activity;

•	take any action or fail to take any action with the knowledge that such action or failure to act would result in the material loss or reduction of value of our and our subsidiaries’ intellectual property, taken as a whole;

•	enter into, extend or renew certain types of specified contracts; and

•	authorize, commit, resolve or agree to take any of the foregoing actions.

No Solicitation of Acquisition Proposals

We have agreed that we will not, and will not authorize or permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries’ directors, officers or employees or any of our or their investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

•	solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any takeover proposal (as defined in the merger agreement and described below under the heading “— Board Recommendation” beginning on page 58) or any inquiries or the making of any proposal that could reasonably be expected to lead to a takeover proposal; or

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information knowingly with respect to, or otherwise cooperate with any person knowingly with respect to, any takeover proposal.

Despite these general prohibitions, at any time prior to the adoption of the merger agreement by our stockholders and subject to the conditions described below, we may, and may permit and authorize our subsidiaries and our and our subsidiaries’ representatives to:

•	furnish information to a person (and its representatives) making a bona fide written takeover proposal pursuant to a confidentiality agreement which contains confidentiality terms that are no less restrictive than those contained in the confidentiality agreement between us and IBM, provided that all such information has been provided, or is concurrently provided, to IBM; and

•	participate in discussions or negotiations with, and only with, the person (and its representatives) making such takeover proposal regarding the takeover proposal.

We may only take these actions if:

•	our board of directors determines in good faith that such takeover proposal is, or could reasonably be expected to lead to, a superior proposal (as defined in the merger agreement and described below under the heading “— Board Recommendation” beginning on page 58);

•	the takeover proposal did not result from our breach of the nonsolicitation covenants of the merger agreement;

•	we comply with our obligations to advise IBM, orally and in writing, as promptly as possible and in any event within 24 hours of receipt of:

•	any takeover proposal or request for information or inquiry that we reasonably believe could lead to or contemplates a takeover proposal; and

•	the identity of the person making the takeover proposal, request or inquiry and the terms and conditions of such takeover proposal, request or inquiry, including any modification thereof (other than any immaterial modification), which information will be provided promptly to IBM;

•	we comply with our obligations to provide to IBM promptly upon receipt or delivery thereof, copies of all material documents and material written or electronic communications relating to any such takeover proposal, request or inquiry exchanged between us, our subsidiaries or any of our or our subsidiaries’ directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, on the one hand, and the person making the takeover proposal or any of its affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors and representatives, on the other hand; and

•	we comply with our obligations to (on a daily basis at a mutually agreeable time) advise IBM of the progress of negotiations concerning any takeover proposal, the material resolved and unresolved issues related thereto and any other material matters that are related to the takeover proposal identified with reasonable specificity by IBM.

Board Recommendation

The merger agreement provides that neither our board of directors nor any committee of our board will, or will agree or resolve to:

•	withdraw or modify in a manner adverse to IBM or merger sub, or propose publicly to withdraw or modify in a manner adverse to IBM or merger sub, the recommendation or declaration of advisability by our board of directors or any committee of our board of the merger agreement or the merger (we refer to any such action, resolution or agreement to take such action as an “adverse recommendation change”);

•	recommend, declare advisable or propose to recommend or declare advisable, any takeover proposal, or resolve or agree to take any such action; or

•	cause or permit us to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any takeover proposal (other than a confidentiality agreement, as discussed above).

Notwithstanding the terms above or any other term in the merger agreement to the contrary, subject to the conditions described below, our board of directors may, at any time prior to the adoption of the merger agreement by our stockholders, in response to a superior proposal or an intervening event (as defined in the merger agreement and as described below under this heading), effect an adverse recommendation change. Our board of directors may only effect an adverse recommendation change if:

•	our board of directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so is reasonably likely to result in a breach of its fiduciary duties to our stockholders under applicable law;

•	our board of directors provides prior written notice to IBM (referred to as an “adverse recommendation change notice,”) that our board of directors is prepared to effect an adverse recommendation change and provides to IBM the most current version of any written agreement relating to the superior proposal or provides information describing the intervening event in reasonable detail;

•	IBM has been given five business days to make a binding proposal that would, in the good faith judgment of our board of directors (after consultation with a financial advisor of national reputation and outside legal counsel), cause the superior proposal to no longer constitute a superior proposal or obviate the need for an adverse recommendation change as a result of the intervening event, with any substantive amendment or modification of such superior proposal requiring a new adverse recommendation change notice and a new three business day period; and

•	during the five or three business day period, as applicable, before our board of directors effects an adverse recommendation change, we negotiate in good faith with IBM regarding any revisions to the terms of the merger and the other transactions contemplated by the merger agreement proposed by IBM.

The covenant in the merger agreement generally prohibiting us from soliciting takeover proposals does not prevent us from complying with Rule 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act or from making any disclosure to our stockholders if our board of directors determines in good faith that failure to so disclose would be inconsistent with applicable law; provided, however, that in no event will we or our board of directors take, agree or resolve to take any action with respect to an adverse recommendation change that is prohibited by the merger agreement.

A “takeover proposal” means (a) any inquiry relating to or that could reasonably be expected to lead to, or (b) any proposal or offer from any person (other than IBM or merger sub or their affiliates) for, in one or a series of transactions, any merger, consolidation, business combination, recapitalization, liquidation or dissolution involving us or any direct or indirect acquisition, including by way of merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition or similar transaction, of:

•	assets or businesses that constitute or represent 15% or more of the total revenue, net income, EBITDA or assets of us and our subsidiaries, taken as a whole; or

•	15% or more of the outstanding shares of our common stock or of any class of capital stock of, or other equity or voting interests in, one or more of our subsidiaries which, in the aggregate, directly or indirectly hold the assets or businesses referred to above.

A “superior proposal” means any binding bona fide written offer of any person (other than IBM or merger sub or their affiliates) which did not result from a breach of the non-solicitation covenants contained in the merger agreement and that, if consummated, would result in such person or its stockholders acquiring:

•	more than 50% of the voting power of our common stock; or

•	all or substantially all of our and our subsidiaries’ assets, taken as a whole; and

which offer, in the good faith judgment of our board of directors, after consulting with a financial advisor of national reputation and outside legal counsel, (i) provides consideration which is more favorable to our stockholders than the consideration provided in the merger (taking into account all of the terms and conditions of such offer and the merger agreement (including any binding changes to the terms of the merger agreement proposed by IBM in response to such superior proposal or otherwise)) and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

An “intervening event” is an event, circumstance, fact or other information unknown to our board of directors as of the date of the merger agreement which becomes known before our stockholders adopt the merger agreement provided that it does not include the receipt, existence or terms of a takeover proposal or any matter relating to a takeover proposal or any consequence of a takeover proposal.

Stockholders Meeting

We have agreed, subject to any applicable legal restraints, to convene and hold a stockholders meeting, for the purpose of the adoption of the merger agreement by our stockholders, on the 30th calendar day (or first business day thereafter) immediately following the date of mailing of the definitive proxy statement to our stockholders. Notwithstanding the foregoing, we may:

•	adjourn the stockholders meeting if necessary to obtain a quorum of the stockholders to vote on the adoption of the merger agreement (and we are required to use commercially reasonable efforts to obtain such a quorum as promptly as practicable);

•	adjourn or postpone the stockholders meeting to the extent (and only to the extent) we reasonably determine that such an adjournment or postponement is required by applicable law; and

•	if we receive a takeover proposal, the price or material terms of a previously received takeover proposal are modified or amended or an intervening event occurs, in any such case during the five calendar day period immediately prior to the day of the stockholders meeting, delay the stockholders meeting until the date that is the fifth business day after the date on which the stockholders meeting would otherwise have been held.

We are required to hold the stockholders meeting regardless of whether our board of directors determines prior to the date of such meeting that the merger agreement is no longer advisable, recommends that our stockholders reject the merger agreement or makes any other adverse recommendation change. Further, our obligation to hold the stockholders meeting will not be affected by the commencement, public proposal, public disclosure or communication to us or any other person of any takeover proposal.

Efforts to Consummate the Merger; Regulatory Matters

We, IBM and merger sub have each agreed to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate the merger, including using reasonable best efforts to accomplish the following:

•	satisfying the conditions to closing, as discussed below under the heading “— Conditions to the Closing of the Merger” beginning on page 61;

•	obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and giving of any necessary notices to, governmental entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act);

•	taking all reasonable steps to provide any supplemental information requested by a governmental entity, including participating in meetings with officials of that entity;

•	taking all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any governmental entity or third party; and

•	obtaining all necessary consents, approvals or waivers from any third party.

However, IBM is not required to agree to, or offer to, divest or hold separate, or enter into any licensing, business restriction or similar arrangement with respect to, any assets or any portion of its or its subsidiaries’ businesses and we have also agreed not to agree to, or offer to, divest or hold separate or enter into any such arrangement with respect to our or our subsidiaries’ assets or any portion of our or our subsidiaries’ businesses without the prior written consent of IBM. Furthermore, IBM and its subsidiaries are not obligated to litigate or participate in the litigation of any suit, claim, action or proceeding brought by any governmental entity which:

•	challenges or seeks to restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement;

•	seeks to prohibit or limit in any respect, or place any conditions on, the ownership or operation of all or any portion of our or IBM’s business or assets or any of our or IBM’s products or our or IBM’s respective subsidiaries’ business or assets or any of their products, as a result of or in connection with the merger or any of the other transactions contemplated by the merger agreement;

•	seeks to require any such party to dispose of, license or hold separate all or any portion of its business or assets or any product, as a result of or in connection with the merger or any of the other transactions contemplated by the merger agreement;

•	seeks to impose limitations on the ability of IBM or its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of its subsidiaries or our or the surviving corporation’s common stock; or

•	seeks to prohibit IBM or its affiliates from effectively controlling any of the business or operations of us, our subsidiaries or IBM’s subsidiaries, or prevent us, our subsidiaries or IBM’s subsidiaries from operating their respective businesses in substantially the same manner as operated prior to the date of the merger agreement.

Conditions to the Closing of the Merger

Our, IBM’s and merger sub’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	the adoption of the merger agreement by our stockholders;

•	the expiration or termination of any waiting period applicable to the merger required under the HSR Act;

•	the receipt of any other approval or the termination or expiration of any other waiting period under any other applicable competition, merger control, antitrust or similar law that is applicable to the merger; and

•	the absence of any temporary restraining order, preliminary or permanent injunction, or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the merger.

IBM’s and merger sub’s obligations to effect the merger are further subject to the satisfaction by us or waiver by them of the following conditions:

•	our representations and warranties contained in the merger agreement that are qualified as to material adverse effect will be true and correct (as so qualified) in all respects, and all of our other representations and warranties, taken as a whole, will be true and correct in all material respects (without regard to any materiality qualification contained therein), in each case as of the date of the merger agreement and as of the closing date of the merger, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of that date, and IBM shall have received a certificate to that effect;

•	our performance, in all material respects, of all obligations required to be performed by us under the merger agreement at or prior to the closing date, and IBM shall have received a certificate to that effect;

•	the absence of any claim, suit, action or proceeding brought or threatened by a governmental entity:

•	challenging or seeking to restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement;

•	seeking to prohibit or limit in any respect, or place conditions on, the ownership or operation by us, IBM or our or its respective affiliates of all or any portion of the business or assets or any product, or requiring any such party to dispose of, license or hold separate all or any portion of the business or assets or any product of us, IBM or any of our or its subsidiaries, in each case, as a result of or in connection with the merger or any of the other transactions contemplated by the merger agreement;

•	seeking to impose limitations on the ability of IBM or any of its affiliates to acquire or hold, or exercise full rights of ownership of, our common stock or the common stock of the surviving corporation or any of IBM’s subsidiaries;

•	seeking to prohibit IBM or any of its affiliates from effectively controlling any of the business or operations of us or our or IBM’s subsidiaries; or

•	seeking to prevent us or our or IBM’s subsidiaries from operating our or their respective businesses in substantially the same manner as operated by us or them prior to the date of the merger agreement;

•	the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction that is reasonably likely to result, directly or indirectly, in any of the effects described in the immediate preceding condition;

•	IBM shall have received evidence, in form and substance reasonably satisfactory to it, that IBM or we have obtained all material consents, approvals, authorizations, qualifications and orders of all governmental entities legally required to effect the merger; and

•	a material adverse effect has not occurred with respect to us since the date of the merger agreement, and IBM shall have received a certificate to that effect.

Our obligations to effect the merger are subject to the further satisfaction by IBM and/or merger sub or waiver by us of the following conditions:

•	IBM’s and merger sub’s representations and warranties contained in the merger agreement, taken as a whole, shall be true and correct in all material respects (without regard to any materiality qualification contained therein), in each case as of the date of the merger agreement and as of the closing date of the merger, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of that date, and we shall have received a certificate to that effect; and

•	IBM’s and merger sub’s performance, in all material respects, of all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger, and we shall have received a certificate to that effect.

Termination of the Merger Agreement

The merger agreement may be terminated under the following circumstances:

•	by our, IBM’s and merger sub’s mutual written consent;

•	by either IBM or us if:

•	the merger is not consummated by the date that is six months from the date of the merger agreement;

•	any temporary restraining order, preliminary or permanent injunction, or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition having the effect of preventing the consummation of the merger is in effect and has become final and nonappealable; or

•	our stockholders do not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have called and held for such purpose;

•	by us if IBM breaches a representation or warranty or fails to perform a covenant or other agreement contained in the merger agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured by IBM or merger sub within 30 business days after such breach or failure to perform, or if such breach or failure to perform is curable by such date, IBM or merger sub, as the case may be, does not commence to cure such breach or failure to perform within 10 business days after receipt of written notice from us and diligently pursue such cure thereafter; or

•	by IBM if:

•	we deliver an adverse recommendation change notice to IBM or an adverse recommendation change has occurred;

•	we breach a representation or warranty or fail to perform a covenant or other agreement contained in the merger agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured by us within 30 business days after such breach or failure to perform, or if such breach or failure to perform is curable by such date, we do not commence to cure such breach or failure to perform within 10 business days after receipt of written notice from IBM and diligently pursue such cure thereafter; or

•	any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition is in effect and has become final and nonappealable that has the effect of (i) restraining or prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement, (ii) prohibiting or limiting in any respect, or placing conditions on, the ownership or operation by us, IBM or our or its respective affiliates of all or any portion of the business or assets or any product, or requiring any such party to dispose of, license or hold separate all or any portion of the business or assets or any product of us, IBM or any of our or its subsidiaries, in each case, as a result of or in connection with the merger or any of the other transactions contemplated by the merger agreement, (iii) imposing limitations on the ability of IBM or any of its affiliates to acquire or hold, or exercise full rights of ownership of, our common stock or the common stock of the surviving corporation or any of IBM’s subsidiaries, (iv) prohibiting IBM or any of its affiliates from effectively controlling any of the business or operations of us or our or IBM’s subsidiaries, or (v) preventing us, our subsidiaries or IBM’s subsidiaries from operating our or their respective businesses in substantially the same manner as operated by us or them prior to the date of the merger agreement.

Termination Fee and Expenses

Each party will generally pay its own fees and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the merger is consummated.

We will be required to pay a termination fee of $56 million to IBM if:

•	prior to the stockholders meeting, a takeover proposal has been made to us or our stockholders, or any person has announced an intention (whether or not conditional and whether or not withdrawn) to make a takeover proposal, or a takeover proposal otherwise becomes known to us or generally known to our stockholders and thereafter:

•	the merger agreement is terminated by either us or IBM because the merger has not been consummated by the date that is six months from the date of the merger agreement or the merger agreement is terminated by either us or IBM because our stockholders did not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have called and held for such purpose; and

•	within 12 months after such termination of the merger agreement, either we or one of our subsidiaries enters into an acquisition agreement with respect to any takeover proposal or any takeover proposal is consummated (provided that, solely in this context, all references to 15% in the definition of “takeover proposal” are deemed to be references to 40%); or

•	IBM terminates the merger agreement because we have delivered an adverse recommendation change notice or an adverse recommendation change has occurred.

Indemnification and Insurance

At the effective time of the merger and without further action, the surviving corporation will assume, and IBM will cause the surviving corporation to comply with and honor, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of our and our subsidiaries’ current or former directors or officers as provided in our and their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements as in effect on the date of the merger agreement.

In the event the surviving corporation consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another entity, or if IBM dissolves the surviving corporation, IBM will cause the successors and assigns of the surviving corporation to assume these obligations and to comply with and honor the indemnification and other obligations set forth above.

IBM will obtain or will cause to be obtained as of the effective time of the merger a “tail” insurance policy with a claims period of six years from the effective time of the merger with respect to directors’ and officers’ liability insurance covering those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policy, for acts or omissions occurring prior to the effective time of the merger, on terms that are no less favorable than our policies in effect on the date of the merger agreement. Prior to the closing of the merger, IBM will prepay such insurance for the six-year period, but in no event will IBM or the surviving corporation be required to pay, with respect to the entire six-year period following the effective time of the merger, premiums for insurance which in the aggregate exceed 300% of the aggregate premiums paid by us for the period from July 19, 2010 to, and including, July 18, 2011.

Additional Agreements

Except as would violate applicable law or securities exchange rules, we and IBM have agreed to consult with each other prior to making any press release or other public statements with respect to the merger.

Except as would violate applicable law, we have agreed to give prompt notice to IBM in writing upon our obtaining knowledge of:

•	the occurrence of any matter or event that has caused or that is reasonably likely to result in the inability to satisfy any of the conditions to IBM’s and merger sub’s obligations to consummate the merger;

•	any notice or other communication from any of our material customers, distributors or resellers to the effect that such party is terminating or materially adversely modifying its relationship with us or our subsidiaries as a result of the merger;

•	any material written notice or other material communication from any governmental entity in connection with the merger or the other transactions contemplated by the merger agreement and all comment letters received by us from the SEC, including a copy of any such notice, communication or SEC comment letter;

•	any filing or notice made by us with any governmental entity in connection with the merger, including a copy of any such filing or notice; and

•	any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting us or our subsidiaries that, if pending on the date of the merger agreement, would have been required to have been disclosed pursuant to the merger agreement, or that relate to the consummation of the merger.

IBM has agreed to promptly notify us in writing upon IBM obtaining knowledge of the occurrence of any matter or event that has caused, or that is reasonably likely to result in, the inability to satisfy any of the conditions to our obligation to consummate the merger.

We have also agreed to provide IBM with the opportunity to participate in the defense, at its own cost, of any litigation against us or our board of directors related to the merger or the other transactions contemplated by the merger agreement. While we have not agreed to give IBM the right to direct the defense of any such litigation, we have agreed to obtain the prior written consent of IBM prior to settling or satisfying any such claim.

Extension, Waiver and Amendment of the Merger Agreement

We, IBM and merger sub may amend the merger agreement at any time prior to the closing of the merger. However, after the adoption of the merger agreement by our stockholders, no amendment can be made that by law requires approval by our stockholders without obtaining such approval.

We, IBM or merger sub may extend the time for performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in another party’s representations and warranties and waive compliance with any of the agreements or conditions contained in the merger agreement. However, after the adoption of the merger agreement by our stockholders, no waiver can be provided that by law requires approval by our stockholders without obtaining such approval.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 27, 2010 (or such other date as indicated) for:

•	each of our executive officers identified as a “named executive officer” in our most recent proxy statement and each of our directors; and

•	all of our executive officers and directors as a group.

We know of no person, entity or group who beneficially owns more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by footnote, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Securities that may be beneficially acquired within 60 days of September 27, 2010, including shares subject to options exercisable within 60 days of September 27, 2010, and RSUs vesting within 60 days of September 27, 2010, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing ownership of such person or entity, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. The information as to beneficial ownership presented below table does not take into account any accelerated vesting that may occur in connection with the closing of the merger. The applicable percentages of beneficial ownership are based on 63,432,868 shares of common stock outstanding as of September 27, 2010.

Unless otherwise indicated, the address of each of the individuals named below is: c/o Netezza Corporation, 26 Forest Street, Marlborough, Massachusetts 01752.

	Total Number	% of
	Beneficially	Common Stock
	Owned	Outstanding

Directors and Executive Officers:
James Baum(1)	626,498	*
Patrick J. Scannell, Jr.(2)	140,291	*
Ray Tacoma(3)	317,410	*
Patricia Cotter(4)	4,200	*
David Flaxman(5)	52,500	*
Jitendra S. Saxena(6)	1,744,240	2.73%
Francis A. Dramis, Jr.	18,454	*
Paul J. Ferri(7)	556,302	*
Peter Gyenes(8)	52,829	*
Charles F. Kane(9)	68,454	*
J. Chris Scalet	13,960	*
Edward J. Zander(10)	256,359	*
All executive officers and directors as a group (12 persons)	3,851,497	5.89%

(1)	Consists of 626,498 shares subject to stock options.

(2)	Consists of 140,291 shares subject to stock options.

(3)	Consists of 317,410 shares subject to stock options.

(4)	Consists of 4,000 shares subject to stock options and 200 shares held by Ms. Cotter’s mother.

(5)	Consists of 52,500 shares subject to stock options.

(6)	Includes 520,998 shares subject to stock options.

(7)	Includes 46,875 shares subject to stock options, 351,377 shares held by Matrix Partners VIII, L.P., of which Mr. Ferri is a Managing Member of the general partner. Mr. Ferri’s address is c/o Matrix Partners, 1000 Winter Street, Suite 4500, Waltham, Massachusetts 02451.

(8)	Includes 34,375 shares subject to stock options.

(9)	Includes 50,000 shares subject to stock options.

(10)	Includes 126,875 shares subject to stock options.

OTHER MATTERS

At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons described in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to submit a proxy via the Internet or telephone.

HOUSEHOLDING OF PROXY STATEMENT

As permitted by the Securities Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless our stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this proxy statement, or requests to receive multiple or single copies of proxy statements at a shared address in the future, should be directed to: Netezza Corporation, 26 Forest Street, Marlborough, Massachusetts 01752, Attention: Investor Relations, Secretary, (508) 382-8200.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of stockholders of Netezza. However, if the merger is not completed, Netezza’s public stockholders will continue to be entitled to attend and participate in our stockholders meetings. If the merger is not completed, any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for our 2011 annual meeting of stockholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act and must be submitted to our Secretary, Corey C. DuFresne, at our address set forth in the notice appearing before this proxy statement by January 7, 2011.

If a stockholder wishes to make a proposal at the 2011 Annual Meeting (other than a proposal to be included in our proxy statement pursuant to Rule 14a-8) that relates to any matter other than nomination of directors, the stockholder’s notice must be received in writing by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the 2010 Annual Meeting, so no earlier than February 11, 2011 or later than March 13, 2011. However, in the event that the date of the 2011 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2010 Annual Meeting, so to a date before May 22, 2011 or after August 10, 2011, a stockholder’s notice must be received not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to such Annual Meeting and (B) the tenth day following the day on which notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever occurs first. Our by-laws specify the information the notice should contain to be effective. If a stockholder wishes to nominate a director candidate directly for election by the stockholders at the 2011 Annual Meeting (rather than proposing such director nominee to the nominating and corporate governance committee), the stockholder nominating a candidate or candidates must provide notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the 2010 Annual Meeting, so no earlier than February 11, 2011 or later than March 13, 2011. However, in the event that the date of the 2011 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2010 Annual Meeting, so to a date before May 22, 2011 or after August 10, 2011, a stockholder’s notice must be received not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to such Annual Meeting and (B) the tenth day following the day on which notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever occurs first. Our by-laws specify the information the notice for the director nomination should contain to be effective.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Netezza Corporation
26 Forest Street
Marlborough, Massachusetts 01752
Attention: Investor Relations
Telephone: (508) 382-8200

If you would like to request documents from us, please do so by November 2, 2010, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, promptly after we receive your request.

MISCELLANEOUS

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Netezza Corporation
Telephone: (508) 382-8200
or
Georgeson, Inc.
199 Water Street, 26th Floor
New York, NY 10038
Banks and Brokers Call (212) 440-9800
All others call Toll-Free (800) 509-0984

You should not send in your Netezza stock certificates until you receive the transmittal materials from the paying agent. Our record stockholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the paying agent.

You should rely only on the information contained in this proxy statement to vote on the proposals described herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 12, 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. You may vote by returning the enclosed proxy card, submitting a proxy via the Internet or telephone or attending the special meeting and voting in person.

Annex A

AGREEMENT AND PLAN OF MERGER
Among
INTERNATIONAL BUSINESS MACHINES CORPORATION
ONYX ACQUISITION CORP.
and
NETEZZA CORPORATION
Dated as of September 19, 2010

EXHIBIT	A Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

GLOSSARY

Term	Section

409A Authorities	3.01(m)(xi)
2000 Plan	3.01(c)(i)
2007 Plan	3.01(c)(i)
Acquisition Agreement	4.02(b)
Adverse Recommendation Change	4.02(b)
Adverse Recommendation Change Notice	4.02(b)
Affiliate	8.03(a)
Agreement	Preamble
Appraisal Shares	2.02
Assumed Shares	5.04(a)(vii)
Bankruptcy and Equity Exception	3.01(d)
Baseline Financials	3.01(e)(i)
Benefit Agreements	3.01(g)(i)
Benefit Plans	3.01(k)(i)
Cash-Out RSU	5.04(a)(viii)
Cash-Out Stock Option	5.04(a)(viii)
Certificate	2.01(c)
Certificate of Merger	1.03
Closing	1.02
Closing Date	1.02
Code	2.03(f)
Commonly Controlled Entity	3.01(k)(i)
Company	Preamble
Company Bylaws	3.01(a)
Company Certificate	3.01(a)
Company Common Stock	2.01
Company Letter	3.01
Company Personnel	3.01(g)(i)
Company Preferred Stock	3.01(c)(i)
Company Stock Plans	3.01(c)(i)
Confidentiality Agreement	4.02(a)
Contract	3.01(d)
Contract Disputes Act	3.01(t)(ii)
Derivative Work	3.01(p)(iii)
DGCL	1.01
Effective Time	1.03
Environmental Claims	3.01(l)
Environmental Law	3.01(l)
Environmental Permits	3.01(l)
Equity Equivalents	3.01(c)(iii)
ERISA	3.01(m)(i)
Exchange Act	3.01(d)
Exchange Ratio	5.04(a)(viii)

Term	Section

FCC	5.02(b)
FCC Licenses	5.02(b)
FCPA	3.01(s)
Filed SEC Document	3.01(e)(i)
Firmware	3.01(p)(iv)
GAAP	3.01(e)(i)
Government Contract	3.01(t)(i)
Governmental Entity	3.01(d)
GPL	3.01(p)(ii)(N)
Grant Date	3.01(c)(iii)
Hazardous Materials	3.01(l)
HSR Act	3.01(d)
Indebtedness	3.01(c)(iv)
Intellectual Property	3.01(p)(iv)
Intervening Event	4.02(b)
IRS	3.01(m)(ii)
Judgment	3.01(d)
knowledge	8.03(b)
Law	3.01(d)
Leased Real Property	3.01(o)(iii)
Legal Restraints	6.01(c)
LGPL	3.01(p)(ii)(N)
Liens	3.01(b)
Major Customer	3.01(i)(i)(R)
Major Customer Contract	3.01(i)(i)(R)
Major Supplier	3.01(i)(i)(S)
Major Supplier Contract	3.01(i)(i)(S)
Material Adverse Effect	8.03(c)
Material Contract	3.01(i)(i)
Merger	Recitals
Merger Consideration	2.01(c)
Non-Affiliate Plan Fiduciary	3.01(m)(ix)
Nonqualified Deferred Compensation Plan	3.01(m)(xi)
Offer Letters	Recitals
Parent	Preamble
Parent Common Stock	5.04(a)(ii)
Paying Agent	2.03(a)
Pension Plan	3.01(m)(i)
Performance RSUs	3.01(c)(i)
Permits	3.01(j)
Permitted Liens	3.01(i)(i)(E)
person	8.03(d)
Post-Signing Returns	4.01(c)
Proxy Statement	3.01(d)

Term	Section

Release	3.01(l)
Residual Shares	5.04(a)(vii)
Restricted Share Agreements	3.01(c)(v)
Restricted Shares	3.01(c)(i)
Rollover RSU	5.04(a)(viii)
Rollover RSU Holder	5.04(a)(viii)
Rollover Stock Option	5.04(a)(viii)
RSU Agreements	3.01(c)(v)
RSUs	3.01(c)(i)
SEC	3.01(d)
SEC Documents	3.01(e)(i)
Section 262	2.02
Securities Act	3.01(e)(i)
Service-based RSUs	3.01(c)(i)
Software	3.01(p)(iv)
SOX	3.01(e)(ii)
Specified Contracts	3.01(i)(i)
Stockholder Approval	3.01(v)
Stockholders Meeting	5.01(c)
Stock Option Agreements	3.01(c)(v)
Stock Options	3.01(c)(i)
Sub	Preamble
Subsidiary	8.03(e)
Superior Proposal	4.02(a)
Surviving Corporation	1.01
Takeover Proposal	4.02(a)
tax return	3.01(n)(xvii)
taxes	3.01(n)(xvii)
taxing authority	3.01(n)(xvii)
Termination Date	7.01(b)(i)
Termination Fee	5.06(b)
Third Party Software	3.01(p)(iv)
Welfare Plan	3.01(m)(iv)

AGREEMENT AND PLAN OF MERGER dated as of September 19, 2010 (this “Agreement”), by and among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“Parent”), ONYX ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and NETEZZA CORPORATION, a Delaware corporation (the “Company”).

WHEREAS the Board of Directors of each of the Company and Sub deems it in the best interests of their respective stockholders to consummate the merger (the “Merger”), on the terms and subject to the conditions set forth in this Agreement, of Sub with and into the Company in which the Company would become a wholly owned subsidiary of Parent, and such Boards of Directors have approved this Agreement, declared its advisability and recommended that this Agreement be adopted by the stockholders of the Company or Sub, as the case may be;

WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

WHEREAS concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Parent to enter into this Agreement, certain employees of the Company are entering into agreements with Parent pursuant to which such employees shall agree, among other things, to certain non-competition, non-solicitation and no-hire restrictions; and

WHEREAS concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Parent to enter into this Agreement, certain employees of the Company have executed offer letters (the “Offer Letters”) regarding the employment of such employees following the consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

The Merger

Section 1.01.  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

Section 1.02.  Closing.  The closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Article VI (other than those that by their terms are to be satisfied or waived at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing), at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by law) waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by law) waived. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 1.03.  Effective Time of the Merger.  Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

Section 1.04.  Effects of the Merger.  The Merger shall have the effects set forth in Section 259 of the DGCL.

Section 1.05.  Certificate of Incorporation and Bylaws.  (a) The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended by virtue of the Merger at the Effective Time to read in the form of Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b) Parent shall cause the bylaws of the Surviving Corporation to be amended and restated in their entirety so that the bylaws of Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, except that all references to the name of Sub shall be changed to refer to the name of the Company.

Section 1.06.  Directors.  The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.07.  Officers.  The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

Conversion of Securities

Section 2.01.  Conversion of Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $0.001 per share, of the Company (the “Company Common Stock”), or the holder of any shares of capital stock of Sub:

(a) Capital Stock of Sub.  Each issued and outstanding share of common stock of Sub, par value $0.01 per share, shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancelation of Treasury Stock and Parent-Owned Stock.  All shares of Company Common Stock that are owned as treasury stock by the Company or owned by Parent or Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Company Common Stock.  Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be canceled in accordance with Section 2.01(b) and (ii) except as provided in Section 2.02, the Appraisal Shares) shall be converted into the right to receive $27.00 in cash, without interest (the “Merger Consideration”). At the Effective Time such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or evidence of shares in book-entry form that immediately prior to the Effective Time represented any such shares (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the terms of this Agreement. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax Law, such withholding to be pursuant to the terms of Section 2.03(f) and any applicable tax Law.

Section 2.02.  Appraisal Rights.  Notwithstanding anything in this Agreement to the contrary, shares (the “Appraisal Shares”) of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or evidence of shares in book-entry form that immediately prior to the Effective Time represented Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of any such demands and any other related instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

Section 2.03.  Exchange of Certificates.  (a) Paying Agent.  Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the “Paying Agent”), and, from time to time after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates, it being understood that all such funds shall be invested as directed by Parent and that any and all interest or other amounts earned with respect to funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

(b) Exchange Procedure.  As soon as reasonably practicable after the Effective Time, the Surviving Corporation or Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall include an accompanying substitute IRS Form W-9 or the applicable IRS Form W-8, shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions (including customary provisions regarding delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may reasonably specify and which shall be reasonably acceptable to the Company) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash equal to the Merger Consideration that such holder has the right to receive pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, payment of the Merger Consideration in exchange therefor may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

(c) No Further Ownership Rights in Company Common Stock.  All Merger Consideration paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such

Certificate. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the close of business on the day on which the Effective Time occurs, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

(d) No Liability.  None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any Merger Consideration that would otherwise have been payable in respect of any Certificate which is delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered immediately prior to the date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any Merger Consideration payable in accordance with this Article II in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(e) Lost Certificates.  If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or the Surviving Corporation, as the case may be, shall pay the Merger Consideration in respect of such lost, stolen, defaced or destroyed Certificate.

(f) Withholding Rights.  Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

(g) Termination of Fund.  At any time following the six-month anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent pursuant to Section 2.03(a) and that have not been disbursed to holders of Certificates, and thereafter, subject to the time limitations in Section 2.03(d), such holders shall be entitled to look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon.

ARTICLE III

Representations and Warranties

Section 3.01.  Representations and Warranties of the Company.  Except as set forth in the letter (with specific reference to the Section of this Agreement to which the information stated in such disclosure relates; provided, that disclosure contained in any section of the Company Letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other Section of this Agreement) delivered by the Company to Parent prior to the execution of this Agreement (the “Company Letter”), the Company represents and warrants to Parent and Sub as follows:

(a) Organization, Standing and Corporate Power.  Each of the Company and its Subsidiaries (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept), (ii) has all requisite corporate, company, partnership or other organizational power and authority to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except, in the case of clause (i) above, with respect to the Company) is not reasonably likely to have a Material Adverse Effect. The Company has made available to Parent complete and correct copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (the “Company Certificate”), and the bylaws of the Company, as amended to the date of this Agreement (the “Company Bylaws”), and the certificate of incorporation and bylaws (or similar organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent complete and correct copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its Subsidiaries held since January 1, 2008 (other than portions of any minutes (or drafts thereof) related to the transactions contemplated by this Agreement or any Takeover Proposal). The Company has made available to Parent complete and correct copies of all resolutions of the Board of Directors of the Company, and each committee thereof, in respect of this Agreement.

(b) Subsidiaries.  Section 3.01(b) of the Company Letter sets forth a complete and correct list of each Subsidiary of the Company, its place and form of organization, its address and each jurisdiction in which it is authorized to conduct business. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary are owned by the Company, by one or more wholly owned Subsidiaries of the Company or by the Company and one or more wholly owned Subsidiaries of the Company, free and clear of all pledges, claims, liens, charges, options, security interests or other encumbrances of any kind or nature whatsoever (collectively, “Liens”), except for transfer restrictions imposed by applicable securities Laws, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person.

(c) Capital Structure.  (i) The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of the Company (the “Company Preferred Stock”). At the close of business on September 16, 2010, (A) 63,273,988 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, 43,668 of which were subject to vesting or transfer restrictions and/or subject to forfeiture back to the Company or repurchase by the Company, whether granted pursuant to the 2007 Stock Incentive Plan of the Company (the “2007 Plan”), the 2000 Stock Incentive Plan of the Company (the “2000 Plan”, and, together with the 2007 Plan, the “Company Stock Plans”) or otherwise (such shares, together with any shares granted after September 16, 2010 that are so subject, are referred to herein as “Restricted Shares”), (B) 226,415 shares of Company Common Stock were held by the Company as treasury shares and (C) 12,674,300 shares of Company Common Stock were reserved and available for issuance in the aggregate pursuant to the Company Stock Plans, of which (x) 9,315,057 shares of Company Common Stock were subject to outstanding options to acquire shares of Company Common Stock from the Company (such options, together with any other stock options granted after September 16, 2010, in each case whether granted pursuant to the Company Stock Plans or otherwise, the “Stock Options”) (y) none were Restricted Shares and (z) a maximum of 791,375 shares of Company Common Stock were subject to outstanding restricted share units (such restricted share units, together with any other restricted share units granted after September 16, 2010, in each case whether granted pursuant to the Company Stock Plans or otherwise, the “RSUs”), of which (1) 588,875 shares of Company Common Stock were subject to RSUs with service-based, but not performance-based vesting or delivery requirements (such RSUs “Service-based RSUs”) and (2) a maximum of 202,500 shares of Company Common

Stock were subject to RSUs with performance-based vesting or delivery requirements (such RSUs “Performance RSUs”). All outstanding Stock Options, Restricted Shares and RSUs have been granted under the Company Stock Plans. Other than the Company Stock Plans, the Stock Option Agreements, the RSU Agreements and the Restricted Share Agreements, there is no plan, Contract or arrangement providing for the grant of Stock Options, Restricted Shares or RSUs. No shares of Company Preferred Stock are issued or outstanding. No shares of Company Common Stock are owned by any Subsidiary of the Company. Section 3.01(c)(i) of the Company Letter sets forth (1) a complete and correct list, as of the close of business on September 16, 2010, of all outstanding Stock Options, the number of shares of Company Common Stock subject to each such Stock Option, the grant date, exercise price per share, vesting schedule and expiration date of each such Stock Option, the name of the holder thereof, an indication of whether or not each such holder is a current employee or director of the Company or any of its Subsidiaries, whether or not such Stock Option (or any portion thereof) is intended to qualify as an “incentive stock option” under Section 422 of the Code and the name of the Company Stock Plan pursuant to which each such Stock Option was granted, (2) a complete and correct list, as of the close of business on September 16, 2010, of all outstanding Restricted Shares, the grant date, vesting schedule, purchase price (if any) and repurchase price (if any) of each such Restricted Share, the name of the holder thereof, an indication of whether or not each such holder is a current employee or director of the Company or any of its Subsidiaries, an indication of whether an election pursuant to Section 83(b) of the Code has been made with respect to such Restricted Share and the name of the Company Stock Plan pursuant to which such Restricted Share was granted and (3) a complete and correct list, as of the close of business on September 16, 2010, of all outstanding RSUs, the number of shares of Company Common Stock subject to each such RSU, the grant date and vesting schedule of each such RSU, an indication of whether such RSU is a Service-based RSU or a Performance RSU, the name of the holder thereof, an indication of whether or not each such holder is a current employee or director of the Company or any of its Subsidiaries and the name of the Company Stock Plan pursuant to which such RSU was granted. As of the date of this Agreement, other than the outstanding Stock Options, the outstanding Restricted Shares and the outstanding RSUs, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plans or otherwise, on a deferred basis or otherwise. As of the close of business on September 16, 2010, there were outstanding Stock Options to purchase 9,315,057 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Stock Options was equal to $6.29 per share.

(ii) Except for outstanding shares of Common Stock, Stock Options, Restricted Shares and RSUs set forth in Section 3.01(c)(i), as of the close of business on September 16, 2010, no shares of capital stock of, or other equity or voting interests in, the Company, or securities convertible into, or exchangeable or exercisable for, or options, warrants, shares of deferred stock, restricted stock awards, stock appreciation rights, phantom stock awards or other rights to acquire any such capital stock of, or other equity or voting interests in, the Company, or other rights that are linked to the value of Company Common Stock or the value of the Company or any part thereof, were issued, reserved for issuance or outstanding. From the close of business on September 16, 2010 to the date of this Agreement, (A) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company, other than issuances of shares of Company Common Stock pursuant to the exercise of Stock Options or the settlement of RSUs, in each case outstanding as of September 16, 2010, and only if and to the extent required by their respective terms as in effect on such date and (B) there have been no issuances by the Company of securities convertible into, or exchangeable or exercisable for, or options, warrants, shares of deferred stock, restricted stock awards, stock appreciation rights, phantom stock awards, other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company, or other rights that are linked to the value of Company Common Stock or the value of the Company or any part thereof.

(iii) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.01(c), there are no (A) bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries and (B) securities or other instruments or rights (including stock appreciation rights, phantom stock awards or other similar rights) issued by, or other obligations of, the Company or any of its Subsidiaries, in each case, that are linked to, or the value of which is in any way based upon or derived from, the value of any class of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, the value of the Company, any of its Subsidiaries or any part thereof, or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote (the items referred to in clauses (A) and (B) collectively, “Equity Equivalents”). Except as set forth in this Section 3.01(c) or contemplated by Section 4.01(a) of the Company Letter, there are no securities, options, warrants, calls, rights or Contracts of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. With respect to the Stock Options, (1) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (2) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (3) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable Laws and regulatory rules or requirements, including the rules of The New York Stock Exchange and any other exchange on which Company securities are traded, (4) the per share exercise price of each Stock Option was not less than the fair market value (within the meaning of Section 422 of the Code, in the case of each Stock Option intended to qualify as an “incentive stock option” and within the meaning of Section 409A of the Code, in the case of each other Stock Option, other than any Stock Option that is exempt from Section 409A of the Code due to the effective date provisions thereof) of a share of Company Common Stock on the applicable Grant Date and (5) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s SEC Documents in accordance with the Exchange Act and all other applicable Laws. Except pursuant to the forfeiture conditions of the Stock Options, Restricted Shares and RSUs outstanding as of the date of this Agreement and except pursuant to the cashless exercise or tax withholding provisions of such Stock Options, Restricted Shares and RSUs, in each case as in effect on the date of this Agreement, there are no outstanding contractual or other obligations of the Company or any of its Subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (II) vote or dispose of any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. The Company is not a party to any voting agreement with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and, to the knowledge of the Company, as of the date of this Agreement there are no irrevocable proxies and no voting agreements with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. The Company has not knowingly granted, and there is no and has been no Company policy or practice to grant, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(iv) Neither the Company nor any of its Subsidiaries has any (A) indebtedness for borrowed money, (B) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (C) accounts payable to trade creditors and accrued expenses not arising in the ordinary course of business, (D) amounts owing as deferred purchase price for the purchase of any property, (E) capital lease obligations or (F) guarantees with respect to any indebtedness or obligation of a type described in clauses (A) through (E) above of any other person (other than, in the case of clauses (A), (B) and (D), accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business)(collectively, “Indebtedness”).

(v) All Stock Options, Restricted Shares and RSUs may, by their terms, be treated in accordance with Section 5.04(a). No holder of any Stock Option, Restricted Share or RSU is entitled to any treatment of such Stock Option, Restricted Share or RSU other than as provided with respect to such Stock Option, Restricted Share or RSU in Section 5.04(a), as applicable, and after the Closing no holder of a Stock Option, Restricted Share or RSU (or former holder of a Stock Option, Restricted Shares or RSU) or any current or former participant in the Company Stock Plans or any other Benefit Plan or Benefit Agreement shall have the right thereunder to acquire any capital stock of the Company or any other equity interest therein (including phantom stock or stock appreciation rights). All outstanding Stock Options are evidenced by individual written stock option agreements (the “Stock Option Agreements”), all outstanding Restricted Shares are evidenced by individual written restricted share agreements (the “Restricted Share Agreements”) and all outstanding RSUs are evidenced by individual written restricted share unit agreements (the “RSU Agreements”), in each case substantially identical to the applicable forms that have previously been made available to Parent.

(d) Authority; Noncontravention.  Assuming the accuracy of Section 3.02(f), the Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval, and to comply with the provisions of this Agreement. Assuming the accuracy of Section 3.02(f), the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exception”). The Board of Directors of the Company, at a meeting duly called and held at which all of the directors of the Company were present in person or by telephone, duly and unanimously adopted resolutions (i) adopting, approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the Company’s stockholders that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company’s stockholders in the Merger is fair to such stockholders, (iv) directing that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders to be held as set forth in Section 5.01(c) and (v) recommending that the Company’s stockholders adopt this Agreement, which resolutions, except to the extent expressly permitted by Section 4.02, have not been rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under (including any right of a holder of a security of the Company or any of its Subsidiaries to require the Company or any of its Subsidiaries to acquire such security), any provision of (A) the Company Certificate or the Company Bylaws or the certificate of incorporation or bylaws (or similar organizational documents) of any of its Subsidiaries, (B) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, binding arrangement or understanding, obligation, undertaking or license, whether oral or written (each, including all amendments thereto, a “Contract”), or Permit to or by which the Company or any of its Subsidiaries is a party or bound or to or by which any of their respective properties or assets are subject or bound or (C) subject to the governmental filings and other matters referred to in the following sentence, any (1) Federal, state or local, domestic or foreign, statute, law, code, ordinance, rule or regulation of any Governmental Entity (each, a “Law”), assuming receipt of the Stockholder Approval and the adoption of this Agreement by Parent, as the sole stockholder of Sub, or (2) Federal, state or local, domestic or foreign, judgment, injunction, order, writ or decree of any Governmental Entity (each, a “Judgment”), in each case, applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, terminations, cancelations, accelerations, losses, Liens, rights or entitlements that are not reasonably likely to (x) have a Material Adverse Effect or (y) individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign (a “Governmental Entity”), is required to be obtained or received by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for (I) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar Law, (II) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the adoption of this Agreement by the Company’s stockholders (as amended or supplemented from time to time, the “Proxy Statement”) and such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), as may be required in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement, (III) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (IV) any filings required under the rules and regulations of The New York Stock Exchange and (V) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made are not reasonably likely to (x) have a Material Adverse Effect or (y) individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement.

(e) SEC Documents.  (i) To the extent complete and correct copies are not available on the SEC’s website, the Company has made available to Parent complete and correct copies of all reports, schedules, forms, statements and other documents filed with or furnished to the SEC by the Company since July 18, 2007 (such documents available on the SEC’s website or made available to Parent, together with all information incorporated therein by reference, the “SEC Documents”). Since July 18, 2007, the Company has filed with or furnished to the SEC each report, schedule, form, statement or other document or filing required by Law to be filed or furnished by the Company at or prior to the time so required. No Subsidiary of the Company is required to file or furnish any report, schedule, form, statement or other document with, or make any other filing with, or furnish any other material to, the SEC. As of its respective effective date, in the case of SEC Documents that are registration statements filed pursuant to the Securities Act, and as of its respective filing or furnishing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), in the case of each other SEC Document, each of the SEC Documents (A) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and the Exchange Act, in each case, applicable to such SEC Document, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document filed or furnished and publicly available prior to the date of this Agreement (a “Filed SEC Document”) has been revised or superseded by a later filed or furnished Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent complete and correct copies are not available on the SEC’s website, the Company has made available to Parent copies of all comment letters received by the Company from the SEC since July 18, 2007 and prior to the date of this Agreement and relating to the SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in such comment letters received by the Company from the SEC. As of the date of this Agreement, to the knowledge of the Company none of the SEC Documents is the subject of any ongoing review by the SEC. The financial statements (including the related notes) of the Company included in the SEC Documents complied, at the time the respective statements were filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in effect from time to time in the United States of America (“GAAP”) (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly financial statements, to normal and recurring year-end audit adjustments). Except as set forth in the most recent audited financial statements (including the notes thereto) included in the Filed SEC Documents (the “Baseline Financials”), the Company and its Subsidiaries have no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than such liabilities or obligations (A) with respect to or arising from the transactions contemplated by this Agreement, (B) incurred in the ordinary course of business consistent in all material respects with past practice after the date of the Baseline Financials but prior to the date of this Agreement, (C) that are not reasonably likely to have a Material Adverse Effect or (D) disclosed in the unaudited financial statements (including the notes thereto) included in the Company’s Form 10-Q for the period ended July 31, 2010, filed with the SEC on September 9, 2010.

(ii) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, “SOX”) applicable to it. The Company has promptly disclosed, by filing a Form 8-K or posting on its website, any change in or waiver of the Company’s code of ethics, as required by Section 406(b) of SOX. To the knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics since the adoption of such code of ethics.

(iii) The principal executive officer of the Company and the principal financial officer of the Company each has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, as applicable, with respect to the SEC Documents, and the statements contained in such certifications were accurate as of the date they were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extension of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(iv) Neither the Company nor any of its Subsidiaries is a party to or bound by, or has any commitment to become a party to or bound by, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose or intended or known result or effect of such joint venture, partnership or Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or any of its Subsidiaries’ published financial statements or other SEC Documents.

(v) The Company maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) in compliance with the Exchange Act.

(vi) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) in compliance with the Exchange Act.

(f) Information Supplied.  None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

(g) Absence of Certain Changes or Events.  (i) From January 31, 2010 to the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent in all material respects with past practice and there has not been (A) any Material Adverse Effect (including any Material Adverse Effect resulting from an occurrence prior to January 31, 2010), (B) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s or any of its Subsidiaries’ capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (C) any split, combination or reclassification of any of the Company’s or any of its Subsidiaries’ capital stock or other equity or voting interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, (D)(1) any grant by the Company or any of its Subsidiaries to any current or former director, officer, employee, contractor or consultant of the Company or any of its Subsidiaries (collectively, “Company Personnel”) of any bonus or award opportunity, any loan or any increase in any type of compensation or benefits, except for grants of normal bonus opportunities and normal increases of base cash compensation, in each case, in the ordinary course of business consistent with past practice, or (2) any payment by the Company or any of its Subsidiaries to any Company Personnel of any bonus or award, except for bonuses or awards paid prior to the date of this Agreement in the ordinary course of business consistent with past practice, (E) any grant by the Company or any of its Subsidiaries to any Company Personnel of any severance, separation, change in control, retention, termination or similar compensation or benefits or increase therein or of the right to receive any severance, separation, change in control, retention, termination or similar compensation or benefits or increase therein, (F) any adoption or establishment of or entry by the Company or any of its Subsidiaries into, any amendment of, modification to or termination of, or agreement to amend, modify or terminate, or any termination of (or announcement of an intention to amend, modify or terminate), (1) any employment, deferred compensation, change in control, severance, termination, employee benefit, loan, indemnification, retention, equity or equity based compensation, consulting or similar Contract between the Company or any of its Subsidiaries, on the one hand, and any Company Personnel, on the other hand, (2) any Contract between the Company or any of its Subsidiaries, on the one hand, and any Company Personnel, on the other hand, the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement (alone or in combination with any other event) or (3) any trust or insurance Contract or other agreement to fund or otherwise secure payment of any compensation or benefit to be provided to any Company Personnel (all such Contracts under this clause (F), including any such Contract that is entered into on or after the date of this Agreement, collectively, “Benefit Agreements”), (G) any grant or amendment of any award under any Benefit Plan or Benefit Agreement (including the grant or amendment of Stock Options, Restricted Shares, RSUs, stock appreciation rights, performance units, stock repurchase rights or other equity or equity-based compensation), (H) any payment to any Company Personnel of any compensation or benefit not provided for under any Benefit Plan or Benefit Agreement, other than the payment of base cash compensation in the ordinary course of business consistent with past practice, (I) other than the execution and delivery of this Agreement, the taking of any action to accelerate, or that is reasonably likely to result in the acceleration of, the time of vesting or payment of any rights, compensation, benefits or funding obligations under any Benefit Plan or Benefit Agreement or otherwise, (J) any material change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries, except insofar as may have been required by GAAP or applicable Law, (K) any material tax election or change in any material tax election or any settlement or compromise of any material tax liability, (L) any material write-down by the Company or any of its Subsidiaries of any of the material assets of the Company or any of its Subsidiaries or (M) any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property or rights thereto, other than nonexclusive licenses granted in the ordinary course of the business of the Company and its Subsidiaries consistent with past practice.

(ii) Since January 31, 2010, each of the Company and its Subsidiaries has continued all pricing, sales, receivables and payables practices in accordance with the ordinary course of business consistent with past practice and has not engaged, except in the ordinary course of business consistent with past practice, in (A) any promotional sales or discount activity with any customers or distributors with the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected to occur in subsequent fiscal quarters, (B) any practice that would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected to be made in subsequent fiscal quarters, (C) any practice that would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its Subsidiaries that would otherwise be expected to be made in prior fiscal quarters (including the current fiscal quarter) or (D) any other promotional sales or discount activity.

(h) Litigation.  Section 3.01(h) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct list of each claim, action, suit or judicial, administrative or regulatory proceeding or investigation pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries (i) for money damages (other than for immaterial amounts), (ii) that seeks injunctive relief, (iii) that may give rise to any legal restraint on or prohibition against or limit the material benefits to Parent of the Merger or the other transactions contemplated by this Agreement or (iv) that, if resolved in accordance with plaintiff’s demands, is reasonably likely to have a Material Adverse Effect. There is no Judgment of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect.

(i) Contracts.  (i) Section 3.01(i) of the Company Letter sets forth, as of the date of this Agreement, (with specific reference to the subsection of this Section 3.01(i) to which such Contract relates) a complete and correct list of:

(A) each Contract pursuant to which the Company or any of its Subsidiaries has agreed not to compete with any person in any area or to engage in any activity or business, or pursuant to which any benefit or right is required to be given or lost, or any penalty or detriment (other than any immaterial penalty or detriment) is incurred, as a result of so competing or engaging;

(B) each Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for exclusivity or any similar requirement or pursuant to which the Company or any of its Subsidiaries is restricted in any way, or which after the Effective Time could restrict Parent or any of its Subsidiaries in any way, with respect to the development, manufacture, marketing or distribution of their respective products or services or otherwise prohibits any activity with respect to the operation of their businesses, or pursuant to which any benefit or right is required to be given or lost, or any penalty or detriment (other than any immaterial penalty or detriment) is incurred, as a result of non-compliance with any such exclusive or restrictive requirements or which requires the Company or any of its Subsidiaries to refrain from granting license or franchise rights to any other person;

(C) each Contract to or by which the Company or any of its Subsidiaries is a party or bound or with respect to which the Company or any of its Subsidiaries has any obligation with (1) any Affiliate of the Company or any of its Subsidiaries (excluding Contracts entered into between the Company’s Subsidiaries or between the Company and any of its Subsidiaries), (2) any Company Personnel or (3) any union or other labor organization (other than, in each case, (I) offer letters or employment agreements that are terminable at will by the Company or any of its Subsidiaries both without any penalty and without any obligation of the Company or any of its Subsidiaries to pay severance or other compensation or benefits (other than accrued base salary, accrued commissions, accrued bonuses, accrued vacation pay, accrued floating holidays and legally mandated benefits), (II) invention assignment and confidentiality agreements relating to the assignment of inventions to the Company or any of its Subsidiaries not involving the payment of money and (III) Benefit Plans and Benefit Agreements other than offer letters or employment agreements);

(D) each Contract under which the Company or any of its Subsidiaries has incurred any Indebtedness (other than any intercompany Indebtedness) having an aggregate principal amount in excess of $100,000;

(E) each Contract to or by which the Company or any of its Subsidiaries is a party or bound creating or granting a Lien (including Liens upon properties or assets acquired under conditional sales, capital leases or other title retention or security devices), other than (1) Liens for taxes not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been established, (2) Liens for assessments and other governmental charges or landlords’, carriers’, warehousemen’s, mechanics’, repairmen’s, workers’ or similar Liens incurred in the ordinary course of business, consistent with past practice, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (3) Liens incurred in the ordinary course of business, consistent with past practice, in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations and (4) Liens incurred in the ordinary course of business consistent with past practice that are not reasonably likely to adversely interfere in a material way with the use of the properties or assets encumbered thereby (collectively, “Permitted Liens”);

(F) each material Contract to or by which the Company or any of its Subsidiaries is a party or bound (other than Benefit Plans and Benefit Agreements) containing any provisions (1) contemplating or relating in any way to a “change in control” or similar event with respect to the Company or one or more of its Subsidiaries, including provisions requiring consent or approval of, or notice to, any Governmental Entity or other person in the event of a change in control of the Company or one or more of its Subsidiaries, or otherwise having the effect of providing that the consummation of the Merger or any of the other transactions contemplated by this Agreement or the execution, delivery or effectiveness of this Agreement will materially conflict with, result in a material violation or material breach of, or constitute a material default (with or without notice or lapse of time or both) under, such Contract, or give rise under such Contract to any right of, or result in, a termination, right of first refusal, material amendment, revocation, cancelation or material acceleration of any material obligation, or a loss of a material benefit or the creation of any material Lien upon any of the material properties or assets of the Company, Parent or any of their respective Subsidiaries, or to any increased, guaranteed, accelerated or additional material rights or material entitlements of any person, (2) prohibiting or imposing any restrictions on the assignment of all or any portion of such Contract by the Company or its Subsidiaries (without regard to any exception permitting assignments to subsidiaries or Affiliates), including provisions requiring consent or approval of, or notice to, any Governmental Entity or other person in the event of a change in control of the Company or one or more of its Subsidiaries, or (3) having the effect of providing that the consummation of the Merger or any of the other transactions contemplated by this Agreement or the execution, delivery or effectiveness of this Agreement will require that a third party be provided with access to source code or that any source code be released from escrow and provided to any third party;

(G) each Contract currently in effect or under which performance is ongoing to or by which the Company or any of its Subsidiaries is a party or bound providing for payments of royalties or other license fees to third parties in excess of $100,000 annually, that is not terminable without penalty on 90 days or less notice;

(H) each Contract to or by which the Company or any of its Subsidiaries is a party or bound granting a third party any license to Intellectual Property that is not limited to the internal use of such third party and its subsidiaries;

(I) each Contract pursuant to which the Company or any of its Subsidiaries has been granted any license to Intellectual Property, other than nonexclusive licenses granted in the ordinary course of business of the Company and its Subsidiaries consistent with past practice;

(J) each Contract to or by which the Company or any of its Subsidiaries is a party or bound granting the other party to such Contract or a third party “most favored nation” pricing or terms that (1) applies to the Company or any of its Subsidiaries or (2) immediately following the Effective Time, would apply to Parent or any of its Subsidiaries other than the Surviving Corporation or its Subsidiaries;

(K) each Contract pursuant to which the Company or any of its Subsidiaries has agreed or is required to provide any third party with access to source code, to provide for source code to be put in escrow or to grant a contingent license to source code;

(L) each Contract to or by which the Company or any of its Subsidiaries is a party or bound for any joint venture (whether in partnership, limited liability company or other organizational form) or alliance or similar arrangement;

(M) each Contract to or by which the Company or any of its Subsidiaries is a party or bound for any development, marketing, resale, distribution or similar arrangement relating to any product or service;

(N) each Contract to or by which the Company or any of its Subsidiaries is a party or bound with any Governmental Entity;

(O) each material Contract to or by which the Company or any of its Subsidiaries is a party or bound entered into in the last five years in connection with the settlement or other resolution of any suit, claim, action, investigation or proceeding that has any material continuing obligations, liabilities or restrictions;

(P) each Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for future performance by the Company or any of its Subsidiaries in consideration of amounts previously paid;

(Q) each material Contract to or by which the Company or any of its Subsidiaries is a party or bound for professional services engagements for a fixed fee that guarantees a specific result;

(R) each Contract between the Company or any of its Subsidiaries and any of the 50 largest customers of the Company and its Subsidiaries (determined on the basis of revenues received by the Company or any of its Subsidiaries in the four consecutive fiscal quarter period ended July 31, 2010 (each such customer, a “Major Customer”, and each such Contract, a “Major Customer Contract”));

(S) each Contract between the Company or any of its Subsidiaries and any of the 25 largest licensors or other suppliers to the Company and its Subsidiaries (determined on the basis of amounts paid by the Company or any of its Subsidiaries in the four consecutive fiscal quarter period ended July 31, 2010 (each such licensor or other supplier, a “Major Supplier”, and each such Contract, a “Major Supplier Contract”));

(T) except for the Contracts disclosed above, each Contract (other than Benefit Plans and Benefit Agreements) which has aggregate future sums due to or from the Company or any of its Subsidiaries, taken as a whole, (i) during the period commencing on the date of this Agreement and ending on the 12-month anniversary of this Agreement, in excess of $375,000 or (ii) in aggregate more than $1,500,000 during the life of the Contract; and

(U) except for the Contracts disclosed above, each Contract to or by which the Company or any of its Subsidiaries is a party or bound and material to the Company and its Subsidiaries, taken as a whole, not made in the ordinary course of business consistent in all material respects with past practice.

The Contracts of the Company or any of its Subsidiaries of the type referred to in clauses (A) through (U) of this subsection (i) are collectively referred to in this Agreement as “Specified Contracts”. The Company has made available to Parent a complete and correct copy of each of the Specified Contracts, including all amendments thereto. Each Contract of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole (a “Material Contract”) is in full force and effect (except for those Contracts that have expired in accordance with their terms) and is a legal, valid and binding agreement of the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, subject to the Bankruptcy and Equity Exception. Each of the Company and its Subsidiaries has performed or is performing all material obligations required to be performed by it under the Material Contracts and is not (with or without notice or lapse of time or both) in material breach or default thereunder, and has not knowingly waived or failed to enforce any material rights or benefits thereunder (other than in the ordinary course of business consistent with past practice), and, to the knowledge of the Company, no other party to any of the Material Contracts is (with or without notice or lapse of time or both) in material breach or default thereunder. To the knowledge of the Company, as of the date of this Agreement, there has occurred no event giving (with or without notice or lapse of time or both) to others any right of termination, material amendment or cancelation of any Material Contract. To the knowledge of the Company, as of the date of this Agreement, there are no circumstances that are reasonably likely to occur that could reasonably be expected to adversely affect the ability of the Company or any of its Subsidiaries to perform its material obligations under any Material Contract.

(ii) None of the Major Customers or Major Suppliers has terminated, failed to renew or requested any material amendment to any of its Major Customer Contracts or Major Supplier Contracts, or any of its existing relationships (other than renewals and amendments in the ordinary course of business not adverse in any material respect to the Company or its Subsidiaries, taken as a whole), with the Company or any of its Subsidiaries.

(j) Permits; Compliance with Laws.  The Company and its Subsidiaries have in effect all certificates, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Entity (collectively, “Permits”) that are necessary for them to own, lease or operate their properties and assets and to carry on their businesses in all material respects as currently conducted, except where the absence of such Permits would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Section 3.01(j) of the Company Letter sets forth, as of the date of the Agreement, a complete and correct list of the Permits that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries is, and since February 1, 2007 has been, in compliance in all material respects with all applicable Laws and Judgments, and, to the knowledge of the Company as of the date of this Agreement, no condition or state of facts exists that is reasonably likely to give rise to a material violation of, or a material liability or default under, any such applicable Law or Judgment. The execution and delivery of this Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the terms hereof are not reasonably likely to, cause the revocation or cancelation of any material Permit. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written communication during the three year period prior to the date of this Agreement from any person that alleges that the Company or any of its Subsidiaries is not in compliance in all material respects with, or is subject to liability under, any Permit, Law or Judgment or relating to the revocation or modification of any material Permit. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any notice that any investigation or review by any Governmental Entity is pending with respect to the Company or any of its Subsidiaries or any of the material assets or operations of the Company or any of its Subsidiaries or that any such investigation or review is contemplated.

(k) Absence of Changes in Benefit Plans; Employment Agreements; Labor Relations.  (i) Except as disclosed in the Filed SEC Documents, since January 31, 2010, none of the Company or any of its Subsidiaries has adopted, entered into, established, terminated, amended or modified or agreed to adopt, enter into, establish, terminate, amend or modify (or announced an intention to adopt, enter into, establish, terminate, amend or modify) any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, equity or equity-based compensation, performance, retirement, thrift, savings, cafeteria, paid time off, perquisite, fringe benefit, vacation, unemployment, severance, change in control, termination, retention, disability, death benefit, hospitalization, medical or other welfare benefit or other similar plan, program, policy, arrangement or understanding (whether oral or written, formal or informal, funded or unfunded and whether or not legally binding or subject to the Laws of the United States) sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or with respect to which the Company is otherwise jointly or severally liable under applicable Law (each, a “Commonly Controlled Entity”), in each case, providing compensation or benefits to any Company Personnel, including the Company Stock Plans, but not including the Benefit Agreements (all such plans, programs, policies, arrangements and understandings, including any such plan, program, policy, arrangement or understanding entered into, adopted or established on or after the date of this Agreement, collectively, “Benefit Plans”), or has made any change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan, or any change in the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined.

(ii) There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound. Between February 1, 2007 and the date of this Agreement, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or, to the knowledge of the Company as of the date of this Agreement, threatened employee strikes, work stoppages, slowdowns or lockouts and, to the knowledge of the Company as of the date of this Agreement, no labor union organizing activity, strike, work stoppage, slowdown or lockout is threatened. None of the employees of the Company or any of its Subsidiaries is represented by any labor union, works council or similar organization with respect to his or her employment by the Company or such Subsidiary. The Company and its Subsidiaries do not have any obligation (including to inform or consult with any such employees or their representatives in respect of the Merger or the other transactions contemplated by this Agreement) with respect to any such organization. Each of the Company and its Subsidiaries is, and since February 1, 2007 has been, in compliance in all material respects with all applicable Laws and Judgments relating to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees, immigration, visa, work status, human rights, pay equity and workers’ compensation, and is not, and since February 1, 2007 has not, engaged in any unfair labor practice. As of the date of this Agreement, there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, in each case before the National Labor Relations Board or any comparable Governmental Entity. As of the date of this Agreement, no question concerning representation has been raised or is, to the knowledge of the Company, threatened respecting the employees of the Company or any of its Subsidiaries. No grievance or arbitration proceeding arising out of a collective bargaining agreement is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(l) Environmental Matters.  (i) Each of the Company and its Subsidiaries is, and has been, in compliance in all material respects with all Environmental Laws, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in any material liability to the Company and its Subsidiaries, taken as a whole, and, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any (A) communication alleging that the Company or such Subsidiary is in violation of, or may have liability under, any Environmental Law or (B) currently outstanding written request by any Governmental Entity for information pursuant to any Environmental Law; (ii) (A) each of the Company and its Subsidiaries possesses and is in compliance in all material respects with all Permits required under Environmental Laws (“Environmental Permits”) for the conduct of its operations, (B) all such Environmental Permits are valid and in good standing and (C) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has been advised in writing by any Governmental Entity of any actual or potential change in any material respect in the status or terms and conditions of any such Environmental Permit; (iii) as of the date of this Agreement, there are no material Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iv) there has been no Release of or exposure to any Hazardous Material that is reasonably likely to form the basis of any material Environmental Claim against the Company or any of its Subsidiaries; (v) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of Law, any liabilities or obligations that are reasonably likely to form the basis of any material Environmental Claim against the Company or any of its Subsidiaries; (vi) there are no underground or aboveground storage tanks, generators or known or suspected asbestos-containing materials on, at, under or about any property owned, operated or leased by the Company or any of its Subsidiaries, nor, to the knowledge of the Company, were there any underground storage tanks on, at, under or about any such property in the past; (vii) neither the Company nor any of its Subsidiaries stores, generates or disposes of Hazardous Materials (excluding office, cleaning or similar supplies used in the ordinary course of the Company’s or any of its Subsidiaries’ operations) at, on, under, about or from property owned or leased by the Company or any of its Subsidiaries; and (viii) as of the date of this Agreement, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that are reasonably likely to form the basis of a material Environmental Claim against the Company or any of its Subsidiaries.

For all purposes of this Agreement, (A) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, Judgments, demands, directives, claims, Liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any person alleging liability of any kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (1) the presence or Release of, or exposure to, any Hazardous Material at any location, or (2) the failure to comply with any Environmental Law; (B) “Environmental Law” means any Law, Judgment, legally binding agreement or Permit issued, promulgated or entered into by or with any Governmental Entity relating to pollution, the environment

(including ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, the climate, human health and safety or the protection of endangered or threatened species; (C) “Hazardous Materials” means any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, hazardous or toxic substances and any other chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law; and (D) “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture.

(m) Employee Benefits Matters.  (i) Section 3.01(m)(i) of the Company Letter sets forth a complete and correct list of all “employee welfare benefit plans” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), all “employee pension benefit plans” (as defined in Section 3(2) of ERISA) (each, a “Pension Plan”) and all other Benefit Plans and Benefit Agreements that, in each case, are in effect as of the date of this Agreement. The Company has made available to Parent complete and correct copies of the following with respect to each Benefit Plan and Benefit Agreement, to the extent applicable, (A) each Benefit Plan and each Benefit Agreement (or, in the case of any unwritten Benefit Plans or Benefit Agreements, written descriptions thereof), including any amendments thereto, (B) the two most recent annual reports, or such similar reports, statements, information returns or material correspondence required to be filed with or delivered to any Governmental Entity, if any, with respect to each Benefit Plan (including reports filed on Form 5500 with accompanying schedules and attachments), (C) the most recent summary plan description (if any), and any summary of material modifications, prepared for each Benefit Plan for which a summary plan description is required under applicable Law, (D) each trust agreement and group annuity or insurance Contract and other documents relating to the funding or payment of compensation or benefits under each Benefit Plan and Benefit Agreement (if any) and (E) the two most recent actuarial valuations for each Benefit Plan (if any). Each Benefit Plan and Benefit Agreement has been administered, funded and invested in all material respects in accordance with its terms. The Company and its Subsidiaries and each Benefit Plan and Benefit Agreement are in compliance in all material respects with applicable Law, including ERISA and the Code, and the terms of any collective bargaining agreements or other labor union Contracts.

(ii) Each Pension Plan intended to be tax qualified under the Code has been the subject of a favorable determination, qualification or opinion letter from the U.S. Internal Revenue Service (the “IRS”) with respect to all tax Law changes with respect to which the IRS is currently willing to provide a determination letter to the effect that such Pension Plan is qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such letter has been revoked (nor, as of the date of this Agreement, has revocation been threatened) and no event has occurred since the date of the most recent such letter or application therefor relating to any such Pension Plan that is reasonably likely to adversely affect the qualification of such Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA. Each Benefit Plan required to have been approved by any non-United States Governmental Entity (or permitted to have been approved to obtain any beneficial tax or other status) has been so approved or timely submitted for approval, no such approval has been revoked (nor, as of the date of this Agreement, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Pension Plan that is reasonably likely to affect any such approval relating thereto or increase the costs relating thereto. The Company has made available to Parent a complete and correct copy of the most recent determination, qualification, opinion or approval letter or similar document received from a Governmental Entity with respect to each Benefit Plan intended to qualify for favorable tax treatment or other status, as well as a complete and correct copy of each pending application for a determination, qualification, opinion or approval letter or similar document, if any, and a complete and correct list of all amendments to any such Benefit Plans as to which a favorable determination, qualification, opinion or approval letter has not yet been received.

(iii) Neither the Company nor any Commonly Controlled Entity has sponsored, maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any

Benefit Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA), or that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or that is otherwise a defined benefit pension plan or that provides for the payment of termination indemnities, other than any such plan that is sponsored by a Governmental Entity, and neither the Company nor any Commonly Controlled Entity could incur any liability with respect to any such plan (under Title IV of ERISA or otherwise).

(iv) No Benefit Plan or Benefit Agreement that provides welfare benefits, whether or not subject to ERISA (each, a “Welfare Plan”), is funded through a “welfare benefits fund” (as such term is defined in Section 419(e) of the Code), or is unfunded or self-insured. There are no understandings, agreements or undertakings, written or oral, that would prevent any Welfare Plan (including any Welfare Plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its Subsidiaries at or at any time after the Effective Time. No Welfare Plan provides benefits, and there are no understandings, written or oral, with respect to the provision of welfare benefits, after termination of employment, except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code or any similar state statute or foreign Law. The Company and its Subsidiaries have complied in all material respects with the applicable requirements of Section 4980B(f) of the Code, Sections 601-609 of ERISA and any similar state statute or foreign Law with respect to each Benefit Plan that is a “group health plan” (as defined in Section 5000(b)(1) of the Code or any similar state statute).

(v) Section 3.01(m)(v) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct list of (A) each Benefit Plan and each Benefit Agreement pursuant to which any Company Personnel could become entitled to any additional compensation, severance or other benefits or any acceleration of the time of payment or vesting of any compensation, severance or other benefits as a result of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing), or any compensation or benefits the value of which would be calculated on the basis of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing), (B) the names of all Company Personnel entitled to any such compensation or benefits actually payable as of the Closing Date or upon termination of employment after the Closing Date, (C) the category or type of each such form of compensation or benefit to which such Company Personnel is entitled, (D) the aggregate value of each such form of compensation or benefit actually payable as of the Closing Date and each such form of compensation or benefit that would be payable upon termination of employment or otherwise after the Closing Date, in each case, to all Company Personnel, and (E) the aggregate value of any such compensation or benefits that would be paid to each individual set forth in Section 3.01(m)(v) of the Company Letter as of the Closing Date and upon termination of employment. Except as expressly set forth in Section 5.04, no Company Personnel will be entitled to any severance, separation, change in control, termination, bonus, retention or other additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits as a result of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) or any compensation or benefits related to or contingent upon, or the value of which will be calculated on the basis of, the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing). The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) and compliance by the Company with the provisions of this Agreement do not and will not (A) trigger any funding (through a grantor trust or otherwise) of, or increase the cost of, or give rise to any other obligation under, any Benefit Plan, Benefit Agreement or any other employment arrangement, (B) trigger the forgiveness of Indebtedness owed by any Company Personnel to the Company or any of its Affiliates or (C) result in any violation or breach of, or a default (with or without notice or lapse of time or both)

under, or limit to the Company’s or any of its Subsidiaries’ ability to amend, modify or terminate, any Benefit Plan or Benefit Agreement.

(vi) No deduction of any amount payable pursuant to the terms of the Benefit Plans or Benefit Agreements has been disallowed or is subject to disallowance under Section 162(m) of the Code.

(vii) All reports, returns and similar documents with respect to each Benefit Plan required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed. All participant data necessary to administer each Benefit Plan and Benefit Agreement is in the possession of the Company or its Subsidiaries and is in a form that is sufficient for the proper administration of the Benefit Plans and Benefit Agreements in accordance with their terms and all applicable Laws and such data is complete and correct in all material respects. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received notice of any, and, to the knowledge of the Company as of the date of this Agreement, there are no, pending investigations by any Governmental Entity with respect to, or pending termination proceedings or other material claims (except claims for benefits payable in the normal operation of the Benefit Plans and Benefit Agreements), suits or proceedings against or involving or asserting any rights or claims to benefits under, any Benefit Plan or Benefit Agreement.

(viii) All material contributions, premiums and benefit payments under or in connection with each Benefit Plan and Benefit Agreement that are required to have been made by the Company or any of its Subsidiaries in accordance with the terms of such Benefit Plan and Benefit Agreement and applicable Laws have been timely made. No Benefit Plan, or any insurance Contract related thereto, requires or permits a retroactive increase in premiums or payments on termination of such Benefit Plan or such insurance Contract. Neither the Company nor any of its Subsidiaries has incurred, or could reasonably be expected to incur, any unfunded liabilities in relation to any Benefit Plan or Benefit Agreement.

(ix) With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company, any of its Subsidiaries or any of their respective directors, officers or employees or, to the knowledge of the Company, any trustee, administrator or other fiduciary of such Benefit Plan or trust created thereunder, in each case, who is not a director, officer or employee of the Company or any of its Subsidiaries (a “Non-Affiliate Plan Fiduciary”), has engaged that could subject the Company, any of its Subsidiaries or any of their respective directors, officers or employees or any Non-Affiliate Plan Fiduciary to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or any other applicable Law and (B) none of the Company, any of its Subsidiaries or any of their respective directors, officers or employees or, to the knowledge of the Company, any Non-Affiliate Plan Fiduciary, or any agent of any of the foregoing, has engaged in any transaction or acted in a manner, or failed to act in a manner, that could subject the Company, any of its Subsidiaries or any of their respective directors, officers or employees or any Non-Affiliate Plan Fiduciary to any material liability for breach of fiduciary duty under ERISA or any other applicable Law. No Benefit Plan or related trust has been terminated, nor has there been any “reportable event” (as such term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the Merger or the other transactions contemplated by this Agreement.

(x) Neither the Company nor any of its Subsidiaries has any liability or obligations, including under or on account of a Benefit Plan or Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its Subsidiaries.

(xi) Each Benefit Plan and each Benefit Agreement that is a “nonqualified deferred compensation plan” within the meaning of Treas. Reg. Section 1.409A-1(a)(1)(a) (a “Nonqualified Deferred Compensation Plan”) (A) was operated in compliance with Section 409A of the Code between January 1, 2005 and December 31, 2008, based upon a good faith, reasonable interpretation of (1) Section 409A of the Code and (2) the final Treasury Regulations and other guidance issued by the IRS thereunder, to the extent applicable (clauses (1) and (2), together, the “409A Authorities”) and (B) has been operated in compliance with the 409A Authorities since January 1, 2009. Each Nonqualified Deferred Compensation Plan has been in documentary compliance with the 409A Authorities since January 1, 2009.

(n) Taxes.  (i) Each of the Company and its Subsidiaries has timely filed all tax returns required to be filed by it in the manner prescribed by applicable Law. All such tax returns are complete and correct in all material respects. Each of the Company and its Subsidiaries has timely paid all material taxes due, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve, in accordance with GAAP, for all material taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(ii) No tax return of the Company or any of its Subsidiaries is currently, or has been, under audit or examination by any taxing authority, and no written, or to the knowledge of the Company, unwritten, notice of such an audit or examination has been received by the Company or any of its Subsidiaries. There is no material deficiency, refund litigation, proposed adjustment in writing or matter in controversy with respect to any taxes due and owing by the Company or any of its Subsidiaries. Each material deficiency resulting from any completed audit or examination or concluded litigation relating to taxes by any taxing authority has been timely paid. The relevant statute of limitations is closed with respect to the income tax returns of the Company and its Subsidiaries for all years.

(iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes of the Company or any of its Subsidiaries, and no power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company) with respect to any taxes has been executed or filed with any taxing authority which is still in effect.

(iv) No Liens for taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for taxes not yet due and payable or being contested in good faith through appropriate proceedings and for which adequate reserves in accordance with GAAP have been established.

(v) None of the Company or any of its Subsidiaries is a party to or bound by or currently has any liability under any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement (including pursuant to Section 7121 of the Code) or other agreement relating to taxes with any taxing authority).

(vi) None of the Company or any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time (i) taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed SEC Documents) in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of any tax Law or as a result of prepaid amounts or deferred revenue received on or prior to the Effective Time or (ii) income deferred under Section 108(i) of the Code in a taxable period prior to the Effective Time.

(vii) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code or made an election under Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

(viii) Neither the Company nor any of its Subsidiaries has ever (A) made an election under Treasury Regulation Section 301.7701-3(c) to be treated as a partnership or disregarded entity for U.S. Federal income tax purposes or (B) made a similar election under any comparable provision of any Federal, state or local, domestic or foreign tax Law.

(ix) No amount, economic benefit or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) by any person who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). Section 3.01(n)(ix) of the Company Letter sets forth (A) the Company’s reasonable, good faith estimate of the maximum amount that could be paid to each such “disqualified individual” as a result of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) and (B) the “base amount” (as such term is defined in Section 280G(b)(3) of the Code) for each such “disqualified individual”, in each case calculated as of the date of this Agreement. No person is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any tax (including Federal, state, local and foreign income, excise and other taxes (including taxes imposed under Section 4999 or 409A of the Code)) or interest or penalty related thereto.

(x) The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3102 and 3402 of the Code or similar provisions under any other Law) and have, within the time and the manner prescribed by applicable Law, withheld from and paid over to the proper taxing authorities all amounts required to be so withheld and paid over under applicable Laws.

(xi) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (A) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger or any of the other transactions contemplated by this Agreement.

(xii) Each of the Company and its Subsidiaries has disclosed on its U.S. Federal income tax returns all positions taken therein that could give rise to a substantial understatement of U.S. Federal income tax within the meaning of Section 6662 of the Code.

(xiii) To the knowledge of the Company, all related party transactions involving the Company or any of its Subsidiaries are at arm’s length in material compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provision of any tax Law.

(xiv) Neither the Company nor any of its Subsidiaries (A) owns any interest in any person that is treated as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code with respect to the Company or such Subsidiary or (B) has ever made an election under Section 1362 of the Code to be treated as an S corporation for U.S. Federal income tax purposes or made a similar election under any comparable provision of any tax Law.

(xv) Each of the Company and its Subsidiaries has conducted all aspects of its business in accordance with the terms and conditions of all tax rulings and tax concessions that were provided by any relevant taxing authority.

(xvi) Neither the Company nor any of its Subsidiaries has ever participated in any “listed transaction”, as defined in Treasury Regulation Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(xvii) For purposes of this Agreement, (A) “taxes” means all (1) Federal, state and local, domestic and foreign income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto, and any obligations under any Contracts with any other person with respect to such amounts, (2) liability for the payment of any amounts of the types described in clause (1) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (3) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (1) or (2); (B) “taxing authority” means any Governmental Entity exercising regulatory authority in respect of any taxes; and (C) “tax return” means any Federal, state or local, domestic or foreign return, declaration, report, estimate, form, claim for refund, information return, statement (including any statement pursuant to Treasury Regulation Section 1.6011-4(a)) or other document relating to taxes, including any certificate, schedule or attachment thereto.

(o) Properties.  (i) Each of the Company and its Subsidiaries has good and marketable title to, or in the case of leased tangible property and leased tangible assets has valid and enforceable leasehold interests in, all of its material properties and tangible assets, free and clear of all Liens, except for Permitted Liens.

(ii) The material properties and tangible assets owned or leased by the Company and its Subsidiaries, or which they otherwise have the right to use, are sufficient (subject to normal wear and tear) to operate their businesses in substantially the same manner as they are currently conducted. The assets of the Company and each of its Subsidiaries, taken as a whole, are in good working order and have been maintained in accordance with prudent industry practice.

(iii) Section 3.01(o)(iii) of the Company Letter sets forth a complete and correct list, as of the date of this Agreement, of all real property and interests in real property leased by the Company or any of its Subsidiaries (each such property, a “Leased Real Property”). Neither the Company nor any of its Subsidiaries currently owns or has previously owned, in fee, any real property or interests in real property.

(iv) With respect to each Leased Real Property, (A) the Merger and the other transactions contemplated by this Agreement do not require the consent of any party to any lease, (B) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone the right to use or occupy such Leased Real Property or any portion thereof and (C) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein.

(v) Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of all material leases of Leased Real Property to which it is a party and under which it is in occupancy, and each such lease is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, subject to the Bankruptcy and Equity Exception. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession in all material respects under all the leases to the material Leased Real Property to which it is a party and under which it is in occupancy.

(p) Intellectual Property.  (i) Section 3.01(p)(i) of the Company Letter sets forth a complete and correct list of all issued patents, patent applications, registered trademarks, tradenames and service marks and applications therefor, registered copyrights and applications therefor and domain names and applications therefor, if any, owned by or licensed to the Company or any of its Subsidiaries as of the date of this Agreement. The Company has made available to Parent complete and correct copies of all license agreements relating to Intellectual Property to or by which the Company or any of its Subsidiaries is a party or bound as of the date of this Agreement, other than nonexclusive licenses granted in the ordinary course of the business of the Company and its Subsidiaries consistent with past practice.

(ii) (A) The Company and each of its Subsidiaries owns, or is licensed or otherwise has the right to use (in each case, without payments to third parties and free and clear of any Liens) all Intellectual Property necessary for or material to the conduct of its business as currently conducted and such rights are not subject to termination by any third party.

(B) All issued patents, patent applications, registered trademarks, registered tradenames, registered service marks, registered copyrights and domain names and applications therefor owned by the Company or any of its Subsidiaries have been duly registered and/or filed, as applicable, with or issued by each applicable Governmental Entity in each applicable jurisdiction, and the Company and each of its Subsidiaries have taken reasonable steps to maintain the registrations and applications for the Intellectual Property set forth in Section 3.01(p)(i) of the Company Letter, including the filing of all necessary affidavits of continuing use and payment of all necessary maintenance fees, subject to affirmative decisions reasonably made in the ordinary course of business not to seek or maintain such protections.

(C) To the knowledge of the Company, none of the Company or any of its Subsidiaries or any of its or their products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property rights of any person.

(D) As of the date of this Agreement, there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened with respect to, and, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has been notified in writing of, any possible infringement or other violation in any material respect by the Company or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any person. Between February 1, 2007 and the date of this Agreement, the Company has not been notified in writing of any possible infringement or other violation in any material respect by the Company or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any person. To the knowledge of the Company as of the date of this Agreement, there is no investigation pending or threatened with respect to any possible infringement or other violation in any material respect by the Company or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any person.

(E) To the knowledge of the Company as of the date of this Agreement, no person or any product or service of any person is infringing upon or otherwise violating in any material respect any Intellectual Property rights of the Company or any of its Subsidiaries.

(F) The Company and its Subsidiaries have taken reasonable measures to maintain the confidentiality of their Intellectual Property. Each of the former or current members of management or key personnel of the Company or any of its Subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Intellectual Property owned, intended to be owned or used by the Company or any of its Subsidiaries, have assigned or otherwise transferred to the Company or any of its Subsidiaries all ownership and other rights of any nature whatsoever (to the extent permitted by Law) of such person in any material Intellectual Property owned, intended to be owned or used by the Company or any of its Subsidiaries, and none of the former or current members of management or key personnel of the Company or any of its Subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Intellectual Property owned, intended to be owned or used by the Company or any of its Subsidiaries, have a valid claim against the Company or any of its Subsidiaries in connection with the involvement of such persons in the conception and development of any material Intellectual Property owned, intended to be owned or used by the Company or any of its Subsidiaries, and as of the date of this Agreement no such claim has been asserted or, to the knowledge of the Company, threatened. To the knowledge of the Company, none of the current employees of the Company or any of its Subsidiaries has any patents issued or applications pending for any device, process, design or invention of any kind which is material to the businesses of the Company and its Subsidiaries, taken as a whole.

(G) The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to any right, license or encumbrance relating to, any material Intellectual Property owned or used by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries now has or has had any agreement with any third party, or any right of termination, cancelation or acceleration of any material Intellectual Property right or obligation set forth in any agreement to or by which the Company or any of its Subsidiaries is a party or bound, or the loss or encumbrance of any material Intellectual Property or material benefit related thereto, or result in the creation of any Lien in or upon any material Intellectual Property or right.

(H) To the extent Third Party Software is distributed or utilized in the services provided to customers of the Company or any of its Subsidiaries together with the Intellectual Property of the Company or any of its Subsidiaries, (1) any third party rights have been identified in Section 3.01(p)(ii)(H)(1) of the Company Letter, (2) all necessary licenses have been obtained and (3) no royalties or payments are due (or such royalties and payments are identified in Section 3.01(p)(ii)(H)(3) of the Company Letter).

(I) None of the source code or other material trade secrets of the Company or any of its Subsidiaries has been published or disclosed by the Company or any of its Subsidiaries, except pursuant to a non-disclosure agreement that is, in all material respects, in the standard form used by the Company that has been made available to Parent prior to the date of this Agreement, or, to the knowledge of the Company, by any other person to any person except pursuant to licenses or Contracts requiring such other person to keep such trade secrets confidential.

(J) No person has any marketing or distribution rights to any material Intellectual Property of the Company or any of its Subsidiaries.

(K) Neither the Company nor any of its Subsidiaries has assigned, sold or otherwise transferred ownership of any material issued patent, patent application, registered trademark or application therefor, service mark, registered copyright or application therefor or any other material Intellectual Property since February 1, 2007.

(L) No licenses or rights have been granted to a third party to distribute the source code for, or to use any source code to create Derivative Works of, any product currently marketed by, commercially available from or under development by the Company or any of its Subsidiaries for which the Company or one of its Subsidiaries possesses the source code.

(M) The Company and each of its Subsidiaries has (1) created and has safely stored back-up copies of all their material computer programs and Software (including object code, source code and associated data and documentation) and (2) taken reasonable steps to protect their material Intellectual Property and their rights thereunder, and to the knowledge of the Company, no such rights to any material Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any of its Subsidiaries.

(N) Section 3.01(p)(ii)(N) of the Company Letter identifies any and all open source, public source or freeware Software or any modification or derivative thereof, including any version of any Software licensed pursuant to any GNU General Public License (“GPL”), GNU Lesser/Library General Public License (“LGPL”), that is used in, incorporated into, integrated or bundled with any Intellectual Property, product or service of the Company or any of its Subsidiaries.

(O) The Company and its Subsidiaries are in compliance with all Contracts pursuant to which any source code of the Company or any of its Subsidiaries has been placed into escrow (other than any non-compliance which would not (with or without notice or lapse of time or both) affect whether such source code would be released from such escrow), neither the Company nor any of its Subsidiaries is in material breach or default under any such Contract and no source code has been released from escrow pursuant to any such Contract.

(iii) For purposes of this Agreement, “Derivative Work” shall have the meaning set forth in 17 U.S.C. Section 101.

(iv) For purposes of this Agreement, (A) “Intellectual Property” means Software, trademarks, service marks, brand names, certification marks, trade dress, assumed names, domain names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, provisionals, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets, know-how, formulae, processes, procedures, research records, records of invention, test information, market surveys, Software and confidential information, whether patentable or not in any jurisdiction and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action (pending, threatened or which could be filed) arising out of any infringement or misappropriation of any of the foregoing; (B) “Software” means all types of computer software programs, including operating systems, application programs, software tools, Firmware and software imbedded in equipment, including both object code and source code; the term “Software” shall also include all written or electronic data, documentation and materials that explain the structure or use of Software or that were used in the development of Software, including software specifications, or are used in the operation of the Software, including logic diagrams, flow charts, procedural diagrams, error reports, manuals and training materials, look-up tables and databases; the term “Firmware” shall include all types of firmware, firmware specifications, masks, circuit layouts, hardware and hardware descriptions; and (C) “Third Party Software” means Software with respect to which a third party holds any copyright or other ownership right (and, therefore, such Software is not owned exclusively by the Company or any of its Subsidiaries).

(q) Receivables.  As of the date of this Agreement, all the accounts receivable of the Company (i) represented actual Indebtedness or other obligations incurred by the applicable account debtors and (ii) have arisen from bona fide transactions in the ordinary course of business.

(r) Insurance.  To the knowledge of the Company, the Company or its Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are customary for businesses in the Company’s and its Subsidiaries’ business. Section 3.01(r) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct list of the insurance policies maintained by the Company and its Subsidiaries and the annualized premium payable with respect to each such policy. As of the date of this Agreement, all such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancelation. As of the date of this Agreement, there is no material claim pending under any such policies as to which coverage has been questioned, denied or disputed.

(s) Unlawful Payments.  Neither the Company nor any of its Subsidiaries, nor any of the directors, officers, agents, employees, representatives, franchisees or distributors of the Company or any of its Subsidiaries, acting in their capacities as such, has taken any action, directly or indirectly, that: (A) violated the FCPA or (B) would have violated the FCPA (in any case where the Company, any of its Subsidiaries, or any other Person referenced above may not have been subject to the FCPA). There have been no false or fictitious entries made in the books or records of the Company or any of its Subsidiaries relating to any payment that the FCPA prohibits, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund for use in making any such payments. As used in this Agreement, the “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended from time to time.

(t) Government Contracts.  (i) To the knowledge of the Company, none of the employees, consultants, agents, franchisees or distributors of the Company or any of its Subsidiaries is or during the six years prior to the date of this Agreement has been (except as to routine security investigations) under administrative, civil or criminal investigation, indictment or information by any Governmental Entity. There is no pending, and during the six years prior to the date of this Agreement there has been no, audit or, to the knowledge of the Company, investigation by a Governmental Entity with respect to any alleged improper activity, misstatement or omission arising under or relating to any Contract between or among the Company or any of its Subsidiaries and any Governmental Entity. Any Contract between or among the Company or any of its Subsidiaries, or any of their respective franchisees or distributors, and any Governmental Entity is hereinafter referred to as a “Government Contract”. During the six years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation, has had reason to conduct, initiate or report any internal investigation, or has made a voluntary disclosure with respect to any alleged improper activity, misstatement or omission arising under or relating to a Government Contract. None of the Company, its Subsidiaries or, to the knowledge of the Company, any of their respective employees, consultants, agents, franchisees or distributors has made any intentional misstatement or omission in connection with any voluntary disclosure that has led or is expected to lead, either before or after the Closing Date, to any of the consequences set forth in the immediately preceding two sentences or any other material damage, penalty assessment, recoupment of payment or disallowance of cost to or against the Company or any of its Subsidiaries.

(ii) As of the date of this Agreement, there are (A) no outstanding claims against the Company or any of its Subsidiaries by a Governmental Entity or by any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract that are reasonably likely to result in a material liability to the Company or any of its Subsidiaries (taken as a whole), a material suspension or debarment of the Company or any of its Subsidiaries from doing business with a Governmental Entity, a finding of non-responsibility or ineligibility for contracting with a Governmental Entity or any other material impairment of any business relationship between the Company and any of its Subsidiaries, on the one hand, and a Governmental Entity, on the other hand, and (B) no disputes between the Company or any of its Subsidiaries and a Governmental Entity under the Contract Disputes Act of 1978, as amended (the “Contract Disputes Act”), or similar applicable Law or between the Company or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. To the knowledge of the Company, no event, condition or omission has occurred that would reasonably constitute grounds for a claim or a dispute under clause (A) or (B). Neither the Company nor any of its Subsidiaries has an interest in any pending or, to the knowledge of the Company, potential material claim under the Contract Disputes Act or similar applicable Law against a Governmental Entity or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract.

(iii) None of the Company, its Subsidiaries or, to the knowledge of the Company, any of their respective employees, consultants, agents, franchisees or distributors is (or during the six years prior to the date of this Agreement has been) suspended or debarred from doing business with a Governmental Entity or is (or during such period was) the subject of a finding of non-responsibility or ineligibility for contracting with a Governmental Entity.

(iv) All material test and inspection results that the Company or its Subsidiaries have provided to a Governmental Entity or any other entity pursuant to a Government Contract or as a part of the delivery to a Governmental Entity pursuant to a Government Contract of any article designed, engineered or manufactured by the Company or its Subsidiaries were complete and correct in all material respects. Either the Company or one of its Subsidiaries has provided all material test and inspection results to the relevant Governmental Entity pursuant to each Government Contract as required by applicable Law and the terms of the applicable Government Contract.

(v) With respect to each Government Contract (A) the Company and each of its Subsidiaries, as applicable, have complied in all material respects with the terms and conditions of such Government Contract; (B) the Company and each of its Subsidiaries, as applicable, have complied in all material respects with all requirements of all applicable Law or agreements pertaining to such Government Contract; (C) all representations and certifications of the Company, any of its Subsidiaries, or any of their respective officers, directors or employees set forth in or pertaining to such Government Contract were current, complete and correct in all material respects, as of their effective date, and the Company or one of its Subsidiaries has complied in all material respects with all such representations and certifications; (D) as of the date of this Agreement, no Governmental Entity, nor any prime contractor, subcontractor or other entity, has notified the Company or any of its Subsidiaries in writing that the Company or any of its Subsidiaries has breached or violated any applicable Law pertaining to such Government Contract; (E) as of the date of this Agreement, no termination for default, cure notice or show cause notice is currently in effect pertaining to such Government Contract and, to the knowledge of the Company, no event, condition or omission has occurred or exists that would constitute grounds to any such action; (F) as of the date of this Agreement, no cost incurred by the Company or its Subsidiaries pertaining to such Government Contract is the subject of any investigation or has been disallowed by the relevant Governmental Entity; and (G) as of the date of this Agreement, no material amount of money due to the Company or its Subsidiaries pursuant to such Government Contract has been withheld or set off.

(u) State Takeover Statutes.  Assuming the accuracy of Section 3.02(f), the approval of the Merger by the Board of Directors of the Company referred to in Section 3.01(d) constitutes the only action necessary to render inapplicable to this Agreement, the Merger, the other transactions contemplated by this Agreement and compliance with the terms of this Agreement, the restrictions on “business combinations” (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Merger, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement. No other state takeover or similar statute or regulation is applicable to this Agreement, the Merger, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement.

(v) Voting Requirements.  Assuming the accuracy of Section 3.02(f), the affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon in favor of adopting this Agreement (the “Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

(w) Brokers; Schedule of Fees and Expenses.  No broker, investment banker, financial advisor or other person, other than Qatalyst Partners LP, the fees and expenses of which will be paid by the Company or one or more of its Subsidiaries, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent complete and correct copies of all agreements under which any such fees or commissions are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company or any of its Subsidiaries in connection with this Agreement or the Merger and the other transactions contemplated by this Agreement incurred or to be incurred by the Company or any of its Subsidiaries in connection with this Agreement or the Merger and the other transactions contemplated by this Agreement will not exceed the fees and expenses set forth in Section 3.01(w) of the Company Letter.

(x) Opinion of Financial Advisor.  The Company has received the written opinion of Qatalyst Partners LP in customary form to the effect that, as of the date of this Agreement, and based upon and subject to the various qualifications and assumptions set forth therein, the consideration to be received by the holders of shares of Company Common Stock, other than Parent or any affiliate of Parent, pursuant to this Agreement is fair, from a financial point of view, to such holders, a copy of which opinion will be delivered to Parent solely for informational purposes as promptly as practicable after the date of this Agreement.

(y) Auditor Relationship.  Section 3.01(y) of the Company Letter sets forth a complete and correct list of all relationships, audit or otherwise (including a description of services that the Company or any of its Subsidiaries has received, or is receiving, in connection with each such relationship), between the Company or any of its Subsidiaries, on the one hand, and PricewaterhouseCoopers LLP or any of its Affiliates, on the other hand.

Section 3.02.  Representations and Warranties of Parent and Sub.  Parent and Sub represent and warrant to the Company as follows:

(a) Organization.  Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as currently conducted.

(b) Authority; Noncontravention.  Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement and to comply with the provisions of this Agreement (subject, in the case of the Merger, to the adoption of this Agreement by Parent, as the sole stockholder of Sub). The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (subject, in the case of the Merger, to the adoption of this Agreement by Parent, as the sole stockholder of Sub). This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the certificate of incorporation or bylaws of Parent or Sub, (ii) any Contract or Permit to or by which Parent or Sub is a party or bound or to or by which their respective properties or assets are subject or bound or otherwise under which Parent or Sub has rights or benefits or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law (assuming receipt of the Stockholder Approval and the adoption of this Agreement by Parent, as the sole stockholder of Sub) or Judgment, in each case, applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, terminations, cancelations, accelerations, losses, Liens, rights or entitlements that, individually or in the aggregate, are not reasonably likely to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement or the compliance by Parent and Sub with the provisions of this Agreement, except for (A) the filing of a premerger notification and report form under the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar Law, (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business and (C) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made, individually or in the aggregate, are not reasonably likely to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement.

(c) Information Supplied.  None of the information supplied or to be supplied by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company’s stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Interim Operations of Sub.  Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has engaged in no business other than in connection with the Merger and the other transactions contemplated by this Agreement.

(e) Financing.  Parent and Sub have, and will have available to them upon the Effective Time, sufficient funds to perform all of their respective obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby, including payment in full of the Merger Consideration and the amounts payable to the holders of Cash-Out RSUs and Cash-Out Stock Options, and to pay all associated fees, costs and expenses.

(f) State Takeover Statutes.  Neither Parent nor Sub has been an “interested stockholder” with respect to the Company at any time within three years of the date of this Agreement, as those terms are used in Section 203 of DGCL.

ARTICLE IV

Covenants Relating to Conduct of Business

Section 4.01.  Conduct of Business.  (a) Conduct of Business by the Company.  During the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent (which shall not be unreasonably delayed) or as specifically contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Letter, the Company shall, and shall cause each of its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to comply with all applicable Laws and, to the extent consistent therewith, use commercially reasonable efforts to keep available the services of their present officers, software developers and other employees, to preserve their assets and technology, their relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with them and to maintain their franchises, rights and Permits. Without in any way limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent (which shall not be unreasonably delayed) or as specifically contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Letter (with specific reference to the subsection of this Section 4.01 to which the information stated in such disclosure relates), the Company shall not, and shall not permit any of its Subsidiaries to:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests, (C) purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities (including any Stock Options, Restricted Shares or RSUs, except pursuant to the forfeiture conditions of such Stock Options, Restricted Shares or RSUs or the cashless exercise or tax withholding provisions of such Stock Options, Restricted Shares or RSUs, in each case only if and to the extent required by the terms of such awards as in effect on the date of this Agreement) or (D) take any action that would result in any amendment, modification or change of any term of any Indebtedness of the Company or any of its Subsidiaries;

(ii) issue, deliver, sell, pledge or otherwise encumber any (A) shares of its capital stock, other equity or voting interests or Equity Equivalents (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options and the settlement of RSUs, in each case outstanding as of the date of this Agreement and only if and to the extent required by the terms of the Company Stock Plans as in effect on the date of this Agreement), or (B) securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock, interests or Equity Equivalents;

(iii) amend or propose to amend its certificate of incorporation or bylaws (or similar organizational documents);

(iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or person or division thereof or (B) any other assets other than immaterial assets acquired in the ordinary course of business consistent with past practice;

(v) sell, lease, license, sell and lease back, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except for (A) grants of nonexclusive licenses in the ordinary course of business consistent with past practice, (B) sales of inventory or used equipment in the ordinary course of business consistent with past practice and (C) Permitted Liens incurred in the ordinary course of business consistent with past practice;

(vi) (A) repurchase, prepay or incur any Indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than (1) the Company or any direct or indirect wholly owned Subsidiary of the Company and (2) advances of travel and similar expenses to employees in the ordinary course of business consistent with past practice;

(vii) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, that individually are in excess of $375,000 or in the aggregate are in excess of $750,000;

(viii) (A) pay, discharge, settle or satisfy any claims (including any claims of stockholders and any stockholder litigation relating to this Agreement, the Merger or any other transaction contemplated by this Agreement or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice, or as required by their terms on the date of this Agreement, of claims, liabilities or obligations reserved against or included in the Baseline Financials (for amounts not in excess of such reserves or as so included), incurred since the date of such financial statements in the ordinary course of business consistent with past practice or incurred in connection with the transactions contemplated in this Agreement, in each case, the payment, discharge, settlement or satisfaction of which does not include any obligation (other than the payment of money) to be performed by the Company or its Subsidiaries following the Closing Date, (B) waive, relinquish, release, grant, transfer or assign any right of material value or (C) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to or by which the Company or any of its Subsidiaries is a party or bound, in each case unless the failure to grant any such waiver, modification, or consent or any action to enforce would reasonably be likely to result in a breach of the fiduciary duties of the Company’s Board of Directors under applicable Law and the Company has given prior written notice of such action to Parent;

(ix) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any lease or sublease of real property or acquire any interest in real property;

(x) other than in the ordinary course of business consistent with past practice, enter into, extend, terminate, materially amend or renew any material Contract;

(xi) except as required to ensure that any Benefit Plan or Benefit Agreement as in effect on the date of this Agreement is not then out of compliance with applicable Law or as specifically required pursuant to this Agreement, (A) adopt, establish, enter into, terminate, amend or modify in any material respect any Benefit Plan or Benefit Agreement, (B) increase in any manner the compensation or benefits of, or pay any bonus or award to, or grant any loan to, any Company Personnel, (C) pay or provide to any Company Personnel any compensation or benefit not provided for under a Benefit Plan or Benefit Agreement as in effect on the date of this Agreement, other than the payment of base cash compensation in the ordinary course of business consistent with past practice, (D) grant or amend any award under any Benefit Plan (including the grant or amendment of Stock Options, Restricted Shares, RSUs, stock appreciation rights, performance units, stock purchase rights or other equity or equity based compensation) or remove or modify existing restrictions in any Benefit Plan or Benefit Agreement or awards made thereunder, (E) grant any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner the severance, separation, change in control, termination, retention or similar compensation or benefits of, any Company Personnel, (F) pay any severance, separation, change in control, termination, retention or similar compensation or benefits to any Company Personnel, (G) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan or Benefit Agreement, (H) take any action to accelerate, or that could reasonably be expected to result in the acceleration of, the time of payment or vesting of any rights, compensation, benefits or funding obligations under any Benefit Plan or Benefit Agreement or otherwise or (I) make any material determination under any Benefit Plan or Benefit Agreement that is inconsistent with the ordinary course of business or past practice;

(xii) form any Subsidiary of the Company;

(xiii) enter into any Contract (other than Contracts that, individually or in the aggregate, are not material) containing any provisions having the effect of providing that the consummation of the Merger or the other transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement will conflict with, result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract, or give rise under such Contract to any right of, or result in, a termination, right of first refusal, material amendment, revocation, cancelation or material acceleration, or a loss of a material benefit or the creation of any material Lien upon any of the properties or assets of the Company, Parent or any of their respective subsidiaries, or to any increased, guaranteed, accelerated or additional rights or entitlements of any person, except to the extent such conflicts, results, defaults, rights, losses or entitlements are required by applicable Law;

(xiv) except as required by applicable Law, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of the Company or any of its Subsidiaries;

(xv) write-down any of its material assets, including any Intellectual Property, or make any change in any financial or tax accounting principle, method or practice, other than as required by GAAP or applicable Law;

(xvi) except in the ordinary course of business consistent with past practice engage in (A) any promotional sales or discount activity with any customers or distributors with the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected to occur in subsequent fiscal quarters, (B) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected to be made in subsequent fiscal quarters, (C) any practice which would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its Subsidiaries that would otherwise be expected to be made in prior fiscal quarters (including the current fiscal quarter) or (D) any other promotional sales or discount activity;

(xvii) take any action or fail to take any action with the knowledge that such action or failure to act would result in the material loss or reduction in value of the Intellectual Property of the Company and its Subsidiaries, taken as a whole;

(xviii) enter into, extend or renew any Contract or amendment thereof (A) that grants any person the right or ability to access, license or use all or a material portion of the Intellectual Property of the Company and its Subsidiaries, other than in the ordinary course of business consistent with past practice; or (B) providing for the services of any dealer, distributor, sales representative or similar representative; provided, however, that the Company may enter into, extend or renew any Contract providing for the services of any dealer, distributor, sales representative or similar representative if such entry, extension or renewal (including the terms and conditions thereof) is in the ordinary course of business consistent with past practice;

(xix) enter into, extend or renew any Contract or any material amendment thereof that if it were to have been entered into prior to the date hereof would have been a Specified Contract or amendment thereof (other than pursuant to Section 3.01(i)(i)(M), (N), (O), (P), (R), (S) and (T)); or

(xx) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

(b) Parent shall consider in good faith any requests by the Company to consent to exceptions to the requirements set forth in Section 4.01(a).

(c) Certain Tax Matters.  During the period from the date of this Agreement to the Effective Time, (i) the Company and each of its Subsidiaries shall timely file all tax returns (“Post-Signing Returns”) required to be filed by each such entity (after taking into account any extensions), and all Post-Signing Returns shall be complete and correct in all material respects and shall be prepared on a basis consistent with the past practice of the Company; provided that the Company (A) shall provide all Post-Signing Returns in respect of income and similar taxes to Parent for review and comment at least 15 business days prior to the date such Post-Signing Returns are required to be filed and (B) shall consider in good faith any comments made by Parent and act reasonably and in good faith to resolve any objections raised by Parent with respect to such Post-Signing Returns; (ii) the Company and each of its Subsidiaries shall timely pay all taxes due and payable; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with GAAP and past practice for all taxes payable by the Company or any of its Subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its Subsidiaries will promptly notify Parent of any suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any material amount of tax and will not settle or compromise any such suit, claim, action, investigation, proceeding or audit without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; (v) none of the Company or any of its Subsidiaries will make or change any tax election without Parent’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and (vi) the Company and each of its Subsidiaries will retain (in accordance with the Company’s retention policy) all books, documents and records necessary for the preparation of tax returns and reports and tax audits.

(d) Additional Tax Matters.  (i) The Company and each of its Subsidiaries shall cooperate, and, to the extent within its control, shall cause its respective Affiliates, directors, officers, employees, contractors, consultants, agents, auditors and representatives reasonably to cooperate, with Parent in all tax matters, including by maintaining and making available to Parent and its Affiliates all books and records relating to taxes.

(ii) The Company shall deliver to Parent at or prior to the Closing a certificate, in form and substance satisfactory to Parent, duly executed and acknowledged, certifying that the payment of the Merger Consideration and any payments made in respect of Appraisal Shares pursuant to the terms of this Agreement are exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act.

(iii) No later than five business days prior to the Closing Date, the Company shall deliver to the Parent a list of the Company’s stockholders and holders of Stock Options, Restricted Shares and RSUs, in each case along with such stockholders’ or holders’ taxpayer identification numbers for U.S. Federal income tax purposes. The Company acknowledges and consents that Parent shall be entitled to deliver such list to the Paying Agent for the purpose of facilitating the payment of the Merger Consideration and the treatment of Stock Options, Restricted Shares and RSUs as contemplated by Section 5.04.

(iv) Prior to the Closing Date, the Company and each of its Subsidiaries, as applicable, shall have entered into executed agreements governing all related party transactions. Such agreements shall be in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provision of any tax Law.

(v) Prior to the Closing Date, the Company shall deliver to Parent a schedule setting forth the following information with respect to the Company and its Subsidiaries as of the most recent practicable date: the amount of any net operating losses, unused investment or other credits, unused foreign tax credits or excess charitable contributions of the Company or any of its Subsidiaries for Federal income tax, alternative minimum tax or any other tax purposes (including dates of expiration of such items, any limitations on such items and all Schedules M-1 and M-3 prepared or filed by the Company or any of its Subsidiaries).

Section 4.02.  No Solicitation.  (a) Notwithstanding any provision in this Agreement to the contrary, the Company shall not, nor shall it authorize or permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any Takeover Proposal or any inquiries or the making of any proposal that could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (or any representative thereof) any information knowingly with respect to, or otherwise cooperate in any way with any person (or any representative thereof) knowingly with respect to, any Takeover Proposal; provided, however, that at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith constitutes or could reasonably be expected to lead to a Superior Proposal, and which Takeover Proposal did not result from a breach of this Section 4.02, the Company may, and may permit and authorize its Subsidiaries and its representatives and its Subsidiaries’ representatives to, in each case subject to compliance with Section 4.02(c), (A) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a confidentiality agreement which contains terms as to confidentiality that are no less restrictive than those contained in the Confidentiality Agreement dated as of July 1, 2010 between Parent and the Company (as it may be amended from time to time, the “Confidentiality Agreement”), provided that all such information had been provided, or is concurrently provided, to Parent, and (B) participate in discussions or negotiations with, and only with, the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

For purposes of this Agreement, the term “Takeover Proposal” means (x) any inquiry relating to, or that could reasonably be expected to lead to, or (y) any proposal or offer from any person or group (other than Parent or Sub or any of their Affiliates) for, in one transaction or a series of transactions, any merger, consolidation, business combination, recapitalization, liquidation or dissolution involving the Company or any direct or indirect acquisition, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, license agreement or similar transaction, of (i) assets or businesses that constitute or represent 15% or more of the total revenue, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, or (ii) 15% or more of the outstanding shares of Company Common Stock or of any class of capital stock of, or other equity or voting interests in, one or more of the Subsidiaries of the Company which, in the aggregate, directly or indirectly hold the assets or businesses referred to in clause (i) above; provided that clause (x) of this paragraph shall be inapplicable to clause (i) of the immediately preceding paragraph and to Section 4.02(c).

For purposes of this Agreement, the term “Superior Proposal” means any binding bona fide written offer which did not result from a breach of Section 4.02(a) made by any person (other than Parent or Sub or any of their Affiliates) that, if consummated, would result in such person (or, in the case of a direct merger between such person and the Company, the stockholders of such person) acquiring, directly or indirectly, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and which offer, in the good faith judgment of the Board of Directors of the Company (after consultation with a financial advisor of national reputation and outside legal counsel), (i) provides consideration which is more favorable to the stockholders of the Company than the consideration provided in the Merger (taking into account all of the terms and conditions of such offer and this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal or otherwise which are binding on Parent)) and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

(b) Neither the Board of Directors of the Company nor any committee thereof shall (or shall agree or resolve to) (i) withdraw or modify in a manner adverse to Parent or Sub, or propose publicly to withdraw or modify in a manner adverse to Parent or Sub, the recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement or the Merger (any such action, resolution or agreement to take such action being referred to herein as an “Adverse Recommendation Change”), (ii) recommend, declare advisable or propose to recommend or declare advisable, the approval or adoption of any Takeover Proposal or resolve or agree to take any such action, or adopt or approve any Takeover Proposal, or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an “Acquisition Agreement”) constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)), or resolve or agree to take any such action. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, at any time prior to the Stockholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal or an Intervening Event, effect an Adverse Recommendation Change, provided that the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so is reasonably likely to result in a breach of its fiduciary duties to the stockholders of the Company under applicable Law, and provided further, that the Board of Directors of the Company may not effect such an Adverse Recommendation Change unless (A) the Board of Directors of the Company shall have first provided prior written notice to Parent (an “Adverse Recommendation Change Notice”) that it is prepared to effect an Adverse Recommendation Change in response to a Superior Proposal or an Intervening Event, which notice shall not constitute a breach of this Section 4.02(b) and shall, in the case of a Superior Proposal, attach the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal, and, in the case of an Intervening Event, attach information describing such Intervening Event in reasonable detail, and (B) Parent does not make, within five business days after the receipt of such notice, a binding proposal that would, in the good faith judgment of the Board of Directors of the Company (after consultation with a financial advisor of national reputation and outside legal counsel), (x) cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal or (y) obviate the need for an Adverse Recommendation Change as a result of an Intervening Event (it being understood and agreed that any amendment or modification of such Superior Proposal (other than a non-substantive amendment or modification) shall require a new Adverse Recommendation Change Notice and a new three business day period). The Company agrees that, during the five or three business day period, as applicable, prior to its effecting an Adverse Recommendation Change, the Company and its officers, directors and representatives shall negotiate in good faith with Parent and its officers, directors and representatives regarding any revisions to the terms of the Merger and the other transactions contemplated by this Agreement proposed by Parent.

For purposes of this Agreement, the term “Intervening Event” means an event, circumstance, fact or other information, unknown to the Board of Directors of the Company as of the date of this Agreement, which becomes known prior to the Stockholder Approval; provided, however, that in no event shall the receipt, existence or terms of a Takeover Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

(c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall, as promptly as possible and in any event within 24 hours after the Company’s receipt thereof, advise Parent orally and in writing of (i) any Takeover Proposal or any request for information or inquiry that the Company reasonably believes could lead to or contemplates a Takeover Proposal and (ii) the terms and conditions of such Takeover Proposal, request or inquiry (including any subsequent amendment or other modification (other than any immaterial amendment or modification, which shall be provided promptly to Parent) to such terms and conditions) and the identity of the person making any such Takeover Proposal, request or inquiry. Commencing upon the provision of any notice referred to above, the Company (or its outside counsel) shall (A) on a daily basis at a mutually agreeable time, advise Parent (or its outside counsel) of the progress of negotiations concerning any Takeover Proposal, the material resolved and unresolved issues related thereto and any other material matters identified with reasonable specificity by Parent (or its outside counsel) and the material details (including material amendments or proposed amendments as to price and other material terms) of any such Takeover Proposal, request or inquiry and (B) promptly upon receipt or delivery thereof, provide Parent (or its outside counsel) with copies of all material documents and material written or electronic communications relating to any such Takeover Proposal (including the financing thereof), request or inquiry exchanged between the Company, its Subsidiaries or any of their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the one hand, and the person making a Takeover Proposal or any of its Affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the other hand.

(d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of the Company, failure so to disclose would be inconsistent with applicable Law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b).

Section 4.03.  Conduct by Parent.  During the period from the date of this Agreement to the Effective Time, except as consented to in writing by the Company prior to such action or as specifically contemplated by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, take any action that is reasonably likely to result in (a) any representation and warranty of Parent or Sub set forth in this Agreement that is qualified as to materiality becoming untrue (as so qualified) or (b) any such representation and warranty that is not so qualified becoming untrue in any material respect.

ARTICLE V

Additional Agreements

Section 5.01.  Preparation of the Proxy Statement; Stockholders Meeting.  (a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and, no later than the tenth calendar day (or, if such calendar day is not a business day, on the first business day subsequent to such calendar day) immediately following the date of this Agreement, file with the SEC the preliminary Proxy Statement. Notwithstanding anything contained in this Agreement to the contrary, (x) if the Company does not receive comments from the SEC with respect to the preliminary Proxy Statement, absent any Legal Restraint that has the effect of preventing such action, the Company shall file with the SEC the definitive Proxy Statement, and shall cause the mailing of the definitive Proxy Statement to the stockholders of the Company, on or prior to the second business day after the tenth calendar day immediately following the date of filing of the preliminary Proxy Statement with the SEC, and (y) if the Company does receive comments from the SEC with respect to the preliminary Proxy Statement, absent any Legal Restraint that has the effect of preventing such action, the Company shall file with the SEC the definitive Proxy Statement, and shall cause the mailing of the definitive Proxy Statement to the stockholders of the Company, on or prior to the second business day immediately following clearance by the SEC with respect to such comments. Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, and unless the Board of Directors of the Company shall have received a Takeover Proposal or made an Adverse Recommendation Change, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document, or respond to the SEC, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld or delayed. If, at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. If the Company receives a Takeover Proposal (or any subsequent material amendment or material modification to any such Takeover Proposal) or if an Intervening Event occurs, the ten calendar day periods referenced in this Section 5.01(a) and the two business day period referenced in clause (y) of the second sentence of this Section 5.01(a) will be extended in each such circumstance by three calendar days.

(b) The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement will, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent or Sub specifically for inclusion or incorporation for reference therein. Parent agrees that none of such information will, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) As promptly as practicable after the date of this Agreement, the Company shall, in compliance with applicable Law, the Company Certificate, the Company By-Laws and the rules of The New York Stock Exchange, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders, which meeting the Company shall, absent any Legal Restraint that has the effect of preventing such action, cause to occur on the 30th calendar day (or, if such calendar day is not a business day, on the first business day subsequent to such calendar day) immediately following the date of mailing of the Proxy Statement (the “Stockholders Meeting”), for the purpose of obtaining the Stockholder Approval, regardless of whether the Board of Directors of the Company determines at any time that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or any other Adverse Recommendation Change has occurred at any time; provided, however, that (i) if the Company is unable to obtain a quorum of its stockholders at such time, the Company may adjourn the Stockholders Meeting if necessary in order to obtain a quorum of its stockholders and the Company shall use its commercially reasonable efforts to obtain such a quorum as promptly as practicable, (ii) the Company may adjourn or postpone the Stockholders Meeting to the extent (and only to the extent) the Company reasonably determines that such adjournment or postponement is required by applicable Law and (iii) if the Company receives a Takeover Proposal, the price or material terms of a previously received Takeover Proposal are modified or amended or an Intervening Event occurs, in any such case during the five calendar day period immediately prior to the day of the Stockholders Meeting, the Company may delay the Stockholders Meeting until the date that is the fifth business day after the date on which the Stockholders Meeting would otherwise have been held. The notice of such Stockholders Meeting shall state that a resolution to adopt this Agreement will be considered at the Stockholders Meeting. Subject to Section 4.02(b), (x) the Board of Directors of the Company shall recommend to holders of Company Common Stock that they adopt this Agreement and shall include such recommendation in the Proxy Statement and (y) subject to Section 4.02(d), the Company shall use its commercially reasonable efforts to solicit the Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

Section 5.02.  Access to Information; Confidentiality.  (a) Subject to compliance with applicable Laws, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent’s officers, employees, investment bankers, attorneys, accountants, consultants and other representatives and advisors reasonable access upon reasonable advance notice and during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, records, Contracts, Permits, documents, information, officers and employees, and during such period the Company shall, and shall cause each of its Subsidiaries to, make available to Parent any information concerning its business as Parent may reasonably request (including the work papers of PricewaterhouseCoopers LLP, subject to the customary requirements of PricewaterhouseCoopers LLP). Notwithstanding the foregoing, nothing in this Section 5.02 shall require the Company to disclose to Parent board or committee minutes or materials to the extent related to the transactions contemplated by this Agreement or any Takeover Proposals. Following the date of this Agreement and prior to the Effective Time, Parent may (but shall not be required to), following reasonable notice to the Company, contact and interview any Company Personnel and review the personnel records and such other information concerning the Company Personnel as Parent may reasonably request. No investigation by Parent or any of its officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives and no other receipt of information by Parent or any of its officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision of this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under the Agreement. Except as required by any applicable Law or Judgment, Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company confidential in accordance with the Confidentiality Agreement.

(b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, as and to the extent reasonably requested by Parent, provide Parent, to the extent applicable, with (i) a materially complete and correct list of all licenses issued by the Federal Communications Commission (the “FCC”) and held by the Company or any of its Subsidiaries (the “FCC Licenses”), (ii) materially complete and correct copies of each FCC License, (iii) if available, the address and physical location of the device(s) covered by each FCC License, (iv) if available, a written description of the purpose of the device(s) covered by each FCC License, (v) materially complete and correct copies of any Notices of Apparent Liability for Forfeiture issued by the FCC against the Company or any of its Subsidiaries and (vi) all reasonably available information in the possession of the Company or any of its Subsidiaries necessary for Parent to make an independent determination that the Company and its Subsidiaries have complied with FCC rules regarding changes of ownership control of the FCC Licenses (including descriptions of any transactions that effected a change of ownership or control of the FCC Licenses (including any intracompany reorganizations) and corporate organizational charts depicting the ownership structure of the holder of the FCC Licenses before and after any such change of ownership or control).

(c) Subject to applicable law, the Company and Parent shall, and shall cause each of their respective Subsidiaries to, cooperate to ensure an orderly transition and integration process in connection with the Merger and the other transactions contemplated by this Agreement in order to minimize the disruption to, and preserve the value of, the business of the Surviving Corporation and its Subsidiaries.

Section 5.03.  Reasonable Best Efforts; Consultation and Notice.  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using its reasonable best efforts to accomplish the following: (i) the satisfaction of the conditions precedent set forth in Article VI, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, Governmental Entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act and other registrations, declarations and filings with, or notices to, Governmental Entities, if any), (iii) the taking of all reasonable steps to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of this Agreement, the Merger or the other transactions contemplated by this Agreement, (iv) the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity or third party and (v) the obtaining of all necessary consents, approvals or waivers from any third party, provided, that this clause (v) shall not limit the rights of the Company or its Board of Directors under Section 4.02(b). In connection with and without limiting the generality of the foregoing, each of the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the Merger and the other transactions contemplated by this Agreement, take all actions necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Parent or Sub be obligated to, and the Company and its Subsidiaries shall not without the prior written consent of Parent, agree or proffer to divest or hold separate, or enter into any licensing, business restriction or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective Subsidiaries. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Parent or any of its Subsidiaries be obligated to litigate or participate in the litigation of any suit, claim, action or proceeding, whether judicial or administrative, brought by any Governmental Entity (A) challenging or seeking to restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement; (B) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective Affiliates of all or any portion of the business or assets or any product of the Company or its Subsidiaries or Parent or its Subsidiaries or to require any such person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate all or any portion of the business or assets or any product of the Company or its Subsidiaries or Parent or its Subsidiaries, in each case as a result of or in connection with the Merger or any of the other transactions contemplated by this Agreement; (C) seeking to directly or indirectly impose limitations on the ability of Parent or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or any shares of common stock of the Surviving Corporation or any of Parent’s Subsidiaries, including the right to vote Company Common Stock or the shares of common stock of the Surviving Corporation or any of Parent’s Subsidiaries on all matters properly presented to the stockholders of the Company, the Surviving Corporation or any of Parent’s Subsidiaries, respectively; or (D) seeking to (1) directly or indirectly prohibit Parent or any of its Affiliates from effectively controlling in any respect any of the business or operations of the Company or its or Parent’s Subsidiaries or (2) directly or indirectly prevent the Company or its or Parent’s Subsidiaries from operating any of their respective businesses in substantially the same manner as operated by the Company and its or Parent’s Subsidiaries prior to the date of this

Agreement. The Company and Parent shall provide such assistance, information and cooperation to each other as is reasonably required to obtain any such actions, nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, shall notify the other person promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with, or notice to, such Governmental Entity and shall supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand.

(b) (i) In connection with the continuing operation of the business of the Company and its Subsidiaries between the date of this Agreement and the Effective Time, subject to applicable Law, the Company shall consult in good faith on a reasonably regular basis with Parent to report material, individually or in the aggregate, operational developments, material changes in the status of relationships with material customers and resellers, material changes in the status of ongoing operations and other matters reasonably requested by Parent pursuant to procedures reasonably requested by Parent; provided, however, that no such consultation shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(ii) Except as prohibited by applicable Law, the Company shall promptly notify Parent in writing upon the Company obtaining knowledge of:

(A) the occurrence of any matter or event that has caused, or that is reasonably likely to result in, any condition to the transactions contemplated hereby and set forth in Section 6.02 not being satisfied;

(B) any notice or other communication from any material customer, distributor or reseller to the effect that such customer, distributor or reseller is terminating or otherwise materially adversely modifying its relationship with Company or any of its Subsidiaries as a result of the Merger or the other transactions contemplated by this Agreement;

(C) any material written notice or other material communication from any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement and all comment letters received by the Company from the SEC and a copy of any such notice, communication or comment letter shall be furnished to Parent, together with the Company’s written notice;

(D) any filing or notice made by the Company with any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement, and a copy of any such filing or notice shall be furnished to Parent together with the Company’s written notice; and

(E) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.01(h) or that relate to the consummation of the Merger or the other transactions contemplated by this Agreement;

provided, however, that no such notification shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(iii) Parent shall promptly notify the Company in writing upon Parent obtaining knowledge of the occurrence of any matter or event that has caused, or that is reasonably likely to result in, any condition to the transactions contemplated hereby and set forth in Section 6.03 not being satisfied; provided, however, that no such notification shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(c) Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense, at its own cost, of any litigation against the Company and/or its directors relating to the Merger or the other transactions contemplated by this Agreement, and will obtain the prior written consent of Parent prior to settling or satisfying any such claim, it being understood and agreed that this Section 5.03(c) shall not give Parent the right to direct such defense.

(d) Immediately following the execution and delivery of this Agreement by each of the parties hereto, Parent, as the sole stockholder of Sub, will adopt this Agreement.

Section 5.04.  Equity Awards.  (a) Except as otherwise specifically agreed in writing by the Company and Parent, as soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (including obtaining any required consents) as may be required to effect the following:

(i) subject to any provisions to the contrary in any Offer Letter, at the Effective Time, each Cash-Out Stock Option shall be canceled and each holder thereof shall be entitled to receive in consideration for such cancelation an amount in cash equal to the product of (A) the number of shares of Company Common Stock that are subject to such Cash-Out Stock Option whether vested or unvested, immediately prior to the Effective Time and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Cash-Out Stock Option, which amount shall be payable to such holder at or as soon as practicable following the Effective Time;

(ii) subject to any provisions to the contrary in any Offer Letter, each Rollover Stock Option shall be converted at the Effective Time into an option to acquire, on substantially the same terms and conditions as were applicable under such Rollover Stock Option (other than with respect to exercisability prior to vesting or the ability to pay the exercise price by tendering previously owned shares of Company Common Stock), the number of shares of Parent common stock, par value $0.20 per share (“Parent Common Stock”) (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Rollover Stock Option immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Common Stock otherwise purchasable pursuant to such Rollover Stock Option divided by (B) the Exchange Ratio;

(iii) each Restricted Share outstanding at the Effective Time, whether vested or unvested, shall be converted at the Effective Time into the vested right to receive an amount in cash equal to the Merger Consideration in accordance with Section 2.01(c);

(iv) subject to any provisions to the contrary in any Offer Letter, at the Effective Time, each Cash-Out RSU outstanding immediately prior to the Effective Time shall be canceled and the holder thereof shall be entitled to receive in consideration for such cancelation an amount in cash equal to the product of (A) the number of shares of Company Common Stock that are subject to such Cash-Out RSU, whether vested or unvested, immediately prior to the Effective Time and (B) the Merger Consideration, which amount shall be payable to such holder at or as soon as practicable following the Effective Time;

(v) subject to any provisions to the contrary in any Offer Letter, each Rollover RSU shall be converted at the Effective Time into a restricted stock unit, subject to substantially the same terms and conditions as were applicable under such Rollover RSU, with respect to a number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Rollover RSU immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share); provided, that with respect to any Rollover RSUs that are Performance RSUs for which the performance period is scheduled to end following the Effective Time, the number of Rollover RSUs held by the applicable Rollover RSU Holder shall be determined on the assumption that, for each such performance period, the performance conditions with respect thereto that are based on (A) “adjusted operating income” (as defined in the applicable RSU Agreement) are met at 143% of target performance and (B) “revenue” (as defined in the applicable RSU Agreement) are met at the greater of (1) 100% of target performance and (2) actual performance by the Company and its Subsidiaries, as determined by Parent, during the relevant performance period (including periods both preceding and following the Effective Time).

(vi) each provision in each Benefit Plan and Benefit Agreement providing for the issuance, transfer or grant of any shares of Company Common Stock or any Stock Options, Restricted Shares, RSUs or any other interests in respect of any capital stock (including any phantom stock or stock appreciation rights) of the Company shall be deleted prior to the Effective Time, and the Company shall ensure prior to the Effective Time that, following the Effective Time, there shall be no rights to acquire shares of Company Common Stock, Stock Options, Restricted Shares, RSUs or any other interests in respect of any capital stock (including any phantom stock or stock appreciation rights) of the Company or the Surviving Corporation;

(vii) any shares of Company Common Stock that remain available for issuance pursuant to any Company Stock Plan as of the Effective Time (the “Residual Shares”) shall be converted at the Effective Time into the number of shares of Parent Common Stock equal to the product of the number of such Residual Shares and the Exchange Ratio (such shares of Parent Common Stock, the “Assumed Shares”); and

(viii) As used in this Agreement, the following terms shall have the meanings specified below:

“Cash-Out RSU” means (a) any RSU that is outstanding immediately prior to the Effective Time to the extent vested and unsettled as of immediately prior to the Effective Time (taking into account any acceleration of vesting resulting from the transactions contemplated by this Agreement (alone or in combination with any other event) pursuant to the terms of such RSU as in effect on the date of this Agreement) and (b) any RSU (whether vested or unvested) that is outstanding immediately prior to the Effective Time and is held by any Person who, as of immediately prior to the Effective Time, is a non-employee director, consultant or independent contractor of the Company or any of its Subsidiaries.

“Cash-Out Stock Option” means (a) any Stock Option that is outstanding immediately prior to the Effective Time to the extent vested and unexercised as of immediately prior to the Effective Time (taking into account any acceleration of vesting resulting from the transactions contemplated by this Agreement (alone or in combination with any other event) pursuant to the terms of such Stock Option as in effect on the date of this Agreement), (b) any Stock Option (whether vested or unvested) that was granted pursuant to the 2000 Plan and that is outstanding immediately prior to the Effective Time and (c) any Stock Option (whether vested or unvested) that is outstanding immediately prior to the Effective Time and is held by any Person who, as of immediately prior to the Effective Time, is a non-employee director, consultant or independent contractor of the Company or any of its Subsidiaries.

“Exchange Ratio” means a fraction, the numerator of which is the Merger Consideration and the denominator of which is the average closing price per share of Parent Common Stock on the New York Stock Exchange Composite Transactions Tape on the 20 trading days immediately preceding the date on which the Effective Time occurs.

“Rollover RSU” means any RSU other than a Cash-Out RSU that is outstanding immediately prior to the Effective Time.

“Rollover RSU Holder” means any person who is a holder of Rollover RSUs.

“Rollover Stock Option” means any Stock Option other than a Cash-Out Stock Option that is outstanding immediately prior to the Effective Time.

(b) The adjustments provided in Section 5.04(a)(ii) with respect to any Stock Options that are “incentive stock options” (as defined in Section 422 of the Code) are intended to be effected in a manner that is consistent with Section 424(a) of the Code.

(c) All amounts payable pursuant to this Section 5.04 shall be subject to any required withholding of taxes and shall be paid without interest.

(d) The Company shall take all reasonable steps as may be required to cause the transactions contemplated by this Section 5.04 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the

Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

(e) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that Parent may issue the Assumed Shares after the Effective Time pursuant to the exercise of options or other equity awards granted under the Company Stock Plans or any other plan of Parent or any its Affiliates.

Section 5.05.  Indemnification, Exculpation and Insurance.  (a) Parent and Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of the Company as in effect on the date of this Agreement and set forth in Section 5.05 of the Company Letter shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time, and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation to comply with and honor the foregoing obligations without termination or modification thereof.

(b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if Parent dissolves the Surviving Corporation then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05 and Parent shall cause such successors and assigns to comply with and honor the foregoing obligations without termination or modification thereof.

(c) Parent shall obtain, or cause to be obtained, as of the Effective Time a “tail” insurance policy with a claims period of six years from the Effective Time with respect to directors’ and officers’ liability insurance covering each person currently covered by the Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the Effective Time on terms that are no less favorable than those of such policy of the Company in effect on the date of this Agreement, which insurance shall, prior to the Closing, be in effect and prepaid for such six-year period; provided that in no event shall Parent or the Surviving Corporation be required to pay, with respect to the entire six-year period following the Effective Time, premiums for insurance under this Section 5.05(c) which in the aggregate exceed 300% of the aggregate premiums paid by the Company for the period from July 19, 2010 to, and including, July 18, 2011, for such purpose (which premiums for such period are hereby represented and warranted by the Company to be the amount set forth in Section 5.05(c) of the Company Letter); provided that Parent shall nevertheless be obligated to provide such coverage, with respect to the entire six-year period following the Effective Time, as may be obtained for such 300% amount. For the avoidance of doubt, nothing in this Section 5.05(c) shall require Parent to make expenditures for such insurance coverage exceeding in the aggregate the amount set forth in Section 5.05(c) of the Company Letter. If requested by Parent, the Company shall issue a broker of record letter naming the insurance broker selected by Parent to effect such runoff coverage, and the Company shall provide all cooperation and information reasonably requested by Parent and the selected insurance broker with respect to the procurement of such runoff coverage.

(d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.05 shall not be terminated or modified in such a manner as to adversely affect the rights of any indemnified party to whom this Section 5.05 applies without the prior written consent of such affected indemnified party.

Section 5.06.  Fees and Expenses.  (a) Except as expressly set forth in this Section 5.06, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b) In the event that (i) prior to the Stockholders Meeting a Takeover Proposal has been made to the Company or its stockholders or any person has announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal or a Takeover Proposal otherwise becomes known to the Company or generally known to the stockholders of the Company and thereafter (A) this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii) and (B) prior to the date that is 12 months after such termination, (x) the Company or any of its Subsidiaries enters into an Acquisition Agreement with respect to any Takeover Proposal or (y) any Takeover Proposal is consummated (solely for purposes of this Section 5.06(b)(i)(B), the term “Takeover Proposal” shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to 15% shall be deemed references to 40%) or (ii) this Agreement is terminated by Parent pursuant to Section 7.01(c), then the Company shall pay Parent a fee equal to $56,000,000 (the “Termination Fee”) by wire transfer of same-day funds (A) in the case of a termination by Parent pursuant to Section 7.01(c), within two business days after such termination and (B) in the case of a payment as a result of any event referred to in Section 5.06(b)(i)(B), no later than the first to occur of the events referred to in clauses (x) and (y) above, in each case to an account designated by Parent.

(c) The Company acknowledges that the agreements contained in this Section 5.06 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not have entered into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.06 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.06, the Company shall pay to Parent its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 5.06 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

Section 5.07.  Public Announcements.  The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement, shall be in the form heretofore agreed to by the parties. Parent and Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before making, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such reasonably practicable consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, however, that these restrictions shall not apply to any Company communications regarding any Takeover Proposal or Adverse Recommendation Change.

Section 5.08.  Sub Compliance.  Parent shall cause Sub to comply with all of Sub’s obligations under this Agreement.

Section 5.09.  Certain Pre-Closing Actions.  Prior to the Closing, the Company shall take the actions set forth on Section 5.09 of the Company Letter.

ARTICLE VI

Conditions Precedent

Section 6.01.  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval.  The Stockholder Approval shall have been obtained.

(b) Antitrust.  Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any other approval or waiting period under any other applicable competition, merger control, antitrust or similar Law shall have been obtained or terminated or shall have expired.

(c) No Injunctions or Legal Restraints.  No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, “Legal Restraints”) that has the effect of preventing the consummation of the Merger shall be in effect.

Section 6.02.  Conditions to Obligations of Parent and Sub.  The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained herein that are qualified as to Material Adverse Effect shall be true and correct (as so qualified) in all respects, and all other representations and warranties of the Company contained herein, taken as a whole, shall be true and correct in all material respects (without regard to any materiality qualification contained therein), in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c) No Litigation.  There shall not be pending any claim, suit, action or proceeding brought or threatened by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement, (ii) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective Affiliates of all or any portion of the business or assets or any product of the Company or its Subsidiaries or Parent or its Subsidiaries or to require any such person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate all or any portion of the business or assets or any product of the Company or its Subsidiaries or Parent or its Subsidiaries, in each case as a result of or in connection with the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or any shares of common stock of the Surviving Corporation or any of Parent’s Subsidiaries, including the right to vote Company Common Stock or the shares of common stock of the Surviving Corporation or any of Parent’s Subsidiaries on all matters properly presented to the stockholders of the Company, the Surviving Corporation or any of Parent’s Subsidiaries, respectively, or (iv) seeking to (A) prohibit Parent or any of its Affiliates from effectively controlling in any respect any of the business or operations of the Company or its or Parent’s Subsidiaries or (B) prevent the Company or its or Parent’s Subsidiaries from operating any of their respective businesses in substantially the same manner as operated by the Company and its or Parent’s Subsidiaries prior to the date of this Agreement.

(d) Legal Restraint.  No Legal Restraint that is reasonably likely to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect.

(e) Consents.  Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained all material (individually or in the aggregate) consents, approvals, authorizations, qualifications and orders of all Governmental Entities legally required to effect the Merger.

(f) No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

Section 6.03.  Conditions to Obligation of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Sub contained herein, taken as a whole, shall be true and correct in all material respects (without regard to any materiality qualification contained therein), in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

(b) Performance of Obligations of Parent and Sub.  Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

Section 6.04.  Frustration of Closing Conditions.  None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03, or by such party’s breach of any other provision of this Agreement.

ARTICLE VII

Termination, Amendment and Waiver

Section 7.01.  Termination.  This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained, upon written notice (other than in the case of Section 7.01(a) below) from the terminating party to the non-terminating party specifying the subsection of this Section 7.01 pursuant to which such termination is effected:

(a) by mutual written consent of Parent, Sub and the Company;

(b) by either Parent or the Company, if:

(i) the Merger shall not have been consummated by the date that is six months from the date of this Agreement (the “Termination Date”) for any reason;

(ii) any Legal Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

(iii) the Stockholders Meeting shall have been held and the Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof;

(c) by Parent, in the event the Company has delivered an Adverse Recommendation Change Notice or an Adverse Recommendation Change has occurred;

(d) by Parent, if (i) the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured by the Company by the date that is 30 business days after such breach or failure or, if capable of being cured by the Company by such date, the Company does not commence to cure such breach or failure within 10 business days after its receipt of written notice thereof from Parent and diligently pursue such cure thereafter, or (ii) if any Legal Restraint having any of the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect and shall have become final and nonappealable; or

(e) by the Company, if Parent shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (ii) is incapable of being cured by Parent or Sub by the date that is 30 business days after such breach or failure or, if capable of being cured by Parent or Sub by such date, Parent or Sub, as the case may be, does not commence to cure such breach or failure within 10 business days after its receipt of written notice thereof from the Company and diligently pursue such cure thereafter.

Section 7.02.  Effect of Termination.  In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(v), the last sentence of Section 5.02(a), Section 5.06, this Section 7.02 and Article VIII and except for any material, intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement (which material breach and liability therefor shall not be affected by termination of this Agreement or any payment of the Termination Fee pursuant to Section 5.06(b)).

Section 7.03.  Amendment.  This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval has been obtained; provided, however, that after the Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 7.04.  Extension; Waiver.  At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the Stockholder Approval has been obtained, there shall be made no waiver that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party which specifically sets forth the terms of such extension or waiver. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE VIII

General Provisions

Section 8.01.  Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 8.02.  Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by facsimile, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 8.02):

if to Parent or Sub, to:

International Business Machines Corporation
New Orchard Road
Armonk, NY 10504
Facsimile: (914) 499-7803

Attention:	Elias Mendoza
Vice President, Corporate Development

with a copy to:

International Business Machines Corporation
New Orchard Road
Armonk, NY 10504
Facsimile: (914) 499-6006

Attention:	Gregory C. Bomberger
Vice President and Assistant
General Counsel, Corporate Development

and with a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Facsimile: (212) 474-3700

Attention:	Scott A. Barshay, Esq.
George F. Schoen, Esq.

if to the Company, to:

Netezza Corporation
26 Forest Street
Marlborough, MA 01752
Facsimile: (508) 382-8248

Attention:	Corey C. DuFresne
Vice President, General Counsel & Secretary

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Facsimile: (617) 526-5000

Attention:	Hal J. Leibowitz, Esq.
David A. Westenberg, Esq.

Section 8.03.  Definitions.  For purposes of this Agreement:

(a) “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person;

(b) as it relates to the Company, “knowledge” means, with respect to any matter in question, the actual knowledge (after reasonable inquiry of the officer of the Company who has primary responsibility for the subject matter in question if such officer is not listed in Section 8.03(b) of the Company Letter) of any officer or employee of the Company identified in Section 8.03(b) of the Company Letter;

(c) “Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence, that, individually or in the aggregate, is reasonably likely to result in a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (i) general, legal, market, economic or political conditions affecting the industry in which the Company operates, provided that such conditions do not disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company operates; (ii) changes affecting general worldwide economic or capital market conditions (including changes in interest or exchange rates), provided that such changes do not disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company and its Subsidiaries operate; (iii) the pendency or announcement of this Agreement or the anticipated consummation of the Merger, including, without limitation, any reaction of any customer, employee, supplier, reseller, partner or other constituency to the identity of Parent or any of the transactions contemplated by this Agreement; (iv) any suit, claim, action or proceeding that does not have a reasonable likelihood of success on the merits, whether commenced or threatened, which asserts allegations of a breach of fiduciary duty relating to this Agreement, violations of securities Laws in connection with the Proxy Statement or otherwise in connection with any of the transactions contemplated by this Agreement; (v) any decrease in the market price or trading volume of the Company Common Stock (it being understood that the underlying cause or causes of any such decrease may be deemed to constitute, in and of itself or themselves, a Material Adverse Effect and may be taken into consideration when determining whether there has occurred a Material Adverse Effect, in each case unless such underlying cause or causes are otherwise specifically excluded under this definition); (vi) the Company’s failure to meet any internal or published projections, forecasts or other predictions or published industry analyst expectations of financial performance (it being understood that the underlying cause or causes of any such failure may be deemed to constitute, in and of itself or themselves, a Material Adverse Effect and may be taken into consideration when determining whether there has occurred a Material Adverse Effect, in each case unless such underlying cause or causes are otherwise specifically excluded under this definition); (vii) any change in GAAP or applicable Laws which occurs or becomes effective after the date of this Agreement; (viii) actions or omissions of the Company or any of its Subsidiaries taken with the prior written consent of Parent; and (ix) any natural disaster, any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world to the extent they do not disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company operates;

(d) “person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, Governmental Entity or other entity; and

(e) a “Subsidiary” of any person means any other person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other person are, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other person is, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

Section 8.04.  Exhibits; Interpretation.  The headings contained in this Agreement or in any Exhibit hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section, Subsection or Exhibit, such reference shall be to a Section or Article of, or an Exhibit to, this Agreement unless otherwise indicated. For all purposes hereof, the terms “include”, “includes” and “including” shall be deemed followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”. For purposes of the third and fourth paragraphs of Section 4.02, the word “binding” shall mean binding and subject to acceptance by the Company without revocation. Except as otherwise provided, any information “made available” to Parent by the Company or its Subsidiaries shall include only that information contained in such documents stored on the hard disk reflecting the contents of that certain virtual data room maintained by the Company through Bowne & Co., Inc. and that Parent’s representatives have been granted access to as of 6:00 p.m., New York City time, on September 19, 2010, a copy of which shall be provided to Parent as promptly as practicable following the date of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

Section 8.05.  Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.06.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (a) together with the Exhibits hereto and the Company Letter, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement, provided, however, that if the Company enters into a confidentiality agreement with a person making a Takeover Proposal in accordance with Section 4.02(a) which does not contain a “standstill” provision substantially similar to that contained in Section 7 of the Confidentiality Agreement, then the Company shall be deemed to have waived Section 7 of the Confidentiality Agreement, and (b) except for the provisions of Section 5.05, is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third party beneficiaries or otherwise.

Section 8.07.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

Section 8.08.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

Section 8.09.  Consent to Jurisdiction; Service of Process; Venue.  Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or the Merger or any other transaction contemplated by this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Merger or any of the other transactions contemplated by this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.10.

Section 8.11.  Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) any party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.12.  Consents and Approvals.  For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing and executed and delivered to the other parties by a person duly authorized by such party to do so.

Section 8.13.  Severability.  If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

by	/s/ Elias Mendoza
Name:   Elias Mendoza
Title:     VP, Corporate Development

ONYX ACQUISITION CORP.,

by	/s/ Jeff Doyle
Name:   Jeff Doyle
Title:     Director, Corporate Development

NETEZZA CORPORATION,

by	/s/ James P. Baum
Name:   James P. Baum
Title:     President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

SURVIVING CORPORATION

ARTICLE I

The name of the corporation (hereinafter called the “Corporation”) is Netezza Corporation.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock having the par value of $0.01 per share.

ARTICLE V

The number of directors of the Corporation shall be fixed from time to time by the Board of Directors of the Corporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

Unless and except to the extent that the Bylaws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VIII

To the fullest extent from time to time permitted by law, no director of the Corporation shall be personally liable to any extent to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.

ARTICLE IX

Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted from time to time by applicable law. Any repeal or modification of this Article IX shall not adversely affect any right to indemnification of any person existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

Annex B

September 19, 2010

The Board of Directors
Netezza Corporation
26 Forest Street
Marlborough, MA 01752

Members of the Board:

We understand that Netezza Corporation (the “Company”), International Business Machines Corporation (“Parent”) and Onyx Acquisition Corp., a wholly owned subsidiary of Parent (“Sub”), have entered into an Agreement and Plan of Merger, dated as of September 19, 2010 (the “Merger Agreement”), which provides, among other things, for the merger of Sub with and into the Company (the “Merger”). Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock (i) that are owned as treasury stock by the Company or owned by Parent or Sub immediately prior to the effective time of the Merger or (ii) as to which dissenters’ rights have been perfected, will be converted into the right to receive $27.00 in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Company Common Stock, other than Parent or any affiliate of Parent, (the ‘‘Holders”), pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed the Merger Agreement and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain financial projections and operating data prepared by the management of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company. We also reviewed the historical market prices and trading activity for Company Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other publicly-traded companies comparable with the Company and its securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. In addition, we

B-1

have relied, without independent verification, upon the assessments of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services payable upon rendering of this opinion. We will also receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Qatalyst and its affiliates and the Company or Parent pursuant to which compensation was received by Qatalyst or its affiliates; however Qatalyst and its affiliates may in the future provide investment banking and other financial services to the Company or Parent and their respective affiliates for which we would expect to receive compensation.

Qatalyst provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how any Holder should vote with respect to the Merger or any other matter and does not in any manner address the prices at which Company Common Stock will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the Holders pursuant to the Merger Agreement and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to such consideration.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the Holders pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

Yours faithfully,

QATALYST PARTNERS LP

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Annex C

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.

Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on November 9, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com/NZ • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • From outside these areas, call 1-781-575-2300 on a touchtone telephone. Standard toll rates apply. • Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against Abstain 1. The proposal to adopt the Agreement and Plan of Merger, dated as of September 19, 2010, by and among International Business Machines Corporation, a New York Corporation (“IBM”), Onyx Acquisition Corp., a Delaware corporation and wholly owned subsidiary of IBM, and Netezza, as such agreement may be amended from time to time. 2. The proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting. Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — November 10, 2010 The undersigned, revoking all prior proxies, hereby appoints James Baum, Patrick J. Scannell, Jr., and Corey C. DuFresne and each of them acting singly, with full power of substitution, as proxies to represent and vote as designated hereon, all shares of common stock of Netezza Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m. (local time) and at any postponement or adjournment thereof. None of the following proposals is conditioned upon the approval of any other proposal. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote your shares over the Internet or by telephone, please do not return your proxy card. IN THEIR DISCRETION, EACH OF THE PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS, FOR SUCH PROPOSAL, PROVIDED THAT IF THIS PROXY IS SPECIFICALLY MARKED AGAINST PROPOSAL 1 IT WILL NOT BE VOTED FOR PROPOSAL 2 UNLESS IT IS SPECIFICALLY MARKED FOR PROPOSAL 2. ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING OR VOTES IN PERSON AT THE SPECIAL MEETING. UNLESS VOTING YOUR SHARES OVER THE INTERNET OR BY TELEPHONE, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.